UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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RANGE RESOURCES CORPORATION

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RANGE
RESOURCES®

RANGE RESOURCES CORPORATION
Notice of 2019 Annual Meeting

Range Resources Corporation Proxy Statement

Annual Meeting

Wednesday, May 15, 2019
8:00 a.m. Central Time

Meeting Hours:

Registration: 7:00 am
Meeting: 8:00 am

Please vote promptly by:

TELEPHONE	INTERNET	MAIL
		marking, signing and returning your proxy or voting instruction card

Range Resources Corporation 100 Throckmorton Street Suite 1200 Fort Worth, Texas 76102	Greg G. Maxwell Chairman of the Board

Dear Fellow Stockholders,

On behalf of the entire Range Resources Board of Directors (the “Board”), I would like to thank all of our stockholders for your continued support.

I invite you to join the Board, leadership team, employees and your fellow stockholders at our 2019 Annual Meeting of Stockholders (the “Annual Meeting”). The meeting will take place at the Worthington Renaissance Hotel, Bur Oak Room, 200 Main Street, in Fort Worth Texas 76102 on Wednesday, May 15, 2019 at 8:00 a.m. Central Time. The attached Notice of 2019 Annual Meeting of Stockholders and Proxy Statement provide information about the business we plan to conduct.

Executing on Strategy. Our corporate strategy remains unchanged and clear. We aim to build stockholder value through returns-focused development of both reserves and production, measured on a per share debt-adjusted basis. We expect to execute this strategy by generating free cash flow and self-funding capital investments.

In 2018, we continued to position Range for long-term, profitable growth, irrespective of the oil and gas price environment. During the year, we achieved production growth of 10% from 2017, our proved reserves were 18.1 Tcfe (an increase of 18% when compared to 2017) and capital spending was 3% lower than our original 2018 budget.

Engaging with Stockholders. We value the perspectives and opportunity to engage with our stockholders. In 2018, members of our Board and management team conducted outreach to stockholders representing 60% of our shares outstanding. We appreciated the diverse perspectives of our stockholders and the feedback provided in these conversations on topics which included executive compensation, risk oversight, board refreshment and composition, sustainability and governance practices, all of which was shared with the full Board. The feedback gained over the course of these discussions informed and contributed to recent changes made to our compensation program, board membership as well as the creation of our first-ever Corporate Sustainability Report. We look forward to continued engagement on these important topics in the coming year.

Board Refreshment, Leadership and Responsiveness. The Board is committed to taking a considered and thoughtful approach to our company’s leadership structure, Board composition and refreshment. Since last year’s meeting, we have taken a number of steps that are responsive to stockholder feedback which we believe will ensure that our Board is well-positioned to oversee the strategic direction of the company, including:

•	Splitting the role of Chairman and CEO;

•	Bringing new perspectives onto the Board through refreshment by reducing the size of our board through retirement as well as adding a new Board member, Steve Gray, the founder and former director and Chief Executive Officer of RSP Permian; and

•	Continuing to seek diverse candidates to join our Board to ensure that we have the right mix of viewpoints and experience to shape our oversight capacity.

Your vote is very important. Whether or not you plan to attend the Annual Meeting and no matter how many shares you own, we encourage you to vote promptly. You may vote by telephone or over the Internet or by completing, signing, dating and returning the enclosed proxy card.

Thank you for your continued investment in Range.

Sincerely yours, Greg G. Maxwell Chairman of the Board April 5, 2019

RANGE RESOURCES CORPORATION - 2019 Proxy Statement    iii

Notice of 2019 Annual Meeting of Stockholders

To the Stockholders of Range Resources Corporation:

The 2019 Annual Meeting of Stockholders of Range Resources Corporation (the “Annual Meeting” or the “Meeting”), a Delaware corporation (“Range” or the “Company”), will be held at The Worthington Renaissance Hotel, Bur Oak Room, 200 Main Street, Fort Worth, Texas on Wednesday, May 15, 2019 at 8:00 a.m. Central Time.

The purposes of the meeting, as more fully described in the attached Proxy Statement, are:

•	To elect the eight nominees named in the attached Proxy Statement to our Board of Directors, each for a term expiring at the 2020 annual meeting or when their successors are duly elected and qualified;
•	To consider and vote on a non-binding proposal to approve our executive compensation philosophy (“say on pay”);
•	To consider and vote on a proposal to adopt the Company’s 2019 Equity-Based Compensation Plan;
•	To consider and vote on a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm as of and for the fiscal year ending December 31, 2019; and
•	To transact any other business properly brought before the meeting.

This notice is being sent to holders of our common stock of record at the close of business on March 22, 2019. Each such holder has the right to vote at the Meeting or any adjournment or postponement. The list of stockholders entitled to vote at the Meeting will be open to the examination of any stockholder for any purpose relevant to the Meeting during normal business hours for ten days before the Meeting at our Fort Worth offices. The list will also be available during the Meeting for inspection by stockholders.

MacKenzie Partners, Inc. has been retained to assist us in the process of obtaining your proxy. If you have any questions regarding the Meeting or require assistance in voting your shares, please contact them at 800-322-2885 or call them collect at 212-929-5500.

Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy and return it in the envelope provided or you may vote online at www.proxyvote.com using the control number printed on the proxy. You may revoke your proxy at any time before its exercise and, if you are present at the Meeting, you may withdraw your proxy and vote in person.

By Order of the Board of Directors

David P. Poole

Corporate Secretary

April 5, 2019

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RANGE RESOURCES CORPORATION - 2019 Proxy Statement    vii

RANGE RESOURCES CORPORATION - 2019 Proxy Statement    viii

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider and you should read the entire proxy statement carefully before voting. For more complete information regarding our 2018 performance, please review our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

We Want to Hear From You — Vote Today

It is important that you vote. Please carefully review the proxy materials for the 2019 Annual Meeting and follow the instructions below to cast your vote on all of the voting matters.

Voting Matters and Board Recommendations

Advance Voting Methods

Even if you plan to attend the 2019 Annual Meeting in person, please vote right away using one of the following advance voting methods (see page 68 for additional details). Make sure to have your proxy card or voting instruction forms in hand and follow the instructions.

You can vote in advance in one of three ways:

Visit the website listed on your proxy card/voting instruction form to vote VIA THE INTERNET

Call the telephone number on your proxy card/voting instruction form to vote BY TELEPHONE

Sign, date and return your proxy card/voting instruction form in the enclosed envelope to vote BY MAIL

RANGE RESOURCES CORPORATION - 2019 Proxy Statement    1

Voting at our 2019 Annual Meeting of Stockholders

All stockholders of record may vote in person at the 2019 Annual Meeting, which will be held on Wednesday, May 15, 2019 at 8:00 a.m., local time, at The Worthington Renaissance Hotel, Bur Oak Room, 200 Main Street, Fort Worth, Texas. If you require directions to attend the meeting in person, please contact our Investor Relations team at (817) 869-4267. Beneficial owners may vote in person at the meeting but ONLY IF THEY HAVE A LEGAL PROXY, as described in the response to question 2 on page 68 of “Proxy Materials and Voting Information.”

Corporate Governance Highlights

The Board is committed to strong corporate governance policies and practice and continually evolving best practices in governance and seeks input on governance matters from Range’s stockholders. Range’s corporate governance highlights, which are discussed in more detail beginning on page 17, include:

Independent board committees – Audit, Compensation and Governance and Nominating;

Independent Chairman;

Committee Charters;

Independent Directors meet regularly without management;

Regular board and committee self-evaluation process;

Strong code of ethics;

Annual election of all directors;

Majority Vote Standard – No supermajority voting requirement;

Stockholders have the right to call special meetings;

Stockholders may take action by written consent;

Stockholders right to proxy access;

Number of Board Meetings in 2018: 13;

Standing Board Committee Meetings in 2018; Audit (5); Compensation (9); Governance and Nominating (4)

88% of Director Nominees are independent; and

There is at least one opportunity, on an annual basis, for at least five of the then-ten-largest stockholders to meet with two or more independent directors.

Engagement and Responsiveness to Stockholders

Management and, in many cases, independent directors conduct regular outreach to gather feedback on our business strategy, corporate governance, executive compensation and sustainability oversight. We maintain a process for stockholders and interested parties to communicate with the Board. Stockholders and interested parties may write or call our Board as provided below:

WRITE	CALL	EMAIL	ATTEND

Corporate Secretary	Investor Relations	ir@rangeresources.com	Range Annual Meeting
Range Resources Corporation	817-869-4267
100 Throckmorton Street,
Suite 1200
Fort Worth, TX 76102

We are committed to a robust stockholder engagement program. The Board values our stockholders’ perspectives and feedback. These meetings are designed to better understand how our stockholders perceive Range and to provide our investors an opportunity to discuss matters that they think deserve attention. We solicit feedback from institutional investors including asset managers and the proxy advisory firms. In 2018, we reached out to 60% of our ownership and offered a call or in person meeting. A cross functional team of senior members from our investor relations, regulatory and governmental affairs teams, along with one or more of our independent directors met with those investors that accepted our invitation.

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Topics Discussed with Stockholders and Actions Taken

Board Refreshment, Structure and Diversity

Investors were generally supportive of our current approach and were particularly supportive of the board’s refreshment practices. Many investors also expressed interest in making sure the board maintains its focus on diversity and fostering a wide range of perspectives as part of its ongoing refreshment process. We have enhanced our disclosures throughout the proxy statement based on feedback we received.

Executive Compensation

Our compensation program was the most discussed topic. In most cases, investors supported the recent changes made to our executive compensation program including adding new metrics and tightening targets, which are discussed in more detail below.

Specific 2018/2019 changes made to compensation program included:

•	Tightened targets for both finding and development costs and drilling rate of return for the 2019 Annual Cash Incentive Awards;

•	CEO and CFO grant mix remained 60% Performance-Based Restricted Stock and 40% Time-Based Restricted Stock;

•	Increased the weighting of the qualitative measure addressing health, safety and environmental performance to 20%;

•	Added a new Annual Cash Incentive metric defined as absolute reduction in debt.

•	CEO base salary held constant for the last five years;

•	Applied 23% negative discretion ($454,000 less than the formulaically determined award) to the CEO 2018 Annual Cash Incentive;

•	Applied negative discretion to the CEO’s Long-Term Equity Incentive in 2019; and

•	CEO Long-Term Incentive Equity Award granted declined 6% from 2018 to 2019;

Specific 2017/2018 changes to the compensation program included:

•	Increased performance-based restricted stock component of long-term equity incentive awards from 50% to 60%;

•	No payout of performance-based restricted stock below the 50th payout percentage;

•	Tightened Annual Cash Incentive Award performance targets for finding & development cost and drilling rate of return;

•	Added a new Annual Cash Incentive qualitative measure addressing health, safety, and environmental performance; and

•	Established a new peer group composed of smaller sized companies with operating characteristics more closely aligned to the Company;

•	Appointed a new Compensation Committee Chairperson and changed Committee composition;

•	Engaged Longnecker & Associates as our independent compensation consultant who has extensive industry experience;

•	CEO total compensation declined 12% from 2016 to 2017;

•	Held Base Salary flat for the fourth consecutive year;

•	Applied 31% negative discretion to the 2017 CEO Annual Cash Incentive (paid in March 2018), $443,000 less than the formulaically determined award;

•	Applied negative discretion to Long-Term Equity Incentives in both 2017 and 2018;

•	CEO Long-Term Incentive Equity Awards granted declined 12% from 2016 to 2017 and declined 13% from 2017 to 2018.

Environmental, Social and Governance (ESG)

Our investors are interested in how Range approaches the risks and opportunities of sustainable business practices and how we integrate sustainability into our business objectives and corporate culture. In these meetings, we described the topics we expect to cover in our upcoming Corporate Sustainability Report, which will be available on our company website. The feedback we received in these meetings provided valuable input which helped shape the topics covered and the content of our report including emissions reduction, water management, our commitment to safety and our focus on being an engaged citizen.

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Board Nominees and Current Committee Memberships (pages 13-16)

				Committee Membership
						Governance
		Director				and
Name	Age	Since	Principal Occupation	Audit	Compensation	Nominating	Dividend
Brenda A. Cline Independent	58	2015	Chief Financial Officer, Treasurer and Secretary of the Kimbell Art Foundation	Chair
Anthony V. Dub Independent	69	1995	Chairman of Indigo Capital, LLC
James M. Funk Independent	69	2008	Former Senior Vice President of Equitable Resources			Chair
Steve D. Gray Independent	59	2018	Former Chief Executive Officer of RSP Permian Inc.
Christopher A. Helms Independent	65	2014	President and Chief Executive Officer of Rocky Mountain Crude Oil, LLC
Greg G. Maxwell Independent Chairman	62	2015	Former Executive Vice President, Finance and Chief Financial Officer of Phillips 66				Chair
Steffen E. Palko Independent	68	2016	Associate Professor at Texas Christian University. Former Co-Founder of XTO Energy, Inc.		Chair
Jeffrey L. Ventura	61	2005	Chief Executive Officer and President of Range Resources Corporation

Board Refreshment

The Governance and Nominating Committee regularly evaluates the size and composition of the Board and continually assesses whether the composition appropriately relates to our strategic needs which changes as our business environment evolves. The Governance and Nominating Committee believes that annual board evaluations are a critical tool in assessing the effectiveness of the Board, its committee and its directors. The Governance and Nominating Committee considers the format of this evaluation process annually which, in recent years, has included anonymous questionnaires, one-on-one director interviews and the assistance of our counsel. When conducting its review of the appropriate skills and qualifications of desired directors, the Governance Committee considers diversity of skills, gender, age and ethnicity. As shown below, the Board balances interests in continuity with the need for fresh perspectives and diversity that board refreshment and director succession planning can provide.

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Additional Board Composition Highlights

Key Qualifications

The following are some of the key qualifications and skills of our Board.

	CEO/Senior		Financial	Banking/	Commodity/
	Officer	Industry	Reporting	Finance	Marketing	Geoscience/
	Experience	Experience	Experience	Experience	Experience	Engineering	Technology
Brenda A. Cline
Anthony V. Dub
James M. Funk
Steve D. Gray
Christopher A. Helms
Greg G. Maxwell
Steffen E. Palko
Jeffrey L. Ventura

The lack of a mark for a particular item does not mean that the director does not possess that qualification, skill or experience. We look to each director to be knowledgeable in these area; however, the mark indicates that the item is a particularly prominent qualification, characteristic, skill, or experience that the director brings to the Board.

The Board considers the following competencies when evaluating director nominees and board composition as a whole. The Board believes that a mix of these skills and qualifications provides the composition necessary to effectively oversee the Company’s execution of its strategy.

CEO/Senior Officer experience. We believe individuals with CEO experience have valuable insight and a practical understanding of organizations, processes, strategy and risk and risk management. Through service as top leaders at other organizations, directors with CEO or senior officer experience bring valued perspectives on common issues affecting publicly traded companies such as Range.

Industry experience. We believe that experience as an executive, director or other leadership position in the energy industry is an important qualification for service on the Board. Individuals with specific industry experience bring pertinent background and knowledge to the Board, providing valuable perspective on issues specific to the Company’s business.

Financial reporting/finance/banking experience. The Company measures its operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and robust auditing are critical to the Company’s success. As a result, we believe it is important that directors have finance and financial reporting experience. We seek to have multiple directors who qualify as audit committee financial experts. In addition, we also believe it is important to have knowledge in capital markets, both debt and equity. We also expect all of our directors to be financially knowledgeable.

Commodity/Marketing/Geoscience/Engineering experience. We believe that experience in these particular areas enables valuable perspectives on our operations and issues specific to our business. Individuals with an understanding in these areas bring background and experience to their duties that increase their effectiveness.

Technology. Experience in information technology helps us pursue and achieve our business objectives. Leadership and understanding of areas such as cybersecurity risk, cloud computing and other areas of technology add exceptional value to our Board.

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2018 Business Highlights

In 2018, Range continued its mission to position itself for long-term profitable growth irrespective of the commodity price environment, for the long-term benefit of our stockholders. We also advanced with our strategy of developing inventory at a competitive cost through continuous improvement and limiting capital spending to at or below cash flow. Highlights of our operational, strategic and financial achievements are provided below.

Executive Compensation Overview

The Compensation Committee believes that a program weighted toward variable, at risk compensation helps align the interest of management and stockholders toward incentivizing long-term sustainable growth. The chart below illustrates our CEO’s 2018 at risk compensation. A significant portion of reported compensation is an incentive for future performance and realized only if Range meets certain performance measures. We believe the alignment of interest with our stockholders is best reflected in realizable pay as shown on the table on page 8, which depicts our CEO’s “At-Risk” pay using our year-end stock price.

(1)	Amounts shown reflect salary paid in 2018, Annual Cash Incentive Award for 2018, which was paid in 2019 based on 2018 performance and the grant date fair value of Long-Term Incentive Awards granted in 2018.

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To better align CEO compensation with stock performance, the Annual Cash Incentive for 2018 (paid in March 2019) included negative discretion exercised by the Compensation Committee in the form of a reduction to the award for our CEO of $454,000 or a 23% reduction of the total payout achieved compared to the formulaically determined award. The tables below detail our CEO compensation decisions for 2017, 2018 and 2019 (in thousands):

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Changes to the Compensation Program in Effect for 2018

Effective for the 2018 compensation period, the Compensation Committee:

•	Moved determination of base salary and long-term incentive grants from May to March to allow for disclosure in the current year proxy;
•	Changed long-term incentive grant mix to 60% Performance-Based Stock and 40% Time-Based Performance Stock;
•	Added a new leverage metric for Annual Cash Incentive Awards, which is defined as debt divided by EBITDAX;
•	Added a new qualitative measure addressing health, safety and environmental performance, with a weighting of 15%, to the Annual Cash Incentives Award mix (increased to 20% for 2019);
•	Tightened targets for both finding and development costs and drilling rate of return for the 2018 Annual Cash Incentive Awards;
•	Determined, for the fourth year in a row, not to increase NEO base salary based on compensation analysis compared to the Compensation Peer Group;
•	Reduced the amount of Long-term Incentive Award values compared to amounts granted in 2017;
•	Adjusted the maximum payout percentage for Performance-Based Restricted Stock from 150% to 200%, with no payout below the 50% payout percentage.

Changes to the Compensation Program in Effect for 2019

Effective for the 2019 compensation period, the Compensation Committee:

•	Added a new leverage metric defined as absolute debt reduction;
•	Tightened leverage target;
•	Tightened targets for finding and development costs and drilling rate of return for the 2019 Annual Cash Incentive Awards;
•	Determined for the fifth year in a row not to increase CEO base salary; and
•	Reduced the amount of Long-term Incentive Award values for the CEO compared to amounts granted in 2018 and 2017.

Pay For Performance

Our executive compensation programs deliver payments aligned with performance achieved and are designed in a way that our performance impacts the realizable pay of our Named Executive Officers (“NEOs”). These graphics emphasize the realizable value of Mr. Ventura’s compensation is strongly aligned with stockholder value. As demonstrated below, the value actually received by our CEO can differ substantially from the grant date value (or values calculated and reported in the Summary Compensation Table (“SCT”) and related proxy tables as required by the U.S. Securities and Exchange Commission).

The chart above compares reported pay and realizable pay for 2016, 2017 and 2018. The amounts include each direct compensation element, ie., salary, actual bonus paid for each year’s performance, the year-end value of restricted stock granted and an estimated prevailing value of performance awards. The ultimate value of stock-based awards will depend on our future stock price performance, our total shareholder return relative to a defined group of our peers and our performance compared to production and reserve growth per share (debt adjusted.)

Status of Previously Granted Performance-Based Restricted Stock Awards

In May 2015, the Compensation Committee granted long-term incentive awards to the NEOs, which were allocated 50% Restricted Stock and 50% Performance-Based Restricted Stock based on a comparative performance of our common stock measured against a predetermined group of peer companies (“TSR-PSUs”), each of which was equivalent to one share of common stock. The TSR-PSUs awards granted in 2015 were payable in shares of common stock from zero to 150% of the target number granted. The performance period began May 2015 and ended May 2018. In May 2018 the Compensation Committee certified Range’s TSR over the performance period, which resulted in a payout of 36% of the award.

Important Dates for 2020 Annual Meeting of Stockholders (page 67)

Stockholders proposals submitted for inclusion in our 2020 proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) must be received by us no later than December 7, 2019.

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PROXY STATEMENT

We are furnishing you this proxy statement to solicit proxies to be voted at the 2019 Annual Meeting of Stockholders of Range Resources Corporation. The meeting will be held at The Worthington Renaissance Hotel, Bur Oak Room, 200 Main Street, Fort Worth, Texas 76102 on May 15, 2019 at 8:00 a.m. Central Time. The proxies also may be voted at any adjournment or postponements of the meeting.

The mailing address of our principal office is 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102. We are first furnishing these proxy materials to stockholders on April 5, 2019.

All properly executed written proxies and all properly completed proxies submitted by telephone or internet that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.

Only owners of record of shares of Range common stock (“Common Stock”) as of the close of business on March 22, 2019, the record date, are entitled to notice of and to vote at the meeting or any adjournments or postponements of the meeting. Each owner of Common Stock on the record date is entitled to one vote for each share of Common Stock held. On March 22, 2019, there were 251,136,936 shares of Common Stock issued and outstanding.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2019.

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2018 are available at www.rangeresources.com.

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PROPOSAL 1	ELECTION OF DIRECTORS

Nomination and Election of Directors Nominated by the Board

All of our directors are elected to a single year term. As a result, the current term of all our directors expires at the 2019 Annual Meeting. Based on the recommendation received from the Governance and Nominating Committee, our Board of Directors proposes that each of the nominees, all of whom are currently serving as directors, be elected for a new term expiring at the 2020 annual meeting or when their successors are duly elected and qualified. Each of the nominees has agreed to serve if elected. If any one of them becomes unavailable to serve as a director, our Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by our Board. Our Board does not presently contemplate that any of the nominees will become unavailable for election. Alan Finkelson, who served as a director since 1994, retired from the Board effective December 31, 2018. As a result, the size of the Board was reduced to eight members. The Company and our directors extend their sincere appreciation for his dedicated service as a member of Range’s Board. Mr. Dub has informed the Board he will not stand for re-election in 2020.

Required Vote and Recommendation

Because it is an uncontested election of directors, each nominee must receive more votes “for” the nominee than votes cast “against” the nominee in order for the nominee to be elected to the Board of Directors. Under our by-laws, in the event a candidate for the Board does not receive more “for” votes than votes “against,” the candidate’s resignation from the Board will be considered by the Governance and Nominating Committee. A properly executed proxy marked “Abstain” with respect to the election of one or more of our directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether a quorum is present. Uninstructed shares are not entitled to vote on this proposal; therefore, broker non-votes will not affect the outcome of this proposal. Proxies cannot be voted for a greater number of persons than the number of nominees named. The reasons described at the end of each biographical summary for each nominee that discusses the skills, qualifications and attributes of such candidates, led the Governance and Nominating Committee to recommend such persons for election to the Board. In the event of a contested election of directors, a nominee would be required to receive a plurality of the votes of the holders of shares of our common stock present in person or by proxy and entitled to vote at the meeting. Under our by-laws, an “uncontested election” is an election in which the number of nominees for director is not greater than the number to be elected and a “contested election” is an election in which the number of nominees for director is greater than the number to be elected.

The Board of Directors recommends a vote FOR all of the nominees

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Director Qualifications

Our Corporate Governance Guidelines contain criteria that apply to nominees recommended by the Governance and Nominating Committee for positions on our Board. Under these criteria, members of our Board should:

•	have high professional and personal ethics and values;
•	have broad experience in management, policy-making and/or finance;
•	commit to enhancing stockholder value;
•	have sufficient time to carry out their duties and to provide insight and practical wisdom based on their experience and knowledge;
•	limit their service on other boards of other public companies to a number that permits them, given their individual circumstances, to perform their expected duties; and
•	represent the interests of all stockholders.

Our Board prefers to have a reasonable number of directors who have experience within the oil and gas industry. Our Board has also adopted a policy with regard to the consideration of diversity in the selection of candidates for the Board of Directors and that policy has been included in the Governance and Nominating Committee’s charter.

Consideration of Stockholder Nominees for Director

The policy of our Governance and Nominating Committee is to consider stockholder nominations for director candidates as described below under “Identifying and Evaluating Board Nominees for Directors.” In evaluating such nominations and in evaluating the composition of the Board, our Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on our Board and to address the membership criteria set forth above under “Director Qualifications” including diversity. Any stockholder nominations proposed for consideration by our Governance and Nominating Committee should include the nominee’s name and qualifications for Board of Directors membership, meet the requirements set forth in our by-laws and should be addressed to: Corporate Secretary, Range Resources Corporation, 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102.

Identifying and Evaluating Board Nominees for Directors, including Diversity Considerations

Our Governance and Nominating Committee uses a variety of avenues to identify and evaluate director nominees. The Committee regularly assesses the appropriate size of our Board and whether any vacancies are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, our Governance and Nominating Committee considers various potential candidates for the Board. Candidates may come to the attention of the Committee through current Board members, stockholders or other persons. Candidates may be evaluated at regular or special meetings of the Committee and may be considered at any point during the year.

The Board ensures refreshment and continued effectiveness through evaluation, nomination and other policies, processes and practices. For example:

•	The Governance and Nominating Committee annually reviews with the Board the qualifications for Board members and the composition of the Board as a whole.
•	The Governance and Nominating Committee annually reviews each directors continuation on the Board and makes recommendations to the full Board.
•	Each committee member performs an annual self-assessment and the Governance and Nominating Committee oversees an annual self-assessment of the full Board.

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The Committee also considers any stockholder nominations for candidates for our Board. Following verification of the stockholder status of persons proposing candidates, recommendations are provided to and considered by our Governance and Nominating Committee at a regularly scheduled meeting, which is generally the first or second meeting before the issuance of the proxy statement for our annual meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to our Governance and Nominating Committee. Our Governance and Nominating Committee also reviews materials provided by other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, our Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on our Board of Directors and evaluates the experience, skills, abilities and qualifications of each candidate and considers the diversity of the current members of the Board. Our Governance and Nominating Committee has in the past used a paid third-party to identify potential directors and if it does engage such third party, it is committed to having any such third party seek candidates from both traditional and non-traditional candidate pools, regardless of gender, ethnicity or national origin, as part of the Board’s commitment to consideration of diversity as described in the Company’s Corporate Governance Guidelines and the Committee’s charter. The Governance and Nominating Committee annually assesses the effectiveness of the Company’s diversity policy in connection with the selection of individual candidates for election or re-election to the Board.

Proxy Access

In response to a stockholder proposal submitted to a vote of the Company’s stockholders in May 2015, the Company’s Board of Directors adopted provisions of the Company’s By-Laws to allow a stockholder or group of stockholders that meet certain criteria and requirements to nominate candidates for election to the Board and have such persons included in the Company’s proxy statement. The basic requirements to be met in order to submit a candidate for election to the Board utilizing proxy access are that a stockholder or group of stockholders comprised of no more than 20 unaffiliated stockholders must have owned at least 3% of the outstanding common stock of the Company for at least 3 years in order to submit a nominee. The maximum number of nominees is 20% of the Board or 2, whichever is greater. If you wish to utilize the Company’s proxy access process, you must submit the information required under the By-Laws to the Company not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the first anniversary of the date that the Company first distributed its proxy statement to stockholders for the previous year’s Annual Meeting (i.e. April 5, 2019). Copies of the Company’s By-laws are available on the Company’s website at www.rangeresources.com or upon request addressed to the Company’s Corporate Secretary. Any questions regarding the Company’s proxy access procedures may be directed to the Company’s Corporate Secretary.

Director Independence

In accordance with applicable laws, regulations, our Corporate Governance Principles and the rules of the New York Stock Exchange (“NYSE”), the Board must affirmatively determine the independence of each director and director nominee. The Governance and Nominating Committee considers all relevant facts and circumstances including, without limitation, transactions during the previous year between Range and the director directly, immediate family members of the director, organizations with which the director is affiliated, and the frequency and dollar amounts associated with these transactions. The Committee then makes a recommendation to the Board with respect to the independence of each director and director nominee. Based on these considerations, the Board determined the following directors are independent:

Brenda A. Cline
Anthony V. Dub
James M. Funk
Steve D. Gray

Christopher A. Helms
Greg G. Maxwell
Steffen E. Palko
Jeffrey L. Ventura*

*As CEO of the Company, Mr. Ventura is not independent.

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Nominees For Director – Terms Expire 2020

BRENDA A. CLINE
Independent Director Age: 58 Director Since: 2015	Board Committees: • Audit (Chair) • Governance and Nominating

Ms. Cline became a director in July 2015. Since 1993, Ms. Cline has served as Chief Financial Officer, Treasurer, and Secretary of the Kimbell Art Foundation, a private operating foundation that holds significant investments in oil and gas interests and owns and operates the Kimbell Art Museum, Fort Worth, Texas. From 1993 until 2013, Ms. Cline also served as a contract author for Thomson Reuters, Fort Worth, Texas. Before 1993, Ms. Cline was a Senior Manager with Ernst & Young LLP. Ms. Cline also serves on the board of certain non-profit entities including the Board of Trustees of Texas Christian University and the Pension Fund of the Christian Church. Ms. Cline is a certified public accountant. She received her Bachelor of Business Administration, Accounting degree, summa cum laude, from Texas Christian University.

Current Public Company Directorships: Tyler Technologies; American Beacon Funds; Cushing Funds

Public Company Directorships Within the Past Five Years: None

Key Attributes, Skills and Experience

Ms. Cline has extensive experience in a number of areas including accounting and finance. She serves as chair of the Company’s Audit Committee. Her experience as a current chief financial officer, her public accounting experience and her work as an independent board member are the primary factors in the Board having elected Ms. Cline as a Director of the Company and for the Governance and Nominating Committee’s recommendation that she be nominated for re-election to the Board.

ANTHONY V. DUB
Independent Director Age: 69 Director Since: 1995	Board Committees: • Audit • Compensation

Mr. Dub is Chairman of Indigo Capital, LLC, a financial advisory firm based in New York. Before forming Indigo Capital in 1997, he served as an officer of Credit Suisse First Boston (“CSFB”). Mr. Dub joined CSFB in 1971 and was named a Managing Director in 1981. Mr. Dub led a number of departments during his 26 year career at CSFB including the Investment Banking Department. After leaving CSFB, Mr. Dub became Vice Chairman and a director of Capital IQ, Inc. until its sale to Standard & Poor’s in 2004. Mr. Dub received a Bachelor of Arts degree, magna cum laude, from Princeton University.

Current Public Company Directorships: None

Public Company Directorships Within the Past Five Years: None

Key Attributes, Skills and Experience

Mr. Dub has significant experience in the financial area and serves as a member of the Company’s Audit and Compensation Committees. Mr. Dub gained his financial expertise from many years of service as an investment banker, having led the Asset Finance, Mortgage Finance, Capital Markets and Investment Banking practices at CSFB at various points in his career. In addition to his skills and experience, the Nominating and Governance Committee also evaluated the nomination of Mr. Dub in light of the outcome of the voting results at the 2018 Annual Meeting. The committee considered not only those results but Mr. Dub’s long tenure on the Board, his past committee service as former Chair of the Audit Committee and his service on the Compensation Committee along with his overall contributions as a director and the significant board refreshment process that had been undertaken which had resulted in three directors leaving the Board in the previous year. The committee determined that, in light of Mr. Dub’s commitment to serve no longer than the date of the 2020 Annual Meeting, it would benefit the Board for Mr. Dub to serve another term and, accordingly, the Committee unanimously nominated him for re-election to the Board.

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JAMES M. FUNK
Independent Director Age: 69 Director Since: 2008	Board Committees: • Governance and Nominating (Chair) • Compensation

Mr. Funk is an independent consultant and producer with over 40 years of experience in the energy industry. Mr. Funk served as Senior Vice President of Equitable Resources and President of Equitable Production Co. from June 2000 until December 2003. Previously, Mr. Funk was employed by Shell Oil Company for 23 years in senior management and technical positions. Mr. Funk has previously served on the boards of Westport Resources (2000 to 2004), and Matador Resources Company (2003 to 2008). Mr. Funk received a B.A. degree in Geology from Wittenberg University, a M.S. in Geology from the University of Connecticut, and a PhD in Geology from the University of Kansas. Mr. Funk is a Certified Petroleum Geologist.

Current Public Company Directorships: Superior Energy Services, Inc.

Public Company Directorships Within the Past Five Years: None

Key Attributes, Skills and Experience

Mr. Funk was selected to serve as a Director based on his strong technical experience in geology as well as his knowledge of the Appalachian basin where much of the Company’s current exploration is being conducted. He has significant technical expertise in unconventional oil and gas resources and knowledge of oil and gas exploration and development generally as well as reserves determination and reporting in particular as a result of his service at Shell and Equitable Production, one of the leading companies in the Appalachian basin, where he served as President. Mr. Funk has knowledge from his service with Equitable regarding the regulatory, political and environmental arenas in Pennsylvania, where much of the Company’s exploration is currently occurring, and he has a strong background in compensation policies and practices of oil and gas companies including establishing energy industry specific performance based compensation metrics. All of these skills and attributes were considered by the Board in originally selecting Mr. Funk to join the Board in December 2008 and led the Governance and Nominating Committee to nominate him for re-election to the Board.

STEVE D. GRAY
Independent Director Age: 59 Director Since: 2018	Board Committees: • Compensation

Steve Gray became a director in 2018. Mr. Gray served as a founder, director and Chief Executive Officer of RSP Permian Inc. from its inception in 2010 to 2018. When RSP Permian merged with Concho Resources Inc., he joined Concho’s Board of Directors and currently serves on the Reserves Committee. Prior to forming RSP Permian, Mr. Gray founded several successful oil and gas ventures spanning nearly 20 years in partnerships with Natural Gas Partners, an Irving, Texas based private equity company. Prior to going into business for himself, Mr. Gray spent 11 years employed in the oil and gas industry in various capacities as a petroleum engineer. Mr. Gray is on the Board of Directors of the Texas Tech Foundation. In addition, he is a member of the Petroleum Engineering Academy and serves on the Dean’s Advisory Council for the College of Engineering at Texas Tech University – the same institution from which he earned a Bachelor of Science in Petroleum Engineering. He is also a member of the Executive Advisory Council of the George W. Bush Presidential Center in Dallas, Texas.

Current Public Company Directorships: Concho Resources

Public Company Directorships Within the Past Five Years: RSP Permian Inc.

Key Attributes, Skills and Experience

Mr. Gray was selected to serve as a Director based on his extensive experience as an oil and gas business executive who has over 30 years of experience in the industry. He was elected to the Board upon mutual approval of the Company and SailingStone Capital Partners, LLC in accordance with the Voting and Nomination Support Agreement dated July 9, 2018. Mr. Gray has held leadership positions in public oil and gas companies, including as CEO, which provides him invaluable board skills and experience. Mr. Gray’s background and experience led the Board to select and appoint Mr. Gray as a director in 2018 and for the Governance and Nominating Committee to nominate him for re-election to the Board.

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CHRISTOPHER A. HELMS
Independent Director Age: 65 Director Since: 2014	Board Committees: • Compensation • Governance and Nominating

Mr. Helms has over 39 years of experience in the energy industry, principally in the midstream sector. Mr. Helms is the President and Chief Executive Officer of Rocky Mountain Crude Oil, LLC. and subsidiaries that own and operate energy midstream and logistics assets. Mr. Helms is President and Chief Executive Officer of US Shale Energy Advisors LLC. Prior to his retirement in 2012, Mr. Helms was Executive Vice President and Group Chief Executive Officer of NiSource Inc. From 2005 to 2011 he served as Chief Executive Officer and Executive Director of NiSource Gas Transmission and Storage. He has previously served as a director of the Marcellus Shale Coalition, the Commonwealth of Pennsylvania Marcellus Shale Advisory Commission, as Vice Chair of the Interstate Natural Gas Association of America and Chair of the Southern Gas Association. Mr. Helms received a Bachelor of Arts from Southern Illinois University at Edwardsville and a Juris Doctor from Tulane University School of Law.

Current Public Company Directorships: MPLX GP LLC

Public Company Directorships Within the Past Five Years: Questar Corporation

Key Attributes, Skills and Experience

Mr. Helms was selected to serve as a Director based on his extensive experience in the pipeline, processing and midstream business and his extensive knowledge of the midstream infrastructure in the Appalachian basin where much of the Company’s current exploration is being conducted. Additionally, Mr. Helms served as an executive with several pipeline companies and has experience as a lawyer. All of these skills and attributes led the Governance and Nominating Committee to nominate him for re-election to the Board.

GREG G. MAXWELL
Chairman of the Board Age: 62 Director Since: 2015	Board Committees: • Audit • Dividend (Chair)

Mr. Maxwell became a director in September 2015. Mr. Maxwell served as executive vice president, finance, and chief financial officer for Phillips 66, a diversified energy manufacturing and logistics company until his retirement on December 31, 2015. Mr. Maxwell had over 37 years of experience in various financial roles within the petrochemical and oil and gas industries. Mr. Maxwell served as senior vice president, chief financial officer and controller for Chevron Phillips Chemical Company from 2003 until joining Phillips 66 in 2012. He joined Phillips Petroleum Company in 1978 and held various positions within the comptroller’s group including the corporate planning and development group, the corporate treasury department and downstream business units. He is a certified public accountant and a certified internal auditor. He earned a Bachelor of Accountancy degree from New Mexico State University in 1978.

Current Public Company Directorships: Jeld – Wen Holding, Inc.

Public Company Directorships Within the Past Five Years: DCP Midstream Partners; Phillips 66 Partners LP

Key Attributes, Skills and Experience

Mr. Maxwell’s background includes a significant amount of experience in public company finance and financial reporting and, as a result, he has significant experience with SEC filings required of public companies in the energy business. His wide and varied experience in the energy business, including Information Technology, have provided him with an understanding and insight concerning the risks faced by oil and gas companies. He currently serves as the Chairman of the Board. Mr. Maxwell’s corporate finance, accounting and financial reporting experience led the Governance and Nominating Committee to nominate him for re-election to the Board.

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STEFFEN E. PALKO
Independent Director Age: 68 Director Since: 2016	Board Committees: • Compensation (Chair)

Mr. Palko was a co-founder of XTO Energy Inc., serving as President and Vice-Chairman from 1986 to 2005, XTO became the largest independent natural gas producer in the United States in 2009. Previously, Mr. Palko served as a trustee for the Fort Worth ISD school board, and assumed numerous educational leadership roles at the state and national levels, including chair of the National Assessment of Vocational Education for the United States Department of Education and Commissioner for the U.S. Department of Labor SCANS committee. Mr. Palko earned his Doctorate in Educational Leadership from Texas Christian University where he currently serves as an Associate Professor. He earned his Bachelor of Science in Electrical Engineering from the University of Texas at El Paso.

Current Public Company Directorships: None

Public Company Directorships Within the Past Five Years: None

Key Attributes, Skills and Experience

Mr. Palko was elected to the Board upon the mutual approval of the Company and SailingStone Capital Partners, LLC in accordance with the Voting and Nomination Support Agreement dated August 7, 2016 by and between the Company and SailingStone. Mr. Palko’s background and experience in the exploration and production business including his extensive technical background and his experience with XTO Energy led the Board to select and appoint Mr. Palko as a director and for the Governance and Nominating Committee to nominate him for re-election to the Board.

JEFFREY L. VENTURA
Age: 61 Director Since: 2005	Board Committees: • Dividend

Mr. Ventura is the Company’s Chief Executive Officer and President, having joined Range in 2003 as Chief Operating Officer. Mr. Ventura was named President effective May, 2008, and Chief Executive Officer in January 2012. Previously, Mr. Ventura served as President and Chief Operating Officer of Matador Petroleum Corporation which he joined in 1997. Prior to his service at Matador, Mr. Ventura spent eight years at Maxus Energy Corporation where he managed various engineering, exploration and development operations and was responsible for coordination of engineering technology. Previously, Mr. Ventura was with Tenneco Oil Exploration and Production, where he held various engineering and operating positions. Mr. Ventura earned a Bachelor of Science degree in Petroleum and Natural Gas Engineering from the Pennsylvania State University.

Current Public Company Directorships: None

Public Company Directorships Within the Past Five Years: None

Key Attributes, Skills and Experience

Mr. Ventura is a highly experienced oil and gas business executive who has a very deep technical understanding of the development of oil and gas reserves, particularly oil and gas reserves from unconventional resources. Additionally, Mr. Ventura has significant experience in the evaluation and reporting of oil and gas reserves, analysis of producing properties considered for divestiture and management and development of technical human resources. The Governance and Nominating Committee considers having the benefit of the technical management perspective provided to the Board from Mr. Ventura, a Pittsburgh native, highly desirable and beneficial to the long term growth and development of the Company because its exploration and development strategies, especially in the Marcellus Shale play, are important to stockholder value. The Governance and Nominating Committee also believes having the point of view of the Chief Executive Officer represented on the Board is in the best interest of the stockholders and therefore, the Goverance and Nominating Committee nominated Mr. Ventura as a director for re-election of the Board.

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CORPORATE GOVERNANCE

We are committed to having sound and strong corporate governance principles. We believe having such principles and using them in the daily conduct of our business is essential to running our business efficiently and to maintaining our integrity in the marketplace and among the Company’s various constituents, including the public and you, our stockholders. The Board continually reviews evolving best practices in governance and seeks input from Range’s stockholders through our ongoing stockholder engagement program. Our website contains a number of documents, available free of charge, that are helpful to your understanding of our corporate governance practices including:

•	Corporate Governance Guidelines;
•	Certificate of Incorporation;
•	By-laws;
•	Board Committee Charters; and
•	Code of Business Conduct and Ethics and information about how to report concerns.

A summary of key governance highlights are noted below:

Director retirement age of 75	Corporate governance guidelines
Ability of stockholders to act by written consent	Stockholders have the right to proxy access
Ability of stockholders to call special meetings	Board and Audit Committee risk oversight
Majority voting for directors	Compensation risk assessment
Annual election of all directors	Review of related party transactions
Diverse board skills and experience	Non-hedging and pledging policies
Annual board, committee and director evaluations	Clawback policy
Stockholder outreach to 60% of outstanding shares in 2018	Management and director stock ownership guidelines
Code of business conduct and ethics

Board Leadership Structure

Chairman and CEO Roles. At different times in the Company’s history, the positions of chairman and chief executive officer have been split or combined as circumstances have warranted. The Board recognizes that no single leadership structure is right for all companies at all times. Accordingly, the Board may elect as Chairman any member of the Board, including the CEO. In July 2018, the Board elected Mr. Greg Maxwell, an independent Board member, to be Chairman of the Board in accordance with the Voting and Nomination Support Agreement between the Company and Sailingstone Capital Partners, LLC dated July 9, 2018. The Chairman of the Board presides at the Board meetings and meetings of stockholders and his responsibilities include, among other things:

•	Call meetings of the independent directors and chair executive sessions of the Board at which no members of management are present;
•	Approve the agendas for Board meetings;
•	Propose a schedule of Board meetings and the information to be provided by management for Board consideration;
•	Recommend the retention of consultants who report directly to the Board;
•	Assist in assuring compliance with the Corporate Governance Guidelines and recommend revisions to the policies;
•	Evaluate, along with the other independent directors, the performance of the Chief Executive Officer;
•	Consult with Board members as to recommendations on membership and chairpersons of Board committees and discuss recommendations with the Corporate Governance and Nominating Committee;
•	Communicate the views of the independent directors and the Board committees with respect to objectives set for management by the Board; and
•	Serve as a liaison between the Board and Range’s stockholders.

Board of Directors

Attendance. The Board of Directors met thirteen times in 2018. Each director attended at least 75% of the meetings held by the Board and the committees on which he or she served during the year. Directors are expected to attend all meetings of stockholders, the Board and the committees which they serve. All of our directors attended the 2018 Annual Meeting of Stockholders.

Executive Sessions of Non-Employee Directors. Non-employee directors ordinarily meet in executive session without management present at most regularly scheduled Board meetings and may meet at other times at the discretion of the Chairman or at the request of any non-employee director.

Review and Approval of Related Person Transactions. Our Governance and Nominating Committee Charter includes a provision regarding the review and approval of related person transactions. Our Governance and Nominating Committee is charged with reviewing transactions which would require disclosure under our filings under the Exchange Act, and related rules, as a related person transaction, and making a recommendation to our Board regarding the initial authorization or ratification of any such transaction. If our Board of Directors considers ratification of a related person transaction and determines not to ratify the transaction, management is required to make all reasonable efforts to cancel or annul such transaction.

In determining whether or not to recommend the approval or ratification of a related person transaction, our Governance and Nominating Committee will consider the relevant facts and circumstances including, if applicable:

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•	whether there is an appropriate business justification for the transaction;
•	the benefits that accrue to us as a result of the transaction;
•	the terms available to unrelated third parties entering into similar transactions;
•	the impact of the transaction on a director’s independence (in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer);
•	the availability of other sources for comparable products or services;
•	whether it is a single transaction or a series of ongoing, related transactions; and
•	whether entering into the transaction would be consistent with our Code of Business Conduct and Ethics.

No related person transaction in an amount exceeding $120,000 occurred during 2018.

Code of Business Conduct and Ethics. We have a written Code of Business Conduct and Ethics which is applicable to all of our directors and employees including our principal executive officer and our principal financial officer. We intend to post amendments to and waivers, if any, from our code of ethics (to the extent applicable to our principal executive and financial officers and directors) on our website at www.rangeresources.com under the section titled “Corporate Governance.” The latest change to our Code of Business Conduct and Ethics was posted February 20, 2013. The Code of Business Conduct and Ethics was reviewed by our Board of Directors and our Governance and Nominating Committee in 2018.

Risk Oversight by the Board

A summary of the allocation of general risk oversight function among management, the Board and its Committees is as follows:

The Board’s role in risk oversight recognizes the multifaceted nature of risk management. It is a control and compliance function, but it also involves strategic considerations in normal business decisions, finance, security, cybersecurity, safety, health and environmental concerns.

The Board has empowered its Committees with risk oversight responsibilities. However, the Board retains the oversight of environmental, health and safety issues and any related social concerns rather than delegating that responsibility to a committee of the Board. Each of the Committees meets regularly with management to review, as appropriate, compliance with existing policies and procedures and to discuss change or improvement that may be required or desirable.

The Audit Committee plays a central role in the Board’s oversight of internal risks, by evaluating the Company’s financial reporting, by supervising the internal audit function, interfacing with the independent auditor, regularly communicating with the Chief Financial Officer and other members of management, monitoring the Company’s compliance programs, including the Company’s third party anonymous hotline for the notification of compliance concerns, supervising the investigation of any alleged financial fraud, monitoring the Company’s internal risk forums and the Company’s enterprise risk management program (the responsibility for which the Audit Committee shares with the Board). The Compensation Committee considers the possible risk implications of the Company’s various compensation programs and plans and monitors the elements of such compensation programs so that risk in the behavior of the employees of the Company, including our NEOs, is considered in such policies and programs and do not incentivize excess risk taking. The Governance and Nominating Committee is responsible for the oversight of the Company’s governance processes and monitors those processes, including the Company’s Code of Business Conduct and Business Ethics, compliance function, Board Committee Charters and Board annual evaluations, to evaluate their effectiveness in avoiding the creation of risk to the Company and providing for proper and effective governance of the Company.

While the Board and its committees oversee risk management, Range management is responsible for managing risk. We have a robust enterprise risk management process for identifying, assessing and managing risk and monitoring risk mitigation strategies. Under the leadership of our Principal Accounting Officer, a committee of officers and senior managers work across the business to manage each enterprise level risk and to identify emerging risks.

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Corporate Responsibility

Our commitment to acting responsibly and ethically guides our work each day, influencing every aspect of our operations from the boardroom to the well pad. We are committed to operating in a sustainable manner and proactively working with the communities where we operate to ensure that our team can deliver long-term, sustainable value to our stockholders, business partners and community members, all while protecting the environment and creating economic opportunity.

Range has maintained a constructive dialogue over the past years with many of our stockholders and other stakeholders as we continuously seek to be responsive to those who are interested in matters of corporate responsibility, which includes our public health and safety, as well as environmental stewardship and sustainability performance.

Our corporate responsibility strategy is guided by the following five key tenets aimed at delivering long-term, sustainable value to our stockholders, business partners and community members:

1.	Safe & Responsible Operations: We uphold the highest standards when it comes to operating in a safe, complaint and ethical manner. Our goal is simple: Provide a safe workplace with zero safety incidents and seek to find ways to achieve zero emissions. We work every day to achieve this critical business goal.
2.	Environmental Stewardship: We are committed stewards of the environment, leveraging new technologies to develop clean-burning natural gas to contribute to broader emission reduction goals and incorporating sustainable practices into our operations. We strive to meet or exceed both expectations and regulatory requirements and seek improvement to guidelines and procedures when we feel the standards are not high enough.
3.	Community Engagement: Our commitment to fostering thriving communities begins within the walls of our Company, starting with the safety and well-being of our employees and extending to the communities where we live, work and support.
4.	Economic Impact: Our resource development is a partnership, from creating jobs, partnering with local contractors, generating royalties for lessors, to providing significant tax revenues. Range works hard every day to create economic opportunities for our business regions, community members and stockholders.
5.	Corporate Governance: Range and its Board are committed to implementing sound, transparent corporate governance principles that strengthen confidence and trust with our stakeholders.

Our Board feels strongly that executing on these key tenets is important to our long-term sustainable growth. As a result, beginning in 2018, 15% of our executive officers’ respective Annual Incentive Awards (20% in 2019) will be tied to goals in the area of corporate responsibility (“CR”).

Corporate Governance

•	Key elements of Range’s corporate governance include Board succession planning, executive and independent leadership on the Board, Board self-evaluations, Board oversight of corporate responsibility and risk management processes and company-wide compliance with our Code of Business Conduct and Ethics and other company policies.
•	Other corporate governance highlights are set forth on page 17 of this Proxy Statement.

Community Engagement

•	Range has established civic engagement programs that are designed to have long-term positive impacts on organizations within our core operating footprint. The Range corporate partnership platform takes a long-term perspective and aims to build relationships with those who seek to enhance the standard of living in our community. This platform support through direct monetary investments, collaborations with our non-profit partners and a robust employee volunteerism program.

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Safety

•	Range upholds the highest standards when it comes to operating in a safe, complaint and ethical manner. We ensure each and every one of our employees understands the important roles they play in making safety one of our core values, a top priority.
•	Range is open and proactive in our efforts to mitigate safety incidents and impacts. To measure and continuously improve the Company’s safety and environmental performance, Range uses a data-driven approach to track our progress against our broader safety goals. Range also compares this statistical data against OSHA’s criteria for determining rates for injuries and incidents that result in lost time or restricted duty. In addition, we evaluate our performance against industry peers and other industrial groups, ensuring we are constantly striving for top tier safety performance.
•	The company maintains a robust outreach team that works with a variety of stakeholders, including citizens, nongovernmental organizations, local and state government officials, area school districts, and first responders to promote a safe operating environment in the communities where we work.

Environmental Stewardship

•	As a dedicated steward of the environment, we focus on incorporating leading sustainability practices into every aspect of our business. Our commitment starts at the top of our organization, with strong board-level engagement and oversight; as well as dedicated reporting metrics on critical environmental, social and governance (ESG) driven matters across the business.
•	Environmental Compliance is integral to everything we do. We have a team of experts who are responsible for guiding and overseeing the most basic to most complex operating functions of our business. This ensures we are constantly advancing the standards of environmental performance for ourselves and the industry.
•	At Range, we have a commitment to sustainable operations that keep our people and environment safe. This includes our goal of working toward achieving zero emissions across our operations through innovative emissions-reducing technologies and enhanced emission capture and control on site. Our commitment to water recycling and implementation of above-ground water storage and transfer facilities has reduced traffic and associated emissions with our operations, providing a positive impact on our air, water and community alike.
•	By returning to existing locations and expanding lateral well length, Range has been able to significantly reduce impacted surface use.

In second quarter of 2019, we plan to publish a Corporate Sustainability Report. The report, which will be found on our website under the “Responsibility” section, seeks to provide a comprehensive resource for interested parties. Below is a list of highlights showing achievements, goals and the positive impact we had on our communities:

•	Range actively works toward a goal of zero emissions across our operations and we are proud of the meaningful progress that we continue to make towards this goal.
•	We have pioneered an industry leading water management and recycling program, as well as a water sharing program with other operators that helps to reduce well costs and fresh water consumption. The combination of these programs has allowed Range to effectively reuse 152% of its own water production.
•	When it comes to safety, our goal is simple: zero safety incidents. Range’s corporate safety mission guides our employees to ensure they are upholding the highest standards of safety while on the job.

Board Committees

Our audit committee, compensation committee and governance and nominating committee are each composed of independent directors. The primary responsibilities of the committees are described below. From time to time, the Board delegates additional duties to the standing committees.

Audit Committee	Meetings in 2018: 5

Members: Brenda A. Cline (Chair), Anthony V. Dub, Greg G. Maxwell

Primary Responsibilities

•	prepares the Audit Committee report for inclusion in the annual proxy statement;
•	annually reviews our Audit Committee charter and our Audit Committee’s performance;
•	appoints, evaluates and determines the compensation of our independent registered public accounting firm;
•	reviews and approves the scope of the annual audit; the audit fee and the financial statements;
•	reviews our disclosure controls and procedures;
•	supervises our internal audit functions;
•	reviews our corporate policies with respect to financial information and earnings guidance;
•	oversees any investigations into complaints concerning financial matters; and
•	reviews any risks that may have a significant impact on our financial statements.

The Audit Committee members are independent within the meaning of the listing standards of the NYSE, SEC regulations and our Corporate Governance Guidelines and are financially literate. The Board has determined that Ms Cline is the “audit committee financial expert” within the meaning of the SEC’s regulations. In addition, the other members of the committee, Mr. Dub and Mr. Maxwell also qualify as a “financial expert” under the applicable standards.

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Compensation Committee	Meetings in 2018: 9

Members: Steffen E. Palko (Chair), Anthony V. Dub, James M. Funk, Steve D. Gray, Christopher A. Helms

Primary Responsibilities

•	discharges our Board of Director’s responsibilities to compensation of our executives and directors;
•	produces an annual report on executive compensation for inclusion in our proxy statement;
•	provides oversight of our compensation structure, including our equity compensation plans and benefits programs
•	reviews and provides guidance on our human resource programs;
•	provides guidance on succession planning for our senior management;
•	retains and approves the terms of the retention of any compensation consultants and other compensation experts;
•	evaluates human resources and compensation strategies and oversees our total incentive compensation program including considering the risks associated with such programs;
•	reviews and approves objectives relevant to executive officer compensation and evaluates performance;

•	determines the compensation of executive officers in accordance with those objectives;
•	approves and amends our incentive compensation and equity award or share-based payment program (subject to stockholder approval, if required);
•	recommends director compensation to our Board of Directors;
•	monitors director and executive stock ownership; and
•	annually evaluates its performance and its charter.

All of the members of our Compensation Committee are independent within the meaning of the listing standards of the NYSE, SEC regulations and our Corporate Governance Guidelines. The report of our Compensation Committee is included in this Proxy Statement. The Compensation Committee’s Charter was prepared by the Compensation Committee and approved by the Governance and Nominating Committee and the Board of Directors.

Governance and Nominating Committee	Meetings in 2018: 4

Members: James M. Funk (Chair), Brenda A. Cline, Christopher A. Helms

Primary Responsibilities

•	identifies individuals qualified to become directors (including receiving and considering stockholder suggested nominees) consistent with criteria approved by our Board of Directors;
•	oversees the organization of our Board of Directors to discharge our Board of Directors’ duties and responsibilities properly and efficiently;
•	reviews, when necessary, any potential related person transaction of our Company;
•	identifies best practices and recommends corporate governance principles to our Board, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance;
•	annually assesses the size and composition of our Board of Directors including the diversity of the Board;

•	develops membership qualifications for our Board committees;
•	determines director independence;
•	monitors compliance with our Board of Directors and our Board committee membership criteria;
•	annually reviews and recommends directors for election to the Board;
•	reviews governance-related stockholder proposals and recommends our Board of Directors’ response; and
•	oversees the evaluation of our Board and management, including succession.

All of the members of the Governance and Nominating Committee are independent within the meaning of the listing standard of the NYSE, SEC regulations and our Corporate Governance Guidelines.

Dividend Committee

Members: Greg G. Maxwell (Chair), Jeffrey L. Ventura

Primary Responsibilities

•	The Dividend Committee is authorized to declare and set the record and payment dates of dividends in accordance with Board of Directors’ directives and established dividend policy.

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Director Compensation

Directors who are company employees do not receive any separate compensation for service on the Board or committees of the Board. Director compensation is set by the Compensation Committee after working with its independent compensation consultants and a review of a peer group of companies (the “Peer Group”). The Compensation Committee generally approves compensation for directors just prior to the Board of Directors’ meeting following the election of directors at the Annual Meeting. Compensation arrangements for directors are effective with each election to the Board at the Annual Meeting. In the past several years, the Compensation Committee has also approved the payment of annual stock awards to the directors for a portion of their overall director compensation.

Since director long-term equity incentive awards are granted upon director elections at the Annual Meeting, the timing of director long-term equity incentive awards is not a subjective matter. Annual stock awards are fully vested upon grant and the amounts shown in the 2018 Director Compensation table reflect the grant date fair value of the awards granted during calendar year 2018 (May 2018 for all Directors who were elected at the 2018 Annual Stockholder Meeting). Certain directors may voluntarily elect to defer all or a portion of their cash fees in our Active Deferred Compensation Plan. Directors have the power to change their tracking investment options in the Deferred Compensation Plans among the funds listed on page 53.

2018 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards	Total
(a)	(b)	(c)	(h)
Brenda A. Cline	$75,000	$224,989	$299,989
Anthony V. Dub	$75,000	$224,989	$299,989
James M. Funk	$90,407	$224,989	$315,396
Steve D. Gray	$12,839	$121,430	$134,269
Christopher A. Helms	$75,000	$224,989	$299,989
Greg G. Maxwell	$162,554	$344,991	$507,545
Steffen E. Palko	$75,000	$224,989	$299,989

Columns (d), (e), (f) and (g) covering stock appreciation rights (“SARs”), Non-Equity Incentive Plan Compensation, Changes in Pension Values and all other Compensation, respectively, have been deleted from the SEC-prescribed table format because the directors do not receive any such compensation.

The following table reflects the compensation arrangements for the last two fiscal years. Director compensation was reviewed by the Compensation Committee just prior to the 2018 Annual Meeting, at which time the Compensation Committee established the compensation arrangements for the 2018 – 2019 director term. Director compensation for the 2019 – 2020 term will be determined at the Board meeting in May 2019, at which time the Board will consider the Company’s financial performance and the effect of the commodity price environment in which the Company is operating.

The Compensation Committee has not awarded additional fees to the Chairs of the Audit, Compensation or Governance and Nominating Committee other than the retainer fees paid to all directors. After a discussion with the Board of Directors, the Compensation Committee concluded that the preparation time for each meeting and carrying out each committee’s responsibilities generally was shared by all the directors on the committee. In addition, because the Chair responsibilities were shared among the directors as a whole, the Compensation Committee determined that no special fees associated with chairing a committee would be granted. There are no separate meeting attendance fees. The Board, based on a recommendation of the Compensation Committee, awarded the Lead Independent Director an additional $30,000 per year for a total of $105,000 per year. A non-executive Chairman of the Board receives a cash retainer of $255,000. In addition, upon Mr. Maxwell’s appointment as non-executive Chairman of the Board in July 2018, he was granted an additional stock award with a value of $120,000.

	Rates in Effect
Non-Employee Director Forms of Compensation*	2018 – 2019 Term	2017 – 2018 Term
Chairman Cash Annual retainer	$255,000	$	*
Lead Independent Director Cash Annual retainer	$105,000		$105,000
Non-Employee Director Cash Annual retainer	$75,000		$75,000
Annual stock awards each	14,553		8,996
Grant date fair value of annual stock awards (per share)	$15.46		$25.01
*	Not payable to Mr. Ventura.

The Governance Committee continues to monitor the activities and time responsibilities of each director to determine if a change in circumstances would warrant a change in the director fee structure. The directors are reimbursed for their travel and out-of-pocket expenses in connection with their duties as a director. In addition, the directors are allowed to participate in our Deferred Compensation Plan but their deferrals do not qualify for our Company match. We do not provide to directors any of the following: any legacy awards or charitable awards programs for directors upon retirement, tax reimbursement arrangements, payments in connection with a Change in Control, securities or products purchased at a discount or life insurance arrangements. Subject to the approval of the Board, we pay for spouses to accompany our directors to certain Board meetings and functions. There were no such events in 2018.

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Compensation Committee Interlocks and Insiders Participation

The Compensation Committee of our Board of Directors at fiscal year ended December 31, 2018, consisted of Messrs. Dub, Funk, Gray, Helms and Palko. None of the members of the Compensation Committee were at any time during 2018 an officer or employee of the Company. None of our executive officers serve as a member of a board of directors or a compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Stock Ownership-Directors, Management and Certain Beneficial Owners

The following table shows, as of March 22, 2019, the number of shares of common stock “beneficially owned,” as determined in accordance with Rule 13d-3 under the Exchange Act, by the directors, the NEOs, and all senior executive officers and directors, as a group:

	Total Common Shares Beneficially Owned				Shares in	Total
	Shares	Shares in	Shares		Deferred	Common	Percent of
	Directly	IRA/ 401(k)	Owned by	Percent of	Compensation	Shares	Outstanding
	Owned	Accounts	Family(b)	Class	Plans	Controlled	Shares
Brenda A. Cline	25,616	—	—	*	8,996	34,612	*
Anthony V. Dub	96,000	—	—	*	30,004	126,004	*
James M. Funk	22,706	—	—	*	47,394	70,100	*
Christopher A. Helms	41,480	—	—	*	—	41,480	*
Steve D. Gray	27,804	—	—	*	—	27,804	*
Greg G. Maxwell	43,790	—	—	*	—	43,790	*
Steffen E. Palko	75,820	—	—	*	—	75,820	*
Jeffrey L. Ventura(a)	390,432	3,535	—	*	895,346	1,289,313	*
Mark S. Scucchi(a)	3,068	6,437	—	*	132,672	142,177	*
Dennis L. Degner(a)	2,447	—	—	*	118,255	120,702	*
David P. Poole(a)	37,484	11,539	—	*	224,029	273,052	*
All directors and senior executive officers as a group (14 individuals)	841,954	43,846	4,824	*	1,867,389	2,758,013	1.1%
*	Less than one percent
(a)	Does not include target performance share units that are subject to performance and vesting to the extent certain performance objectives are achieved of: Mr. Ventura - 760,728; Mr. Scucchi - 138,436; Mr. Degner - 90,388; Mr. Poole - 173,533.
(b)	Individuals disclaim beneficial ownership.

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Security Ownership of Certain Beneficial Owners

The following table reflects the beneficial ownership of our common stock based upon the 251,136,936 common shares outstanding as of March 22, 2019 by each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock. Unless otherwise indicated, to our knowledge, each stockholder has sole voting and dispositive power with respect to the securities beneficially owned by that stockholder and no such securities were subject to a pledge.

	Common Stock
Name and address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class	Sole Voting Shares	Shared Voting Shares	Sole Investment Shares	Shared Investment Shares
SailingStone Capital Partners LLC One California Street, 30th Floor San Francisco, CA 94111	41,621,584	(1)	16.7%	41,621,584	—	41,621,584	—
The Vanguard Group 100 Vanguard Blvd Malvern, PA 19355	22,522,914	(2)	9.02%	107,309	39,589	22,402,492	120,422
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	19,457,675	(3)	7.8%	18,440,611	—	19,457,675	—
(1)	Based on Schedule 13D/A filed with the SEC dated July 9, 2018.
(2)	Based on Schedule 13G/A filed with the SEC dated February 12, 2019.
(3)	Based on Schedule 13G/A filed with the SEC dated February 6, 2019.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file reports of ownership of, and transactions in, our common stock with the SEC. Such directors, executive officers and 10% stockholders are also required to furnish us with copies of all Section 16(a) reports they file. We believe that during 2018 all such reporting persons complied with all Section 16(a) reporting requirements applicable to them.

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PROPOSAL 2	ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are submitting this proposal to stockholders for an advisory vote to approve the compensation of our NEOs as disclosed in the Proxy Statement in accordance with the compensation disclosure rules of the SEC. The executive compensation program is described in the Compensation Discussion and Analysis section beginning on page 26 and the other tables and narrative disclosures in this Proxy Statement.

The executive compensation program for the NEOs includes many best-practice features that are intended to enhance the alignment of compensation with the interests of Range’s stockholders:

What We Do

Seek stockholder engagement	Maintain robust stock ownership goals for senior executives
Exercise negative discretion with declining Company performance	Engage an independent compensation consultant to advise the committee
Majority of NEO compensation is at risk and performance based, which links pay to performance	Offer minimal perquisites
All long-term incentive awards are payable in stock	Dedicate time to executive succession planning and leadership development each year
Financial performance metrics underlying long-term incentive awards are objective and aligned with stockholders’ interests	Compensation Peer Group reviewed annually
Perform annual say-on-pay advisory vote for stockholders

Executive Compensation Program Objectives

In 2018, the Compensation Committee continued to strive to develop a compensation program not only to be consistent with industry practice but also to attract and retain outstanding executives by providing incentives to reward them for superior performance that supports Range’s long-term strategic objectives.

The 2018 executive compensation program is expected to:

•	Be highly aligned with stockholder interests;
•	Preserve performance accountability through commodity cycles;
•	Build long-term share ownership;
•	Simplify the executive compensation program; and
•	Match or exceed prevailing governance standards for performance-based compensation.

We are therefore asking stockholders to vote on the following resolution:

RESOLVED, that the stockholders approve the compensation of the NEOs as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis and the compensation tables.

Required Vote and Recommendation

As an advisory vote, the matter for which stockholders have the opportunity to vote under Proposal 2 is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our NEOs.

If you own shares through a bank, broker or other holder of record, you must instruct them how to vote so that your vote can be counted on this proposal as uninstructed shares are not entitled to vote with regard to Proposal 2. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to approve this Proposal 2.

The Board of Directors recommends a vote FOR Proposal 2

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EXECUTIVE COMPENSATION

A Message from the Compensation Committee

The primary role of the Compensation Committee is to serve the Board in an independent advisory role, providing insight as it pertains to Range’s executive compensation programs, while always representing the best interests of the Company’s stockholders and maintaining our fiduciary responsibilities. In addition, the Committee is responsible for establishing performance measures and specific targets, as well as evaluating the executives’ performance against those goals and objectives in conjunction with the determination of their compensation awards in order to link pay and performance. In its capacity, the Committee is responsible for functioning both in a strategic role and in an administrative capacity.

At the 2018 Annual Meeting, our advisory vote to approve executive compensation received support from approximately 82% of the total votes cast. This level of support represented an increase from the previous year but still below our past level of support. Our stockholders’ views on executive compensation and corporate governance are important to us and we value and use their feedback and insights.

During the fall of 2018 and the spring of 2019, we sought feedback from stockholders representing 60% of our outstanding common stock. Stockholders shared their perspectives on several topics during these engagement meetings, including a clear preference for debt-adjusted per share metrics and increased rigor of our metrics. Members of management participated in each meeting, along with one or more of our independent directors. A key objective of these sessions was to solicit stockholders feedback on aspects of our executive compensation program. Stockholder feedback, whether solicited by management or certain directors, was relayed directly to the full Board.

We firmly believe that the changes we have made to our compensation program over the past few years has been responsive to stockholder concerns and that our compensation program effectively aligns executive compensation with our stockholders.

We want to express our commitment to maintaining an open dialog with our stockholders. We very much value your continued support, trust and confidence you have placed in us.

Steffen E. Palko, Chair

Anthony V. Dub

James M. Funk

Steve D. Gray

Christopher A. Helms

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) describes the material elements, objectives, and principals of Range’s executive compensation program, compensation decisions made in 2018 and 2019 (through the date of this proxy statement filing) and the factors the Compensation Committee considered in making those decisions.

For 2018, our named executive officers, or NEOs were:

Named Executive Officer	Officer Since	Title
Jeffrey L. Ventura	2003	President and Chief Executive Officer
Mark S. Scucchi (promoted on May 16, 2018)	2012	Senior Vice President – Chief Financial Officer
Dennis L. Degner	2014	Senior Vice President – Operations
David P. Poole	2008	Senior Vice President – General Counsel and Corporate Secretary
Roger S. Manny (retired May 16, 2018)	2003	Former Executive Vice President – Chief Financial Officer
Ray N. Walker (retired April 13, 2018)	2010	Former Executive Vice President – Chief Operating Officer
Chad L. Stephens (retired December 31, 2018)	1990	Senior Vice President – Corporate Development

The 2018 Compensation of these NEOs is explained in the following sections and in the compensation tables and related disclosures under “Executive Compensation Tables” (beginning on page 47) that follows this CD&A. This CD&A is divided into five sections:

1	EXECUTIVE SUMMARY	27

2	STOCKHOLDER ENGAGEMENT AND RESPONSIVENESS	31

3	HOW WE DETERMINE EXECUTIVE COMPENSATION	32

4	2018 COMPENSATION PROGRAM ELEMENTS	34

5	2019 COMPENSATION PROGRAM	42

6	COMPENSATION POLICIES AND PRACTICES	45

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1	EXECUTIVE SUMMARY

Highlights of Executive Compensation Program Policies and Practices

The executive compensation program for the NEOs includes many best practice features that are intended to enhance the alignment of compensation with the interests of Range’s stockholders:

What We Do	What We Don’t Do
Seek stockholder engagement	Grant annual cash bonuses or long-term incentive awards to executive officers that are not subject to clawback
Exercise negative discretion with declining stock performance	No individual change-in-control contracts
Majority of NEOs compensation is at risk and performance based, which links pay to performance	No backdating or repricing of stock options
All long-term incentive awards are payable in stock	No employment contracts
Financial performance metrics underlying long-term incentive awards are objective and aligned with stockholders’ interests	No accelerated vesting of equity awards in the event of a change-in-control without a qualifying termination under the Management CIC Plan
Perform annual say-on-pay advisory vote for stockholders	Allow margin, derivatives or speculative transactions, such as hedges, pledges and margin accounts
Maintain robust stock ownership goals for senior executives	No individual supplemental executive retirement arrangements
Engage an independent compensation consultant to advise the committee	Reward executives for excessive, inappropriate or unnecessary risk-taking
Offer minimal perquisites
Dedicate time to executive succession planning and leadership development each year
Compensation Peer Group revised annually

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Our Business Objective and Strategy

Our overarching business objective is to build stockholder value through returns focused development, measured on a per share debt-adjusted basis, for both reserves and production. Our strategy to achieve our business objective is to increase reserves and production through internally generated drilling projects coupled with occasional acquisitions and divestitures of non-core assets. In addition, we expect to limit capital spending to at or below cash flow. Our strategy requires us to make significant investments and financial commitments in technical staff, acreage, seismic data, drilling and completion technology and gathering and transportation arrangements to build drilling inventory and market our products. Our strategy has the following key elements:

•	Commit to environmental protection and worker and community safety;
•	Concentrate in core operating areas;
•	Focus on cost efficiency;
•	Maintain a multi-year drilling inventory;
•	Maintain a long-life reserve base with a low base decline rate;
•	Market our products to a large number of customers in different markets under a variety of commercial terms;
•	Maintain operational and financial flexibility; and
•	Provide employee equity-ownership and incentive compensation.

These elements are primarily anchored by our interests in the Marcellus Shale located in Pennsylvania. Complementing this growth area, we have natural gas, crude oil and condensate and NGL production activities in North Louisiana.

2017-2018 Key Accomplishments

•	Reduced total costs per mcfe in 2018 by greater than 8% compared to 2017 levels and more than 5% in 2017 compared to 2016 levels;
•	Implemented innovative ways to enhance margins;
•	Produced 2.2 Bcfe per day in 2018 compared to 2.0 Bcfe per day in 2017 and 1.5 Bcfe per day in 2016 primarily attributable to the Marcellus Shale;
•	Increased proved reserves 2.8 Tcfe in 2018 compared to an increase of 3.2 Tcfe in 2017, primarily attributable to the Marcellus Shale. In 2018, proved reserves were 54% proved developed reserves and 67% natural gas;
•	Reduced total debt $271.9 million compared to year-end 2017;
•	Reduced Debt/EBITDAX from 3.8x in 2017 to 3.1x in 2018; and
•	As of December 31, 2018, we had approximately $776 million of liquidity.

2019 Strategic Priorities

•	Achieve competitive returns on investments;
•	Preserve liquidity and improve financial strength;
•	Focus on organic opportunities through disciplined capital investments;
•	Improve operational efficiencies and economic returns;
•	Generate meaningful free cash flow by limiting capital spending; and
•	Attract and retain quality employees whose efforts are aligned with stockholders’ interests.

Financial and Operational Accomplishments

In 2018, net income decreased $2.1 billion from 2017 and diluted earnings per share decreased $8.44 per share from 2017. Net income in 2018 was significantly lower than 2017 due to certain non-cash charges, a $1.6 billion goodwill impairment and a $436.0 million unproved property impairment. While our stock price performance was disappointing, we believe that several key metrics are reflective of our positive operating results in 2018 – total proved reserves, cash unit costs, drill bit finding costs, debt-adjusted production and reserve growth per share, EBITDAX, cash flow per share, cash margin per share, recycle ratio and debt/EBITDAX. All are among those considered by our Compensation Committee in determining payout of our Annual Cash Incentive Awards and our Long-Term Incentive Equity Awards.

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TOTAL PROVED RESERVES (BCFE)

12,072
15,262
18,072
2016
2017
2018

COSTS PER MCFE

$1.78
$1.68
$1.54
2016
2017
2018

DRILL BIT FINDING COSTS* (PER MCFE)

$0.36
$0.33
$0.24
2016
2017
2018

* Excluding acquisitions

PRODUCTION GROWTH PER SHARE (DEBT ADJUSTED)

4%
0%
13%
2016
2017
2018

RESERVE GROWTH PER SHARE (DEBT ADJUSTED)

2016
-6%
24%
2017
22%
2018

EBITDAX (IN MILLIONS)

$723
$1,103
$1,255
2016
2017
2018

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2	STOCKHOLDER ENGAGEMENT AND RESPONSIVENESS

The Board and management were encouraged with the outcome of last year’s say-on-pay vote, which was 82% favorable, as it was an improvement over the prior year. Our relationship with our stockholders is an integral part of our corporate governance practices. In addition to our customary participation at industry and investor conferences, road shows and meetings, we held meetings to better understand the views of stockholders on a range of topics including executive compensation, governance practices and business strategy. The Compensation Committee and management continued our review of our compensation program with input from the Board’s independent compensation consultant. This review included direct engagement with our stockholders to ensure full understanding of their perspectives and their feedback was incorporated into the Compensation Committee’s deliberations and decisions in March 2019 and 2018.

Mr. Maxwell, our Chairman, Mr. Palko, the Chairman of our Compensation Committee, and Mr. Funk, the Chairman of our Governance and Nominating Committee led the stockholder outreach effort, joined by members of senior management. We reached out to stockholders representing 60% of our outstanding shares; these investors were typically our larger stockholders. We held meetings with each stockholder who accepted our invitation to engage. During these conversations, stockholders were invited to provide direct feedback on our current compensation programs. We also spoke with proxy advisory firms that provide vote recommendations to gain insight into their views on our executive compensation programs and address their questions.

While many stockholders had differing views on areas of focus, the following were the most prevalent recurring themes:

•	Many indicated support of our compensation and governance practices and took the opportunity to share their views on how we might enhance these practices;
•	A number of our stockholders asked about our commitment to the environment; and
•	In all cases, stockholder comments and feedback were shared with members of the Board.

The following summarizes our response to the feedback we heard from our investors and the changes we made to our executive pay program over the past two compensation cycles.

Specific 2018/2019 changes to the compensation program include:

•	CEO total compensation for 2018 held flat compared to 2017;
•	CEO base salary flat for the fifth consecutive year;
•	Applied 23% negative discretion ($454,000) to the 2018 Annual Cash Incentive for our CEO (paid in March 2019), below the formulaically determined award;
•	Increased the weighting of the qualitative measure addressing health, safety and environmental performance to 20%;
•	CEO Long-Term Incentive Equity Awards granted declined 6% from 2018 to 2019;
•	Tightened existing Annual Cash Incentive Award performance targets;
•	CEO and CFO Long-Term Incentive grant mix remained at 60% Performance-Based Restricted Stock and 40% Time-Based Restricted Stock;
•	Added absolute reduction in debt as an Annual Cash Incentive metric;
•	Increase the weighting of the subjective metric for environmental and safety performance; and
•	Total senior executive officers compensation (as a group) is expected to decline over $5.0 million (or an estimated 20%) from 2018 to 2019.

In addition, compared to 2016, total senior executive officers (as a group) compensation is expected to decline an estimated 30% (in millions):

Specific 2017/2018 changes to the compensation program include:

•	Appointed a new Compensation Committee Chairperson and changed Committee composition;
•	Engaged Longnecker & Associates as our independent compensation consultant who has extensive industry experience;
•	CEO total compensation declined 12% from 2016 to 2017;
•	Held all NEO’s Base Salary flat for the fourth consecutive year;
•	Applied 31% negative discretion to the 2017 Annual Cash Incentive for our CEO (paid in March 2018), $443,000 below the formulaically determined award;
•	Applied negative discretion to Long-Term Equity Incentives in both 2017 and 2018;
•	CEO Long-Term Incentive Equity Awards granted declined 12% from 2016 to 2017 and declined 13% from 2017 to 2018;
•	Increased performance-based restricted stock component of long-term equity incentive awards from 50% to 60%;
•	No payout of performance-based restricted stock below the 50th payout percentage;
•	Tightened Annual Cash Incentive Award performance targets for finding & development cost and drilling rate of return;
•	Added a new Annual Cash Incentive qualitative measure addressing health, safety, and environmental performance; and
•	Established a new peer group composed of smaller sized companies with operating characteristics more closely aligned to the Company.

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3	HOW WE DETERMINE EXECUTIVE COMPENSATION

The Compensation Committee strives to develop a compensation program designed not only to be consistent with the industry practice but to also attract and retain executives by providing incentives to reward them for performance that supports Range’s long-term strategic objectives.

•	Be highly aligned with stockholder interests;
•	Preserve performance accountability in both strong and weak commodity price environments;
•	Build long-term share ownership;
•	Provide a consistent retention incentive; and
•	Match or exceed prevailing governance standards for performance-based compensation.

Principal Elements of Executive Compensation. We principally use three elements of executive compensation to carry out the design of our executive compensation program:

Element	Purpose
• Base Salary	Retain executive team and, when appropriate, attract executives.
• Annual Cash Incentive award	Reward executives for short-term financial and operational results.
• Annual Long-Term Equity Incentive award	Focus executive efforts on activities and short-term results that lead to long-term stockholder value. Our restricted stock awards vest based on continued employment and the passage of time, which promotes retention. The remainder of the awards vest based on performance measures tied to either relative stock price performance or internal performance metrics which promotes the long-term interests of our stockholders and aligns executives’ interests with stockholders’ interests.

Compensation Committee. The Committee is responsible for establishing and overseeing our executive compensation program and policies that are consistent with our overall compensation philosophy. In making such decisions, the Committee considers a variety of factors, including stockholder feedback, information provided by its independent compensation consultant, our CEO’s input, Peer Group data, each executive’s experience in the role, Company and individual performance, internal pay equity and any other information the Committee deems relevant in its discretion. The Committee is responsible for all compensation decisions involving our CEO and other executive officers.

Stockholder Outreach. The Committee considers the outcomes of the Company’s advisory stockholder vote on our executive compensation program and our stockholder outreach initiatives when making compensation decisions. To continue our focus on best practices, we enhanced our stockholder engagement program in the past few years to solicit specific valuable feedback from investors on executive compensation which we then shared with the Committee and the Board. We contacted a broad base of institutional investors and spoke with those interested in meeting and sharing feedback with us. While overall investor feedback was positive regarding our executive compensation program and its link between pay and performance, the vote on executive compensation indicated that we needed to continue to make changes to our program. In general, investors continue to favor the use of debt-adjusted per share metrics when measuring growth of both production and reserves. These metrics have been used as part of our Annual Cash Incentive criterion for over ten years. Investors also positively viewed the use of a qualitative measure tied to health, safety and environmental performance.

Several of our debt-adjusted per share metrics are used in conjunction with the determination of our Annual Cash Incentives and in comparing our relative performance compared to our peer companies to determine Long-Term Equity Incentive Grants for our NEOs. The Compensation Committee believes it is important to measure growth on a per share basis so senior executives are incentivized to build long-term stockholder value. The Compensation Committee believes production and reserve growth per share (debt-adjusted) is an important driver of both short and long-term value creation for an oil and gas company such as Range and does not encourage growth by increasing leverage.

We believe our incentive program changes are highly responsive to the feedback received from our stockholders and serve to strengthen the alignment with our strategic objectives. We will continue our dialogue with stockholders on compensation issues as part of our ongoing engagement.

Role of Senior Management. Through our compensation cycle that ended March 2018, our CEO submitted recommendations to the Compensation Committee for adjustments to the salary, Annual Cash Incentives and Long-Term Equity Incentive awards payable to all NEO’s (except himself), Senior Vice Presidents and Vice Presidents. The Compensation Committee considers the recommendations of our CEO as only one factor, in addition to the other factors described in this CD&A, in setting our executive officer and other employee compensation. The CEO is not present during deliberations by the Compensation Committee regarding his own compensation. The Committee’s independent consultant provides analysis and recommendations for Mr. Ventura. At the request of the Compensation Committee, our CEO and our CFO attend certain meetings and work sessions of the Compensation Committee. Senior members of the human resources team and other members of senior management interact with the compensation consultant as necessary and prepare materials for each Compensation Committee meeting.

Compensation Consultants. For 2018, the Committee directly engaged Longenecker and Associates (“Longnecker”) as its independent compensation consultant to advise the Committee on executive compensation matters. Longnecker provided the Committee with information on industry trends, market practices and legislative issues. With the approval of the Compensation Committee, the Company also retained Alvarez and Marsal (or “A&M”) to provide valuation services related to the use of performance-based restricted stock awards based on TSR. In 2018, the Company paid Longnecker a total of $369,000 for consulting services related to executive and director compensation. The Company paid A&M a total of $30,000 for valuation services in 2018.

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Longnecker interacted with several of our officers and employees as necessary. In addition, Longnecker may seek input and feedback from members of our management regarding its work product prior to presentation to the Committee to confirm that information is accurate or address other issues. We believe that a consultant provides an independent perspective to the Committee.

Competitive Positioning. In support of our compensation objectives and in order to determine an appropriate total value and mix of pay for executives, we reference the 50th and 75th percentiles of the Compensation Peer Group. The 50th and 75th percentiles are reference points only; we do not automatically compensate each executive at these levels. Several variables, including individual and division performance, time employed in the position, annual Company performance and one-and three-year relative stock price performance influence the actual executive compensation decisions. We look at our individual NEO and total NEO Total Direct Compensation compared to individual NEO and total NEO Total Direct Compensation of companies in our Compensation Peer Group. Because not all of our NEO positions are directly comparable to NEO positions of a companies in our Compensation Peer Group, we believe that reviewing the aggregate total direct compensation of all NEOs provides an appropriate reference for comparative purposes and allows us to compare our total cost of management for all NEOs to our peers’ total cost of management.

Role of Peer Companies. Peer Group benchmarking is one of several factors the Compensation Committee considers in setting pay. The Committee seeks to maintain a Peer Group that is generally similar to us with respect to business activity and specifically focuses on companies engaged in exploration for and production of oil and gas resources with Range having a market capitalization near the median of the Peer Group. The Compensation Committee reviews the composition of the Peer Group with advice from the independent compensation consultant in the first quarter of each calendar year and any additions or deletions are made to the Peer Group at that time. For 2019, the peer group was adjusted for announced mergers. For 2018, the Peer Group was adjusted due to Range’s lower market capitalization. Each year, companies that are acquired or merged during the year are eliminated from that year’s Peer Group to the extent such acquisitions or mergers prevent the company from being an appropriate member of the Peer Group.

This chart describes the oil and gas exploration and production companies that have been included in the Peer Group in the last two years:

	Peer Group
Company	2019	2018
Antero Resources Corporation
Cabot Oil & Gas Corporation
Chesapeake Energy Corporation
Cimarex Energy Co.
CNX Resources
Encana Corporation		—
EQT Corporation
Gulfport Energy Corporation
Murphy Oil
Newfield Exploration Company	—
Noble Energy, Inc.
Oasis Petroleum
PDC Energy Inc.
QEP Resources, Inc.
SM Energy Company
Southwestern Energy Company

“” denotes companies included in our Peer Group

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4	2018 COMPENSATION PROGRAM ELEMENTS

The majority of compensation for the NEOs is based on the long-term performance of Range. The elements of our 2018 executive compensation program are summarized in the table below and are described further under “Elements of Executive Compensation” on page 36.

	Element	Objective	Form of Payout	How Payout Value is Calculated	2018 Decisions
FIXED	Base Salary	• Provide a competitive level of fixed compensation to attract and retain employees.	Cash	Review of compensation surveys, publicly available peer company data, internal pay equity, individual responsibilities and performance assessment. Base salaries are reviewed annually and as circumstances warrant.	In 2018, all NEOs salaries remained unchanged.
	Annual Cash Incentive	• Motivate financial and operational performance over a one-year period. • Align executives with performance metrics that are critical to Range’s success.	Cash

Criteria and weighting pre-established by the Compensation Committee in March 2018. All six performance criteria are internal company performance measures.

The Annual Cash Incentive award is described in more detail under “Elements of the 2018 Compensation Program-Annual Cash Incentive Awards” beginning on page 36.

For the Chief Executive Officer:

• Target bonus % salary at 120%.

For the other NEOs:

• Target bonus % of salary at 72% of salary for Senior Vice Presidents.

• Actual payment for 2018 performance included negative discretion exercised by the Compensation Committee.

VARIABLE OR AT RISK	Long-Term Incentive – Performance-Based Total Stockholder Return (TSR) awards	• Reward higher returns in Range common stock over a three-year performance period. • Align executives with the interests of stockholders.	Stock

A comparison of Range’s TSR to that of the peer group over a three-year performance period. In addition, if Range’s absolute TSR is negative for the period, payout of the award is capped at no more than target.

The terms and conditions of the TSR award are described in more detail under “Long-Term Incentive Program” beginning on page 40.

For the Chief Executive Officer:

• The TSR award accounts for 30% of the target 2018 long-term incentive award value.

For the other NEOs:

• The TSR award accounts for 30% of target 2018 long-term incentive award value.

	Long-Term Incentive – Performance-Based - Production and Reserve Growth Per Share awards (Debt Adjusted)	• Rewards performance annually over a three- year period. • Align executives interest with interests of stockholders	Stock

A comparison of reported production and year-end reserves adjusted for price revisions, debt adjusted to a performance target.

The terms and conditions of this award is described in more detail under “Long-Term Incentive Program” beginning on page 40.

For Chief Executive Officer:

• The award accounts for 30% of the target 2018 long-term incentive award values.

For other NEOs:

• The award accounts for 30% of the target 2018 long-term incentive award values.

	Long-Term Incentive – Time-Based Restricted Stock	• Provide a retention incentive that promotes sustained stock ownership • Tie ultimate value realized to performance of Range’s common stock	Stock

Generally vest in three tranches over a three-year period (30%, 30% 40%), subject to continued employment.

The terms and conditions of these awards are described in more detail under “Long-Term Incentive Program” beginning on page 40.

For the Chief Executive Officer:

• The stock award accounts for 40% of the target 2018 long-term incentive award value.

For the other NEOs:

• The stock award accounts for 40% of the target 2018 long-term incentive award value.

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As set forth below, our CEO had 87% of his pay “at risk” or dependent on both the Company’s and his individual performance and the other NEOs had an average of 83% of their pay “at risk” (excluding severance costs).

(1)	Amounts shown reflect salary paid in 2018, annual cash incentive awards for 2018 which were paid in 2019 based on 2018 performance, the grant date fair value for Long-Term Incentive Awards granted in 2018 and other compensation as detailed on page 47 (excluding severance costs).

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Setting Executive Compensation in 2018

The Compensation Committee decisions in March 2018 continue to reflect reaction to our declining stock performance and our goal to be aligned with our stockholders. The CEO’s Annual Cash Incentive for 2018 (paid in March 2019) included negative discretion exercised by the Compensation Committee in the form of a reduction to the award of $454,000 or 23% reduction of the payout achieved. The tables below detail the CEO compensation decisions for 2017, 2018 and 2019 (in thousands):

Elements of Executive Compensation

Base Salary

The Compensation Committee reviews base salaries on an annual basis, at the time of a promotion or changes in responsibilities and when market conditions warrant. Base salaries for our NEOs are targeted at the 50th percentile of the Peer Group adjusted for certain factors. Base salary is based on an evaluation of the following:

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•	the complexity of their respective positions and specific technical experience required;

•	experience and tenure;

•	the base salaries of comparable positions at Peer Group companies;

•	competitive market conditions; and

•	internal pay equity among our senior executives.

Salary adjustments have historically been approved by the Compensation Committee in May of each year and take effect on the first payroll period after approval. Beginning in 2018, salary adjustments are now determined in March. Making salary adjustments in May allowed the Compensation Committee to determine compensation for our NEOs after the completion of the Peer Group analysis of proxy data and audited financial statements so that the Committee could consider the compensation paid during the prior calendar year to executive officers of the Peer Group companies. Making salary adjustments in March will still allow the Compensation Committee to consider the audited financial results of our Peer Group companies but will allow for disclosure in our proxy our current compensation decisions. In March 2018, the Committee’s independent consultant reviewed the NEO’s base salaries compared to Peer Group data and broader market data and initially recommended a 2.0 – 3.0% increase in base salaries for each NEO. The compensation consultant noted that, in general, each NEO’s base salary was below the 50th percentile of the Peer Group. The compensation consultant noted maintaining alignment of base salary between 50th and 75th percentile of the Peer Group was more desirable. However, due to the Company’s stock performance, management recommended no increase to the base salaries of any NEO. The Committee considered the recommendations of Longnecker and management and determined to not increase base salary for the NEOs. In March 2019, Longnecker reviewed the NEOs’ base salary compared to a peer group and various published survey sources and initially recommended an increase of 3.5%, noting the aggregate NEO salaries were lower than the 50th percentile. The Committee reviewed the comparisons to peers and broader market data and determined to not increase the base salary for Mr. Ventura but approved base salary increases for the remaining NEOs. The Committee recommended, and the Board approved, the following base salaries effective March 6, 2019.

	Base Salary
	As of March 7,	As of March 6,	As of January 1,	As of January 1,	As of January 1,
	2019	2018	2018	2017	2016
Jeffrey L. Ventura	$925,000	$925,000	$925,000	$925,000	$925,000
Mark S. Scucchi(1)	$435,000	$—	$—	$—	$—
Dennis L. Degner(1)	$400,000	$—	$—	$—	$—
David P. Poole	$415,000	$398,000	$398,000	$398,000	$398,000
Roger S. Manny(retired May 16, 2018)	$—	$493,000	$493,000	$493,000	$493,000
Ray N. Walker, Jr.(retired April 13, 2018)	$—	$493,000	$493,000	$493,000	$493,000
Chad L. Stephens(retired December 31, 2018)	$—	$410,000	$410,000	$410,000	$410,000
(1)	Mr. Scucchi and Mr. Degner were not NEOs as of March 6, 2018. Mr.Scucchi was promoted on May 16, 2018.

Annual Cash Incentive Awards

In accordance with our philosophy of rewarding performance and linking substantial percentages of pay with performance, we established the Amended and Restated 2005 Equity-Based Incentive Compensation Plan. We refer to cash awards paid under the Amended and Restated 2005 Plan as “Annual Cash Incentives.” The Annual Cash Incentives are paid to our NEOs based on a formulaic application of certain performance criteria that are discussed more fully below.

The Annual Cash Incentives are subject to the negative discretion of the Compensation Committee. Annual Cash Incentives are determined without reference to Peer Group data, because each performance criteria has been pre-established by the Compensation Committee. The Annual Cash Incentive related to our 2018 performance was paid in March 2019.

The Committee exercised negative discretion for the Annual Cash Incentive Awards paid in March 2019 as detailed in the table below:

	Annual Incentive Payout
	Actual Payment	Actual Payout
	Achieved(1)	for 2018(2)	Difference
CEO	$1,953,600	$1,500,000	$(453,600)
Senior Vice Presidents	$3,249,102	$2,727,357	$(521,745)
(1)	Reflects the payout earned prior to negative discretion applied by the Compensation Committee.
(2)	Reflects amount paid after negative discretion by the Compensation Committee.

The Compensation Committee develops the performance criteria to be used for the Annual Cash Incentives, reviews the performance criteria with the independent compensation consultants and then discusses the performance criteria with our CEO and CFO. The Committee then sets the criteria as well as the weighting and performance achievement levels necessary to calculate Annual Cash Incentives based upon payout percentages established for our NEOs. For 2018, the performance criteria were based upon either industry standards or our annual business plan (the “Annual Business Plan”). Our Annual Business Plan is a forecast of expected business results for the applicable fiscal year based upon certain assumptions made by our management. The Compensation Committee believes that the performance criteria, taken together, are strong objective indicators of the Company’s performance, thus similar factors are typically used in determining the Company’s performance relative to its Peer Group for setting total compensation and long-term incentive equity awards as described above. Target Annual Cash Incentives are determined as a percentage of each NEOs base salary. This target percentage is established through an analysis of compensation for comparable positions in the Peer Group and is intended to provide a competitive level of compensation if the Company achieves the performance criteria established by the Compensation Committee.

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The performance criteria selected with respect to the Annual Cash Incentive Awards for 2018 (which were paid in March 2019) are shown in the table below, together with the target levels of achievement with respect to each criterion. While payouts were achieved as described below, the Compensation Committee exercised negative discretion for the actual payouts due to the Company’s stock performance. All six of the performance criteria are internal performance measures.

	2018	Unit of	Actual for	2018 Performance Levels						Actual for		Payout%
Criterion	Weighting	Measurement	2017	Threshold		Target		Excellent		2018		Achieved(1)
Debt/EBITDAX	20%	$ Debt balance /Earnings	n/a	3.7	x	3.3	x	2.9	x	3.1	x	186%
Finding & development costs	20%	$ per mcfe	$0.33	$0.70		$0.60		$0.50		$0.24		240%
Production growth per share (debt adjusted)	15%	Percentage Increase	—%	4%		6%		8%		13%		240%
Reserves growth per share (debt adjusted)	15%	Percentage Increase (Decrease)	24%	4%		6%		8%		22%		240%
Drilling rate of return	15%	Percentage Increase (Decrease)	49%	15%		20%		25%		42%		240%
Qualitative	15%	Various HSE	n/a	—		—		—		Target		120%
(1)	The Payout percentage achieved is shown for the CEO and is prorated for other officers.

Finding and development costs. The first criterion the Compensation Committee selected for 2018 was finding and development costs. The Compensation Committee believes that finding and development costs is one of the key measurements of the performance of an oil and gas exploration and production company and one that is used by financial analysts to evaluate our performance. The Committee made these targets more stringent each year which incentivizes management to become increasingly efficient in developing at oil and gas reserves. The Compensation Committee specified that, in determining our finding and development costs, only cash costs incurred in connection with exploration and development would be used and the costs of acquisitions would be excluded because the Board approves each material acquisition. In determining the reserve additions for this calculation, any reserve revisions for changes in commodity prices between years are excluded, but any performance related reserve revisions are included. In setting the performance levels (i.e., threshold, target and excellent) for finding and development costs, the Compensation Committee considers historical finding and development costs of the Peer Group. Our historical finding and development costs has continued to decline over the years as management continues to focus on capital efficiency and adding new reserves at a cost that is lower than the industry in general. Our 2018 finding and development costs performance, as compared with the targets, was achieved primarily through continued well performance and longer laterals in the Marcellus.

Debt/EBITDAX. The second criterion the Compensation Committee selected for 2018 was Debt/EBITDAX. Debt/EBITDAX is calculated by adding back exploration expense, interest expense and depletion, depreciation and amortization expense to income before income taxes (adjusted for asset sales), excluding any non-cash revenues and expenses. The Compensation Committee selected this criterion to measure our ability to achieve the results targeted by our Annual Business Plan. The Compensation Committee determined that the Debt/EBITDAX measure was appropriate because it captures our ability to adapt to the impact of changing commodity prices as well as changing costs. Improving leverage was also a key focus for our stockholders and a strategic objective for the Company. Our Debt/EBITDAX target will fluctuate from year to year as commodity prices change. At times of higher prices, our Debt/EBITDAX target will be lower compared to times of lower commodity prices. The 2018 Debt/EBITDAX performance levels were based on the 2018 Annual Business Plan, which reflected an Debt/EBITDAX of 3.3X. Our actual 2018 Debt/EBITDAX totaled 3.1X.

Production and reserve growth per share (debt-adjusted). The third and fourth criteria the Compensation Committee selected for 2018 were production growth per share and reserves growth per share (debt-adjusted). The Compensation Committee believes that it is important to measure our growth on a per share debt adjusted basis so our senior executives are incentivized to build long-term stockholder value. Two essential measurements of performance are growth in production and reserves on a debt adjusted per share basis. Production and reserves used in the calculation of these criteria are based on reported production and year-end reserves, adjusted for price revisions. The calculation is debt adjusted to ensure that per share growth was not achieved solely by increasing leverage. Debt-adjusted shares represent current shares outstanding plus the quotient of total debt at year-end divided by the weighted average share price. The targets for production and reserve growth per share are determined annually based upon the capital budget approved by our board of directors and is tied directly to the amount of capital budgeted and spent on drilling and completion activities. In addition, the Peer Group debt adjusted per share growth rates for reserves and production for the prior year are also used to benchmark capital efficiency and set the proposed growth targets. We achieved the 2018 performance in production growth per share, as compared with our performance target. Our reserve growth per share performance in 2018 was achieved through improving capital efficiency primarily through longer laterals.

Drilling rate of return. The fifth criterion the Compensation Committee selected for 2018 was drilling rate of return. The Compensation Committee added drilling rate of return in 2017 to encourage a balanced approach to operational goals and encourage efficiency of capital spending. This metric continues to encourage focus on reducing drilling costs particularly in response to the continued weak commodity price environment. The drilling rate of return is measured based on actual capital expenditures and the year-end proved reserves estimates of drilling results. NYMEX futures prices effective on the first day of the year are used in the calculation. The target is set based on our expectation of capital allocation and capital efficiency for the year and our prior year drilling results.

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Qualitative measure. The sixth criterion the Compensation Committee selected for 2018 was a qualitative measure which includes elements of environmental, health and safety performance. Range continues to be committed to ensuring it provides a safe work place and instilling a culture of safety and environmental responsibility at every level of our organization. Priorities include elements of safety performance, emissions and water management and corporate citizenship.

In addition to selecting the performance criteria, the Compensation Committee determined, after consultation with Longnecker, the respective performance payout percentages for each of our NEOs. In determining these payout percentages, the Compensation Committee attempted to ensure that the payouts provided appropriate incentives to each of our senior executives. For 2018, the annual incentive payout percentage was a weighted average of the payout percentage for each category using the percentages set forth below in the table. When actual results achieved fall between the performance levels, the percentile performance used to determine the payout percentage is proportionately adjusted between the performance levels. For 2018, the Compensation Committee used negative discretion to lower bonuses below the formulaically determined award. The Compensation Committee awarded the Annual Cash Incentives payout percentages, as shown in the table below:

		Annual Cash Incentive Payout % of Salary
					Actual
				Payout %	Payment %
	Threshold	Target	Excellent	Achieved(1)	For 2018(2)
CEO	60%	120%	240%	211%	162%
Senior Vice Presidents	36%	72%	144%	127%	105%
(1)	Reflects the payout percentage prior to any negative discretion applied by the Compensation Committee.
(2)	Reflects the payout percentage after negative discretion was applied by the Compensation Committee, if any.

The following table sets forth the total amount of cash paid to our NEOs for 2018 performance (paid in March 2019), for 2017 performance (paid in March 2018) and for 2016 performance (paid in February 2017).

	Annual Cash Incentive Earned
	2018	2017	2016
Jeffrey L. Ventura	$1,500,000	$1,000,000	$1,332,000
Mark S. Scucchi(1)	$436,248	$—	$—
Dennis L. Degner(1)	$400,000	$—	$—
David P. Poole	$418,378	$250,000	$343,872
Roger S. Manny (retired May 2018)	$—	$497,664	$567,936
Ray N. Walker, Jr. (retired April 2018)	$—	$100,000	$567,936
Chad L. Stephens (retired December 2018)	$430,992	$383,760	$354,240
(1)	Mr. Scucchi and Mr. Degner were not NEOs in prior years. Mr. Scucchi was promoted on May 16, 2018.

The 2019 performance criteria, weighting and target levels of achievement with respect to each of the 2019 criterion are shown in the table below.

		Unit of	2019 Performance Levels
Criterion	Weighting	Measurement	Threshold		Target		Excellent
Debt/EBITDAX	10%	Debt balance/ Earnings	3.1	x	2.8	x	2.5	x
Absolute decrease in debt	10%	$ decrease (millions)	$150		$425		$700
Finding & development costs	15%	$ per mcfe	$0.50		$0.40		$0.30
Production growth per share (debt adjusted)	15%	Percentage Increase	4%		6%		8%
Reserves growth per share (debt adjusted)	15%	Percentage Increase	4%		6%		8%
Drilling rate of return	15%	Percentage Increase	20%		25%		30%
Qualitative measure(1)	20%	Various HSE	—		—		—
(1)	This measure will include elements of environmental, health and safety performance.

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Long-Term Equity Incentive Program

The 2018 Long-Term Equity Incentive program consists of Performance-Based Restricted Stock Awards and Time-Based Restricted Stock Awards. We grant long-term equity-based compensation to substantially all of our employees to promote a companywide ownership and entrepreneurialism.

•	Performance-Based TSR Stock Units (“TSR-PSUs”). The Committee believes that a performance unit program based on TSR relative to peer companies aligns pay and Company performance. The industry peers selected for each performance cycle generally match the industry peers comprising the prevailing Peer Group used for compensation benchmarking. TSR is determined using the average stock price of each company at the beginning of the performance period based on the average closing price in a 10 day period prior to and ending at the close of business on the date of grant and at the end of the performance period using the 10 day period prior to and ending on the 3 year anniversary date of the grant date. Reinvestment of dividends is assumed. If the TSR at the end of the performance period is negative, the payout percentage is capped at 100% regardless of ranking. The TSR-PSUs award is denominated in performance stock units (PSUs), each of which is equivalent to one share of common stock.

2018 TSR – PSUs. In March 2019, the Committee awarded the NEOs performance units that will vest based on relative TSR for the three-year performance period ending March 2021. The value of each underlying unit tracks the price of a share of our common stock. The percentage of units earned ranges from 0% to 200% of the units granted with no payout for being in the bottom 37.5%. When the award is settled, NEOs will receive dividend equivalents paid in shares equal to the number of units granted, multiplied by the payout percentage. Dividend equivalents accrue and are paid based on performance at the end of the performance period. Earned awards are paid in stock shortly after the completion of the performance period. A table illustrating the potential payouts based on relative and absolute TSR performance for the TSR-PSUs granted in 2018 is set forth below:

	Range’s Rank Among	Percentage of
	Peer Companies	TSR-PSUs Earned
Maximum	1	200.0%
	2	185.7%
	3	171.4%
	4	157.1%
	5	142.9%
	6	128.6%
	7	114.3%
Target	8	100.0%
	9	75.5%
	10	50.0%
	11	0%
	12	0%
	13	0%
	14	0%
	15	0%
Minimum	16	0%

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2018 TSR-PSUs. The performance units granted in March 2018 have a performance end date of March 2021 with target payout percentages at the median performance compared to 16 peer companies.

2017 TSR-PSUs. The performance units granted in May 2017 have a performance end date of March 2020 with target payout percentages at the median performance compared to 22 peer companies.

2016 TSR-PSUs. The performance units granted in May 2016 have a performance period end date of May 2019 with target payout percentages at the median performance compared to 21 peer companies.

2015 TSR-PSUs. The performance units granted in May 2015 had a performance period end date of May 2018. For the performance period, we ranked 20th out of 24 companies. In May 2018, the committee determined the final payout was 36% of the award.

TSR-PSUs Payouts Demonstrate Alignment with Stockholders

Payout values of TSR-PSUs awards have declined as compared to grant date fair value, as shown below (in thousands):

CEO TSR - PSUs - DECREASE IN VALUE

(1)	For the award granted in 2015, the value shown is the final value.

These graphics emphasize the realizable value of Mr. Ventura’s TSR-PSUs are significantly aligned with stockholder value. Values for this illustration for 2016, 2017 and 2018 were determined with the following inputs:

•	Our closing stock price as of March 22, 2019 was $10.87; and

•	Our rank in our TSR peer group and the corresponding payout percentage as measured under our performance unit programs: 10% for 2016, 10% for 2017 and 114% for 2018.

•	Performance – Based Reserves and Production Growth Per Share (Debt Adjusted). In 2017, the Committee added Production and Reserves Growth per share to the long-term incentive program, calculated on an absolute basis and debt-adjusted. This metric measures our ability to increase production and reserves without the commensurate increase in debt. The use of debt adjusted measure mitigates the risk that management increases reserves and production by increasing the drilling budget using debt imprudently.

2018 PSUs – PGPS/RGPS. The performance period began January 1, 2018 and ends December 31, 2020. The number of shares earned at the end of the three-year period will be determined as follows, based on the annual payout percentages over the three year period: (i) 1/3 of the award is based on 2019 targets; (ii) 1/3 of the award will be based on performance targets to be established for 2020 and (iii) 1/3 of the award will be based on performance to be established for 2021. For each year, a minimum performance level has been or will be established. For performance at the minimum level shares will be forfeited and will not carry over to any future period. Performance is measured relative to a target determined by the Compensation Committee. The table below summarizes these grants in 2018.

Performance Metric	Production Growth Per Share (PGPS)	Reserves Growth Per Share (RGPS)
Performance Period	3 years	3 years
Form of Payout	Stock	Stock
Performance basis	Debt-adjusted production growth per share – absolute basis	Debt adjusted reserve growth per share – absolute basis
Minimum Payout	0%	0%
Performance Resulting in Minimum Payout	PGPS of less than 4%	RGPS of less than 4%
Target Payout	100%	100%
Performance Resulting in Target Payout	PGPS of greater than or equal to 6%	RGPS of greater than or equal to 6%
Maximum Payout	200%	200%
Performance Resulting in Maximum Payout	PGPS of greater than or equal to 8%	RGPS of greater than or equal to 8%

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2017 PSUs-PGPS/RGPS. The performance units granted in May 2017 have a performance end date of December 31, 2019.

•	Time-Based Restricted Stock. The Committee awards restricted stock for diversification of the long-term incentive award mix, for consistent alignment between executives and stockholders and for retention purposes. Restricted stock provides recipients with the opportunity for capital accumulation and a more predictable long-term incentive value than is provided by performance units. Restricted stock awards are made according to our normal annual grant schedule and generally vest over three years (30%, 30% and 40%). Prior to vesting, restricted stock recipients have the right to vote and receive dividends on the restricted shares.

SAR Payouts Demonstrate Alignment with Stockholders

Payout values of SARs awarded in 2013, 2012, 2011 (the last three years that SARs were granted and have recently expired) have declined 100% as compared to grant date fair value, as show below. In 2018, the last of these grants expired worthless due to the decline in our stock price (in thousands).

CEO SARs - DECREASE IN VALUE

Mr. Ventura did not realize any value from these SAR grants.

5	2019 COMPENSATION PROGRAM

The Compensation Committee engaged Longnecker to assist with the analysis of the actual delivery of compensation verses the performance of the Company. The following changes have been made for 2019:

•	CEO and CFO Long-Term Incentive grant mix remained 60% Performance-Based Restricted Stock and 40% Time-Based Restricted Stock;

•	Added a new leverage metric for Annual Cash Incentive defined as absolute reduction in debt;

•	Tightened leverage targets;

•	Tightened targets for both finding and development costs and drilling rate for return for the 2019 Annual Cash Incentive Awards;

•	Determined for the fifth year in a row not to increase CEO base salary; and

•	Reduced the amount of the CEO Long-term Incentive Awards compared to amounts granted in 2018, as detailed below:

	Long-Term Incentive Grant in March 2018(1)	Long-Term Incentive Grant in March 2019
Jeffrey L. Ventura	$6,137,133	$5,750,000
Mark S. Scucchi (promoted on May 16, 2018)	$421,851	$2,200,000
Dennis L. Degner	$1,143,317	$1,300,000
David P. Poole	$1,368,202	$1,815,072
(1)	Based on summary compensation table.

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The table below illustrates the potential payouts based on relative and absolute TSR performance for the TSR-PSUs granted in 2019:

	Range’s Rank Among Peer Companies	Percentage of TSR-PSUs Earned
Maximum	1	200.0%
	2	185.7%
	3	171.4%
	4	157.1%
	5	142.9%
	6	128.6%
	7	114.3%
Target	8	100.0%
	9	75.5%
	10	50.0%
	11	0.0%
	12	0.0%
	13	0.0%
	14	0.0%
	15	0.0%
Minimum	16	0.0%

The table below illustrates potential payouts for Performance-Based Reserves and Production Growth Per Share (Debt Adjusted) for grants in March 2019:

Performance Metric	Production Growth Per Share (PGPS)	Reserves Growth Per Share (RGPS)
Performance Period	3 years	3 years
Form of Payout	Stock	Stock
Performance basis	Debt-adjusted production growth per share – absolute basis	Debt adjusted reserve growth per share – absolute basis
Minimum Payout	0%	0%
Performance Resulting in Minimum Payout	PGPS of less than 4%	RGPS of less than 4%
Target Payout	100%	100%
Performance Resulting in Target Payout	PGPS of greater than or equal to 6%	RGPS of greater than or equal to 6%
Maximum Payout	200%	200%
Performance Resulting in Maximum Payout	PGPS of greater than or equal to 8%	RGPS of greater than or equal to 8%

Other Compensation

Deferred Compensation Plan

Members of management and our directors are entitled to participate in our deferred compensation plan. Currently we have one active deferred compensation plan (the “Active Deferred Compensation Plan”) and we have a second deferred compensation plan in which participation was frozen at the end of 2004 (the “Frozen Deferred Compensation Plan”). These deferred compensation plans are described in greater detail in the section of this Proxy Statement entitled “Non-Qualified Deferred Compensation Plans.” Under the Active Deferred Compensation Plan, officers and directors may defer a dollar amount or percentage amount of their base salary and/or annual bonus. Currently, we match the voluntary deferrals of the employee participants, up to 10% of their base salary. Employee participants can elect to have the match paid in cash or stock (the “Match Award”). The Compensation Committee considers the matching contributions, whether paid in cash or by stock, as additional cash compensation in calculating the total compensation for each NEO. We understand that the matching component of the Active Deferred Compensation Plan is not common among the Peer Group. However, the matching component is a significant component to our compensation practices because we do not provide any pension or retirement benefits other than the 401(k) Plan. In fourth quarter 2017, we implemented a post-retirement benefit plan to assist in providing health care to officers who are active employees and have met certain age and service requirements up until the time they are eligible for Medicare. See “Other Benefits” below for additional information.

In addition, when our NEOs receive Time-Based Restricted Stock Awards as described above, we contribute the awards to the Active Deferred Compensation Plan on our NEOs behalf, and such contributions constitute unvested discretionary contributions. The investment tracking options are described in greater detail in the section of this Proxy Statement entitled “Non-Qualified Deferred Compensation Plans”. Performance Units, when awarded, are not placed into the Active Deferred Compensation Plan.

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401(k) Plan

The Company sponsors a 401(k) Plan which is a tax-qualified retirement savings plan pursuant to which all of our full-time and part-time employees are eligible to contribute the lesser of up to 75% of their annual salary or the limit prescribed by law to the 401(k) Plan on a before-tax basis. In addition, participants age 50 or over may contribute additional before-tax amounts up to the annual catch-up contribution limit determined by the IRS and any participant may contribute rollover amounts from certain other qualified plans. Participants may also receive matching contributions, payable in cash, in an amount equal to 100% of their before-tax contributions to the 401(k) Plan up to a maximum matching contribution of 6% of their base salaries and cash bonus. The Company has adopted an auto-enrollment process for new employees which results in the employees participating in the 401(k) plan unless they determine not to participate.

The Compensation Committee considers the dollar value of the 401(k) matching contributions as additional cash compensation in calculating total compensation for purposes of determining the amount of long-term equity incentive compensation to award to each NEO.

Participants are 100% vested in all contributions to the 401(k) Plan. In addition to the other investment options available under the 401(k) Plan, participants may invest all or a portion of their 401(k) Plan account in our common stock. The 401(k) Plan investment options for 2018 are listed in the section of this Proxy Statement entitled “Non-Qualified Deferred Compensation Plans.”

Other Benefits

We provide certain other limited personal benefits that the Compensation Committee has determined are reasonable and consistent with our overall compensation philosophy. The Compensation Committee believes that these benefits are consistent with those provided to executive officers of our Peer Group companies, are an important retention factor and are in accordance with general compensation practices in our industry. Moreover, the Compensation Committee considers the cost and value of any such benefits as additional cash compensation when calculating the total cash compensation for purposes of determining the performance adjusted amount of long-term equity incentive compensation to award to our NEOs. We offer medical, dental, vision and life insurance and disability benefits to all eligible employees. We also provide our NEOs with the following benefits: (i) supplemental disability plans and (ii) reimbursement for approved spousal travel expenses related to Company business. We only provide club membership dues reimbursement and reimbursement of certain expenses to certain of our executives to the extent such membership dues and expenses are related to the conduct of our business. The Compensation Committee believes these particular benefits help our executives to network and foster relationships in the oil and gas industry and community that are valuable and important to our Company. Any executive must reimburse us for any personal club use or use by a member of his family.

Effective fourth quarter 2017 to facilitate an orderly management succession process, we implemented a post-retirement benefit plan to assist in providing health care to officers who are active employees (including their spouses) and have met certain age and service requirements. These benefits are not funded in advance and are provided up to age 65 or at the date they become eligible for Medicare, subject to various cost-sharing features. In combination with the implementation of this succession plan enhancement, certain officers that qualify for the post-retirement benefit plan were also immediately vested in all equity grants (excluding any involuntary termination for cause). Effective October 2018, officers who qualify for the new post-retirement health care plan are required to provide reasonable notice of retirement and, beginning in 2019, are fully vested after one year of service following the grant date.

Change in Control Arrangements

There are no employment agreements currently in effect between us and any employee. None of our employees are covered under any general severance plan. In the event an executive terminates employment, any severance benefits payable would be determined by the Compensation Committee at its discretion, unless such termination occurred following a change in control, in which case severance may be payable pursuant to the Range Resources Corporation Amended and Restated Executive Change in Control Severance Benefit Plan (the “Management CIC Plan”).

The Management CIC Plan was adopted in March 2005. Pursuant to the Management CIC Plan, all our corporate officers and certain other employees selected by the Compensation Committee (the “Management Group”) may be entitled to receive certain payments and benefits if there is a “Change in Control” of the Company and a member of the Management Group is terminated other than for “Cause” or resigns for “Good Reason” within the “Protection Period.” The terms Change in Control, Cause, Good Reason, and Protection Period, as used in the Management CIC Plan, are defined in the section of this Proxy Statement entitled “Potential Payments upon Termination and Change in Control.” If a member of the Management Group is terminated without Cause or resigns for Good Reason within the Protection Period, that participant will receive:

•	a lump sum payment equal to (i) the participant’s “benefit multiple” multiplied by (ii) the sum of (A) the average of the bonuses paid or awarded to the participant for the three prior fiscal years plus (B) the participant’s base salary; and

•	for a period of years equal to the participant’s “benefit multiple,” continued participation in any medical, dental, life, disability, and any other insurance arrangement for the participant (and, if applicable, the participant’s spouse and eligible children) in which such person(s) were participating immediately prior to (i) the date of the participant’s termination as determined under the Management CIC Plan, or, if greater, (ii) the occurrence of the Change in Control.

The “benefit multiples” applicable to the NEOs are as follows: Mr. Ventura – three; Mr. Scucchi – two; Mr. Degner – two and Mr. Poole – two. In addition, any non-vested equity based compensation awards held by each participant vest upon the occurrence of a Change in Control. A more detailed description of these provisions is provided in the section of this Proxy Statement entitled “Potential Payments upon Termination and Change in Control.”

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6	COMPENSATION POLICIES AND PRACTICES

Risk Assessment of Compensation Policies and Practices

Although the majority of the executive compensation program pay is performance-based, the Compensation Committee believes the program does not encourage unnecessary or excessive risk-taking. The Compensation Committee believes that any potential risk of the executive compensation program influencing behavior that could be inconsistent with the overall interests of Range and its stockholders is mitigated by several factors, including:

•	Program elements that use both annual and longer-term performance periods;
•	Use of a transparent, external performance metric, TSR, for a large portion of the long-term incentive program opportunity;
•	Relative nature of the TSR performance measure, which minimizes the impact that volatile commodity prices have on Range’s TSR award;
•	Forfeiture and recoupment provisions for awards in the event of violations of Range’s Code of Business Conduct;
•	Payouts of long-term incentive awards that are 100% in stock rather than cash; and
•	Meaningful stock ownership guidelines for executives that encourage a long-term perspective.

Impact of Prior Equity Awards on Current Awards – No Repricing or Cash Buyouts

Each year, the Compensation Committee grants long-term equity incentive awards based on the prior year’s relative performance of the Company to the Peer Group and generally applies a three-year vesting to such awards for retention purposes. Because the equity grants are determined annually based on the Company’s actual performance for the year for which the compensation is being paid, the Compensation Committee does not feel it is appropriate to consider past awards and adjust compensation (including long-term equity awards). Likewise, the Committee has a practice that it does not compensate employees with additional amounts of pay if the value of prior grants of long-term equity awards is lower than valued at the time of the grant, thus the Committee does not re-price equity awards or pay cash buy outs for equity awards that are not “in the money.” In this way, the Committee believes that the actual performance of the Company directly affects the employee’s compensation actually received from the equity award. The Committee’s philosophy in this regard is the same with the use of Performance Units, including the fact that such awards are intentionally designed such that the payout varies between 0% to 200% of the number of shares initially awarded.

Tax Deductibility of Compensation

The Tax Cuts and Jobs Act of 2017 that was signed into law on December 22, 2017, expands the definition of what types of compensation are subject to the $1,000,000 limitation under Section 162(m) to include performance-based compensation and to also now include the CFO as a covered employee. In addition, the new rule expands the definition of a “covered employee” to include any individuals who have previously been a covered employee for any years after December 31, 2016. Thus, once an individual is identified as one of the top 5 covered employees, the $1,000,000 deduction limitation applies to compensation paid to that individual, even after the individual no longer holds that position or has separated from service.

Financial Restatement/Clawback Policy

The Board of Directors’ policy is that the Compensation Committee, to the extent permitted by governing law, retains the sole and absolute authority to make retroactive adjustments to any cash or equity-based incentive compensation paid to our executives where the payment of such amounts was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, we will seek to recover (or “clawback”) any amount determined to have been inappropriately received by an individual.

Grant Timing

The Compensation Committee does not time, nor has the Compensation Committee in the past timed, equity grants in coordination with the release of material non-public information. Instead, we grant equity at the time or times dictated by our normal compensation process as developed by the Compensation Committee.

Through May 2017, the Compensation Committee made all equity grants to our NEOs at its scheduled meeting in May of each year. This allowed the Compensation Committee and its independent compensation consultant time to review the compensation of executive officers at the Peer Group companies, as reported in the Peer Group companies’ respective proxy statements and audited financial statements filed during the first four months of each year in order to evaluate the Company’s performance relative to the Peer Group companies and the compensation paid by such Peer Group companies. Beginning in 2018, this process was accelerated to March to allow for disclosure in the current year proxy statement.

None of our employees have attempted to time long-term equity incentive award grants by making grant recommendations to the Compensation Committee. Certain executives are authorized to make requests to the Compensation Committee regarding awards for new personnel as part of the hiring process, to existing employees who are promoted or where market conditions could reduce our ability to retain key employees. However, these are market driven occurrences and not timing issues, and such executives only provide recommendations that may or may not be approved by the Compensation Committee.

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Stock Ownership Requirements for Executive Officers and Directors

Each officer listed below is expected to own a number of our shares with a value that is a multiple of the officer’s current base salary and each non-management director is expected to own a number of shares with a value that is a multiple of the director’s annual cash retainer, as follows:

Position	Multiple
Chief Executive Officer	5.0 x base salary
Executive Vice President	4.0 x base salary
Senior Vice President	3.0 x base salary
Non-management Director	5.0 x annual cash retainer

Unless the officer has achieved the required level of share ownership, the officer is required to retain an amount equal to 50% of the net shares received as a result of any equity awards granted to the officer by the Company until he or she is in compliance with the stock ownership policy. An officer must continue to retain shares in the amount required for as long as the officer is subject to the policy. As of the date of this Proxy Statement, all NEOs are in compliance with the policy.

Unless a director has achieved the required level of share ownership, the director is required to retain an amount equal to 50% of the net shares received as a result of any equity awards granted to the director by the Company until he or she is in compliance with the stock ownership policy. A director must continue to retain shares in the amount required for as long as the director serves on the Board. As of the date of this Proxy Statement, all of our directors are in compliance with the policy.

Trading in the Company’s Stock Derivatives and Pledging Limitation

It is our policy that directors and all officers, including our NEOs, may not purchase or sell options on our common stock, nor engage in short sales with respect to our common stock. Trading by officers and directors in puts, calls, straddles, equity swaps or other derivative securities that are directly linked to our common stock is also prohibited.

Pledging of Company equity to secure any new credit is prohibited. As of the date of this proxy, no NEOs or directors have any pledged Company equity.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Proxy Statement.

Steffen E. Palko, Chair

Anthony V. Dub

James M. Funk

Steve D. Gray

Christopher A. Helms

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table summarizes total compensation for each NEO for the years shown:

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Jeffrey L. Ventura President & CEO	2018	$925,000	$6,137,133	$1,500,000	$149,055	$8,711,188
	2017	$925,000	$6,580,649	$1,000,000	$151,217	$8,656,866
	2016	$925,000	$7,455,999	$1,332,000	$149,926	$9,862,925
Mark S. Scucchi(5) SVP & CFO	2018	$361,979	$421,851	$436,248	$56,939	$1,277,017

Dennis L. Degner(5) SVP	2018	$346,778	$1,143,317	$400,000	$169,573	$2,059,668

David P. Poole SVP	2018	$398,000	$1,368,202	$418,378	$27,168	$2,211,748
	2017	$398,000	$1,686,171	$250,000	$26,410	$2,360,581
	2016	$398,000	$1,947,004	$343,872	$64,942	$2,753,818
Roger S. Manny(4) Former EVP & CFO	2018	$195,304	$2,399,554	$—	$2,777,734	$5,372,592
	2017	$493,000	$3,179,160	$497,664	$86,462	$4,256,286
	2016	$493,000	$3,640,996	$567,936	$84,969	$4,786,901
Ray N. Walker, Jr.(4) Former EVP & COO	2018	$159,800	$2,399,554	$—	$70,965	$2,630,399
	2017	$493,000	$3,094,155	$100,000	$82,869	$3,770,024
	2016	$493,000	$3,546,967	$567,936	$81,397	$4,689,300
Chad L. Stephens(4) Former SVP	2018	$410,000	$1,698,216	$430,992	$75,536	$2,614,744
	2017	$410,000	$1,971,171	$383,760	$72,652	$2,837,583
	2016	$410,000	$2,490,004	$354,240	$70,618	$3,324,862

(1)	This column reflects the aggregate fair values calculated in accordance with generally accepted accounting principles in the United States regarding stock compensation, without taking into account estimated forfeitures and does not reflect the actual value that may be recognized by each NEO. Restricted stock generally will vest according to the following schedule: 30% after year one, 60% after year two and 100% after year three. Performance restricted stock generally will vest three years after the date of grant upon our achievement of certain criteria including total stockholder return relative to a pre-determined peer group and certain internally developed performance metrics. Performance restricted stock is valued assuming a target number of shares would be issued. If our achievement of the defined criteria resulted in 200% of the award being paid, the grant date fair value for 2018 would have been as follows: Mr. Ventura ($9,749,238); Mr. Scucchi ($585,814); Mr. Degner ($1,683,809); Mr. Poole ($2,173,477); Mr. Manny ($3,811,863); Mr. Walker ($3,811,863); and Mr. Stephens ($2,697,729). See grants of Plan-Based Awards table for more information. As of the fourth quarter 2018, Mr. Scucchi and Mr. Degner do not qualify for our post-retirement health care benefit plan.
(2)	The amounts shown as “Non-Equity Incentive Plan Compensation” are equal to the cash incentive awards granted by the Compensation Committee for each of our NEOs performance for the applicable calendar year. While these awards are based on performance criteria established by the Compensation Committee, the actual amounts awarded are not determined until early in the year following the calendar year being evaluated. These amounts were accrued during the calendar year being evaluated on an estimated basis and then adjusted to reflect the actual amounts awarded. The cash incentive awards were determined and paid in accordance with our Amended and Restated 2005 Plan.
(3)	The following table describes each component of the “All Other Compensation” column for 2018 in the Summary Compensation Table above.
(4)	Mr. Walker retired in April 2018, Mr. Manny retired in May 2018, and Mr. Stephens retired on December 31, 2018.
(5)	Under applicable SEC rules, Mr. Scucchi and Mr. Degner’s compensation for 2017 and 2016 is excluded as they were not named executives during those years. Mr. Scucchi was promoted on May 16, 2018.

	Active Deferred Compensation Plan Match	401(k) Plan Match	Executive Disability Premium	Moving Expenses	Severance	Total
Jeffrey L. Ventura	$92,492	$16,500	$40,063	$—	$—	$149,055
Mark S. Scucchi	$36,201	$16,500	$4,238	$—	$—	$56,939
Dennis L. Degner	$34,688	$16,500	$6,146	$112,239	$—	$169,573
David P. Poole	$—	$16,500	$10,668	$—	$—	$27,168
Roger S. Manny (Former CFO)	$—	$16,500	$12,101	$—	$2,749,133	$2,777,734
Ray N. Walker, Jr. (Former COO)	$49,298	$15,102	$6,565	$—	$—	$70,965
Chad L. Stephens (Former SVP)	$40,987	$16,500	$18,049	$—	$—	$75,536

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CEO Pay Ratio of 65 to 1

Pursuant to Item 402(u) of Regulation S-K, we have prepared a comparison of the annual total compensation of Mr. Ventura, our Chief Executive Officer and President, for fiscal year 2018 to the median of annual total compensation of all other Company employees for the same period.

We identified the median employee for this review by examining the 2018 annual total compensation for all employees, excluding our Chief Executive Officer, who were employed by us on December 31, 2018 because it allowed us to make the identification in a reasonably efficient manner. We included all employees, whether employed on a full-time, part-time, or seasonal basis. For this purpose and using reasonable estimates, the calculation of annual total compensation of all employees, excluding our Chief Executive Officer, was determined by using the wages and compensation similar to the salary components used to determine Mr. Ventura’s total compensation. We chose this method because it is readily available in our existing payroll system, it is determined on a consistent basis for each employee, and because we believe it is a reasonable proxy for total compensation for purposes of determining the median employee. We annualized the compensation for any employee that was not employed by us for all of 2018. For the total annual compensation of our Chief Executive Officer, we used the “Total Compensation” shown for Mr. Ventura in the “Summary Compensation Table” on page 47 of this Proxy Statement.

Following our review, we have determined that for 2018:

•	the median of the annual total compensation of all employees of the Company (other than our Chief Executive Officer) was $134,000.
•	the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table above was $8.7 million; and
•	as a result, we estimate Mr. Ventura’s 2018 annual total compensation was approximately 65 times that of our median employee.

The above determination is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their comparison to the ratio reported above, as other companies may have different employment and compensation practices and may utilize different mythologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Grants of Plan-Based Awards in 2018

The table below shows the plan-based awards granted by the Compensation Committee to the NEOs in 2018. The awards are abbreviated in the table as follows: (i) Annual Cash Incentive Award (ACI); (ii) Matching Award (MA); (iii) Time-Based Restricted Stock (RS); and (iv) Performance-Based Awards (PBA).

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: # of		Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Shares of Stock or Units(4)		and Option Awards(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(l)
Jeffrey L. Ventura
ACI		$555,000	$1,110,000	$2,220,000
MA	03/06/18							6,077	(4)	$92,492
RS	03/06/18							165,902	(5)	$2,525,028
PBA	03/06/18				—	217,410	434,820			$3,612,105
Mark Scucchi
ACI		$149,400	$298,800	$597,600
MA	03/23/18							418		$6,124
MA	06/22/18							547		$9,233
MA	09/14/18							609		$9,574
MA	12/14/18							960		$11,270
RS	03/06/18							16,944		$257,888
PBA	03/06/18				—	9,869	19,738			$163,963
Dennis L. Degner
ACI		$126,000	$252,000	$504,000
MA	03/23/18							529		$7,750
MA	06/22/18							558		$9,419
MA	09/14/18							514		$8,080
MA	12/14/18							804		$9,439
RS	03/06/18							24,824		$377,821
RS	08/03/18							14,451		$225,003
PBA	03/06/18				—	32,532	65,064			$540,493

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		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: # of		Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Shares of Stock or Units(4)		and Option Awards(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(l)
David P. Poole
ACI		$143,280	$286,560	$573,120
RS	03/06/18							36,986		$562,927
PBA	03/06/18				—	48,469	96,938			$805,275
Roger S. Manny(6)
ACI		$236,640	$473,280	$946,560
MA	03/06/18							—	(4)	$—
RS	03/06/18							64,865	(5)	$987,245
PBA	03/06/18				—	85,006	170,012			$1,412,309
Ray N. Walker, Jr.(7)
ACI		$236,640	$473,280	$946,560
MA	03/06/18							3,239	(4)	$49,298
RS	03/06/18							64,865	(5)	$987,245
PBA	03/06/18				—	85,006	170,012			$1,412,309
Chad L. Stephens(8)
ACI		$147,600	$295,200	$590,400
MA	03/06/18							2,693	(4)	$40,987
RS	03/06/18							45,907	(5)	$698,704
PBA	03/06/18				—	60,160	120,320			$999,512

(1)	The Threshold, Target and Maximum dollar amounts for the ACI are shown in columns (c), (d) and (e), respectively, for 2018. The actual Annual Incentive Awards paid under the Amended and Restated 2005 Plan and applicable to the 2018 performance period were determined by the Compensation Committee in March 2019. These awards are disclosed as “Non-Equity Incentive Plan Compensation” in column (g) of the Summary Compensation Table for 2018 compensation. The estimated payout amounts reflected in the Grants of Plan-Based Awards Table reflect the amounts that could be paid under the Compensation Committee approved payout ranges for 2018 performance, subject to any changes in salaries of our NEOs. For a detailed description of the performance criteria associated with the Annual Cash Incentives please see the section of this Proxy Statement entitled “Compensation Discussion and Analysis — Elements of Executive Compensation.”
(2)	Performance Units will be paid on 03/06/21 if specified performance goals are met. For a detailed description of our performance shares please see the section of this Proxy Statement entitled “Compensation Discussion and Analysis-Elements of Executive Compensation”.
(3)	The grant date fair value are determined in accordance with current accounting guidance. The Time-Based Restricted Stock Awards set forth in the Grants of Plan-Based Awards Table are valued at the closing price of our common stock on the date such awards were approved by the Compensation Committee. PBAs where the performance condition is based on market conditions are valued using a Monte Carlo simulation and assumes a target payout. The Monte Carlo model utilizes multiple input variables that determine the probability of satisfying the market condition stipulated in the award. PBAs where the performance condition is based on internal performance metrics is based on the market value of our common stock on the date of grant and assumes a target payout.
(4)	These awards are cash or shares of our common stock granted as Matching Awards. The dollar value of Matching Awards granted to each of our NEOs is included in the Summary Compensation Table under column (i) as “All Other Compensation.” When these awards were granted in March 2018, the closing price of our common stock was $15.22. For a detailed description of matching contributions to our Active Deferred Compensation Plan (which may be paid in cash or stock, at the election of our participating employees) see the section of this Proxy Statement entitled “Non-Qualified Deferred Compensation Plans.”
(5)	When RS Awards were granted on March 6, 2018, the closing price of our common stock was $15.22. For a detailed description of RS Awards granted on March 6, 2018 see the section of this Proxy Statement entitled “Compensation Discussion and Analysis – Elements of Executive Compensation.”
(6)	Retired effective May 16, 2018
(7)	Retired effective April 13, 2018
(8)	Retired effective December 31, 2018

During 2018, the Compensation Committee granted the following Time-Based Restricted Stock Awards and Performance-Based Restricted Stock Awards to our NEOs:

	Time-Based Restricted Stock Awards				Performance-Based Restricted Stock
	Date	Fair Value per Share	Shares Granted	Grant Date Fair Value	Date	Grant Price	Fair Value per Share	Shares Granted	Grant Date Fair Value
Jeffrey L. Ventura	03/06/18	$15.22	165,902	$2,525,028	03/06/18	$15.22	$18.48	217,410	$3,612,105
Mark Scucchi	03/06/18	$15.22	16,444	$257,888	03/06/18	$15.22	$18.48	9,869	$163,963
Dennis L. Degner	03/06/18	$15.22	24,824	$377,821	03/06/18	$15.22	$18.48	32,532	$540,493
	08/03/18	$15.57	14,451	$225,003	—	$—	$—	—	$—
David P. Poole	03/06/18	$15.22	36,986	$562,987	03/06/18	$15.22	$18.48	48,469	$805,275
Roger S. Manny	03/06/18	$15.22	64,865	$987,245	03/06/18	$15.22	$18.48	85,006	$1,412,309
Ray N. Walker, Jr.	03/06/18	$15.22	64,865	$987,245	03/06/18	$15.22	$18.48	85,006	$1,412,309
Chad L. Stephens	03/06/18	$15.22	45,907	$698,704	03/06/18	$15.22	$18.48	60,460	$999,512

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Outstanding Equity Awards at 2018 Fiscal Year-End

The table below reflects each of our NEOs unvested equity grants or long-term equity grants where the performance condition has not been met as of December 31, 2018 on an individual award basis. The market values of “Stock Awards” in column (h) and (j) were determined using the closing price of $9.57 of our common stock on December 31, 2018. Column (b),(c),(d),(e),and (f) have been deleted from the SEC-prescribed table format because we did not have any such awards outstanding as of December 31, 2018.

	Stock Awards(2)
Name	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not vested #(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not vested $(2)
(a)	(g)		(h)	(i)	(j)
Jeffrey L. Ventura				95,321	$912,222
				123,265	1,179,646
				217,410	2,080,614
TOTAL				435,996	$4,172,482
Mark Scucchi	3,196	(A)	$30,586	4,901	$46,903
	4,000	(R)	38,280	5,176	49,534
	4,802	(A)	45,955	9,869	94,446
	2,000	(R)	19,140
	433	(M)	4,144
	16,944	(A)	162,154
	845	(M)	8,087
TOTAL	32,220		$308,346	19,946	$190,883
Dennis L. Degner	515	(M)	$4,929	7,500	$71,775
	24,824	(A)	237,566	7,844	75,067
	901	(M)	8,622	32,532	311,331
	14,451	(R)	138,296
	878	(M)	8,402
TOTAL	41,569		$397,815	47,876	$458,173
David P. Poole				24,891	$238,207
				31,585	302,268
				48,469	463,848
TOTAL				104,945	$1,004,323
Roger S. Manny				46,548	$445,464
				59,550	569,894
				85,006	813,507
TOTAL				191,104	$1,828,865
Ray N. Walker, Jr.				45,346	$433,961
				57,959	554,668
				85,006	813,507
TOTAL				188,311	$1,802,136
Chad L. Stephens				31,833	$304,642
				36,923	353,353
				60,160	575,731
TOTAL				128,916	$1,233,726

(1)	Annual Stock Awards (designated as “A” in the table), generally vest over a three-year period at the rate of 30% over each of the first two years and 40% over the third year. We made one grant of Annual Stock to each Named Executive Officer in 2016, 2017 and 2018. Mr. Degner chose to receive his Annual Stock Award in 2016 and 2017 in cash. Annual Stock Awards are listed in chronological order as granted. Stock Awards granted as retention awards (designated as “R” in the table), vest at the end of either a three year period or two year period depending on the grant. Matching Stock Awards (designated as “M” in the table) vest ratably over a three-year period beginning with the year such awards were contributed to our deferred compensation plan. Matching Stock Awards ae listed in chronological order for the matches made in 2017 and 2018. The treatment of these awards upon a change in control and certain employment termination events is described below under “Potential Payments Upon Termination and Change in Control.”
(2)	Performance-based restricted stock that will be issued subject to the achievement of certain levels of total shareholder return or internal performance metrics. The amounts shown assume a target payout and are listed in chronological order as granted. While Mr. Manny, Mr. Walker and Mr. Stephens retired during 2018, these performance-based grants were vested at the time of their retirement and will be issued at the end of the performance period based on the final determination of the award.

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As of December 31, 2018, all Time-Based Restricted Stock granted to certain of our NEOs is accounted for as vested because the NEO qualified, based on age and years of service, for our new post-retirement benefit plan which was intended to improve our management succession plan. While the Performance-Based Restricted Stock is also accounted for as vested, these Performance-Based Restricted Stock grants continue to be reported in the Outstanding Equity Awards table above because the performance condition has not been satisfied. However, if an NEO is terminated involuntarily for cause, the Time-Based Restricted Stock would be forfeited by him.

Option Exercises and Stock Vested in 2018

The following table reflects information about the value realized by the NEOs on option award exercises and restricted stock vesting during 2018.

	Option Awards(1)		Stock Awards(2)
	Number		Number
	of Shares		of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise	on Exercise	Vesting	on Vesting
(a)	(b)	(c)	(d)	(e)
Jeffrey L. Ventura	—	$—	196,213	$2,996,055
Mark Scucchi	—	$—	10,476	$130,529
Dennis L. Degner	—	$—	2,866	$32,858
David P. Poole	—	$—	43,261	$660,942
Roger S. Manny	—	$—	76,610	$1,170,702
Ray N. Walker, Jr.	—	$—	79,535	$1,215,094
Chad L. Stephens	—	$—	56,653	$865,480
(1)	There were no option awards exercised in 2018.
(2)	The “Stock Awards” included in the vesting amounts shown in this table are from (i) Time-Based Restricted Stock Awards granted during 2018 for all NEO’s except Mr. Scucchi and Mr. Degner. Mr. Scucchi’s represents Time-Based Restricted Stock Awards granted during 2015 through 2017, (ii) Matching Awards for 2016 through 2018 and Performance-Based Restricted Stock granted during 2015. Because the Summary Compensation Table reflects the entire value of the “Stock Awards” instead of over the period of time when such awards vest, a significant portion of the dollar amounts shown as realized on vesting is duplicative of the amounts that are shown in the Summary Compensation Table for different periods of time. The value realized upon vesting that is reported above was calculated by multiplying the number of shares that vested during 2018 by the closing price of our common stock on the applicable vesting date.

Non-Qualified Deferred Compensation Plans

Generally, our NEOs elect at the time they make their compensation deferrals into the deferred compensation plan whether to receive our matching contribution under such plan in cash or in the form of our common stock. Matching contributions up to 10% of our NEOs base salary paid during the calendar year generally vest over a three-year period, commencing with the year the matching contribution is made. Separate deferral elections may be made with respect to our NEOs bonus and salary. To the extent that our NEOs elected to receive a Matching Award, vesting of the Matching Award for 2016 through 2018 is reflected as to each respective NEO in the “Options Exercised and Stock Vested Table” above.

All such Time-Based Restricted Stock and Matching Awards are automatically contributed as discretionary contributions to our Active Deferred Compensation Plan. Therefore, upon the vesting of any such awards, any appreciation or depreciation in value that would otherwise be realized is deferred under the terms of the Active Deferred Compensation Plan and will be distributed pursuant to the terms of the Active Deferred Compensation Plan as described below.

The Compensation Committee may elect to make discretionary contributions to the Active Deferred Compensation Plan on behalf of our NEOs. These contributions may be made in the form of the matching contributions described above. Any such discretionary contributions generally will be subject to vesting and any other terms specified by the Compensation Committee. Matching contributions generally will vest on a class-year basis over a three-year period at the rate of 33-1/3% each year, commencing with the year in which the contribution is made unless a different vesting schedule is determined by the Compensation Committee. In addition, our NEOs will become fully vested in the matching contributions upon reaching age 65, death or disability (as defined in the Active Deferred Compensation Plan). Our NEOs will forfeit all discretionary or matching contributions, irrespective of the attainment of age 65, disability or death, if their employment with the Company terminates for gross misconduct or if they engage in unlawful business competition with the Company. As of December 31, 2018, all of our NEOs are fully vested in their Matching Awards and their Time-Based Restricted Stock except Mr. Scucchi and Mr. Degner.

Amounts contributed to the deferred compensation plans and earnings thereon are contributed to a rabbi trust, which is a grantor trust the assets of which may only be used to pay benefits under the deferred compensation plans or to satisfy the claims of our creditors in the event of our insolvency. Thus, we have set aside the assets to fund the benefits payable under the deferred compensation plans. Our NEOs are entitled to direct the benchmark for returns on their deferred compensation generally in similar investment funds as are offered under our 401(k) Plan. However, Time-Based Restricted Stock Awards and Matching Awards may not be transferred out of our common stock until vesting of such awards. Participants can elect to invest contributions and matching contributions in the 401(k) Plan in common stock of the Company.

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Benefits under the Active Deferred Compensation Plan will be paid at the time and form as previously specified by our NEOs in accordance with the requirements of Section 409A of the Code. Such amounts may be paid in the form of a single lump sum payment or annual installments over a period of up to 10 years. Time-Based Restricted Stock Awards and Matching Awards contributed to the Active Deferred Compensation Plan may be paid in shares of our common stock, with fractional shares in cash at the discretion of the Compensation Committee. Each of our NEOs may change the time and/or form of payment, by making an election with the plan administrator at least one year before the date his/her Active Deferred Compensation Plan accounts would be paid in accordance with the requirements of Section 409A of the Code. Any such subsequent deferral election must delay our NEOs’ benefit commencement date by at least five years. In addition, the Active Deferred Compensation Plan permits our NEOs to obtain an earlier distribution in the event of “Hardship,” as defined under the Active Deferred Compensation Plan.

The accompanying table reflects the activity during the 2018 calendar year for each of our NEOs for the Frozen Deferred Compensation Plan shown as “F” in the table and the Active Deferred Compensation Plan shown as “A” in the table.

NON-QUALIFIED DEFERRED COMPENSATION

		Registrant		Aggregate		Aggregate	Aggregate
		Contributions		Earnings		Withdrawals/	Balance
		in Last FY(1)		in Last FY(2)		Distributions	at Last FYE
Name	Plan	(c)		(d)		(e)	(f)
Jeffrey L. Ventura	A	$2,525,028	(5)	$(52,344)	(3)	$—	—
	A	92,492	(6)	(4,475,122)	(4)	(1,059,222)	—
TOTAL		$2,617,520		$(4,527,466)		$(1,059,222)	$7,424,629
Mark Scucchi	A	$257,888		$2,607	(3)	$—	—
	A	36,201		(304,689)	(4)	(119,659)	—
TOTAL		$394,089		$(302,082)		$(119,659)	$601,930
Dennis L. Degner	A	$602,824		$(15,439)	(3)	$—	—
	A	34,688		(220,949)	(4)	(305,076)	—
TOTAL		$637,512		$(236,388)		$(305,076)	$1,421,998
David P. Poole	A	$562,927	(5)	$(5,583)	(3)	$—	—
	A	—	(6)	(759,028)	(4)	(367,857)	—
TOTAL		$562,927		$(764,611)		$(367,857)	$1,322,153
Roger S. Manny	F	$—		$2,048	(3)	$—	—
	F	—		(849)	(4)	(61,132)	—
	A	987,245	(5)	36,567	(3)	—	—
	A	—	(6)	(592,677)	(4)	(6,505,630)	—
TOTAL		$987,245		$(554,911)		$(6,566,762)	$—
Ray N. Walker, Jr.	A	$987,245	(5)	$(83,990)	(3)	$—	—
	A	49,298	(6)	(351,065)	(4)	(2,469,656)	—
TOTAL		$1,036,543		$(435,055)		$(2,469,656)	$1,003,868
Chad L. Stephens	A	$698,704	(5)	$494	(3)	$—	—
	A	40,987	(6)	(790,013)	(4)	(724,915)	—
TOTAL		$739,691		$(789,519)		$(724,915)	$1,273,297
(1)	Column (c) reflects the value of our common stock contributed by us as Time-Based Restricted Stock Awards and Matching Awards.

(2)	The earnings/(losses) from each of our NEOs’ deferred compensation plan account shown in column (d) represents the cash earnings or appreciation/ depreciation in market value from the investment funds and our common stock which our NEOs invest in under the deferred compensation plans. Because our NEOs’ deferred compensation plan accounts have significant investments in our common stock, the plan earnings each year for each of our NEOs are significantly impacted by the change in our common stock price during that period. The amounts of the appreciation or depreciation in our common stock held in the Frozen and Active Deferred Compensation Plan accounts for each NEO is segregated in the table for reference purposes.

(3)	Earnings/(losses) from appreciation/depreciation in market value, dividends and interest from mutual funds selected by each of our NEOs.

(4)	These amounts reflect depreciation in the value of our common stock held in the Frozen and Active Deferred Compensation Plan accounts. As of December 31, 2018, the following numbers of shares of our common stock were held in our NEOs’ deferred compensation plan accounts – 672,477 shares by Mr. Ventura; 47,401 shares by Mr. Scucchi; 43,992 shares by Mr. Degner; 118,502 shares by Mr. Poole; 0 shares by Mr. Manny; 9,661 shares by Mr. Walker, and 34,257 shares by Mr. Stephens.

(5)	These amounts reflect the grant date fair value of Time-Based Restricted Stock Awards determined in accordance with current accounting guidance. The Compensation Committee grants these awards each year to our NEOs. Such awards are contributed to each of our NEOs accounts in the Active Deferred Compensation Plan. These awards generally vest over a three–year period at the rate of 30% for each of the first two years and 40% the last year. As of fourth quarter 2017, all of our NEOs qualified for our post-retirement health care benefit and therefore, all vesting of equity grants was accelerated except for Mr. Scucchi and Mr. Degner.

(6)	Generally, our NEOs elect, at the time they make their compensation deferral elections under the Active Deferred Compensation Plan for the coming calendar year, whether to receive their matching contribution under such plan in cash or in the form of our common stock. During 2018, all our NEOs except Mr. Poole and Mr. Manny elected Matching Awards. The dollar equivalent value of the Matching Awards is shown in column (c) of the table. Matching Awards generally vest ratably over a three-year period beginning with the year such awards were contributed to our deferred compensation plan. These amounts are shown in column (l) of the Grants of Plan-Based Awards Table and are included as “All Other Compensation” in the Summary Compensation Table. As of fourth quarter 2018, certain of our NEOs qualified for our post-retirement health care benefit and therefore all vesting of equity grants was accelerated.

Voluntary contributions to our deferred compensation plans by our NEOs from salary, bonus and cash incentive awards from prior years have been reported in the Summary Compensation Tables for such prior years. Mr. Stephens has been participating in the deferred compensation plans since 1997. Messrs. Ventura and Manny began participating in 2003, Mr. Walker began participating in 2006, Mr. Poole in 2008, Mr. Scucchi in 2012 and Mr. Degner in 2014.

In the Non-Qualified Deferred Compensation Table, Time-Based Restricted Stock Awards granted during 2018 are valued at the grant value fair value in accordance with current accounting guidance. Matching Awards are

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reflected in the Summary Compensation Table (as “All Other Compensation”) during the year such awards are contributed to our deferred compensation plan, although such awards may be subject to future vesting.

The table below shows the investment funds available under our 401(k) Plan and our deferred compensation plans (other than our common stock) and their annual rate of return for the calendar year ended December 31, 2018, as reported by the administrator of the plans.

	Rate of Return
		Deferred
Investment Fund	401(k) Plan	Compensation Plan
American Beacon Small Cap Value – Institutional	(15.63)%	—
Blackrock Global Allocation Fund, Inc. – Institutional Class	(7.37)%	—
Deutsche Real Estate Securities I	(3.19)%	—
Goldman Sachs Emerging Market Equity Insights Fund	(16.09)%	—
J Hancock Disciplined Value Mid Cap I Fund	(14.74)%	—
Janus Enterprise Fund Class T	(1.05)%	—
MFS Growth Fund Class R4	2.59%	—
MFS International Diversification Fund Class R4	(11.05)%	—
T. Row Price New Era Fund	(16.21)%	—
PIMCO Foreign Bond	2.63%	—
PIMCO Income Fund Institutional Class	(1.98)%
PIMCO Real Return Fund – Institutional Class	0.63%	—
Prudential Total Return – Q	(0.63)%	—
T. Rowe Price Diversified Small Cap Growth	(6.86)%
T. Rowe Price International Discovery Fund	(17.47)%	(17.47)%
T. Rowe Price Retirement Balance Investor	(3.27)%	—
T. Rowe Price Retirement 2005 Fund	(3.26)%	—
T. Rowe Price Retirement 2010 Fund	(3.61)%	—
T. Rowe Price Retirement 2015 Fund	(4.17)%	—
T. Rowe Price Retirement 2020 Fund	(4.94)%	—
T. Rowe Price Retirement 2025 Fund	(5.62)%	—
T. Rowe Price Retirement 2030 Fund	(6.28)%	—
T. Rowe Price Retirement 2035 Fund	(6.87)%
T. Rowe Price Retirement 2040 Fund	(7.32)%	—
T. Rowe Price Retirement 2045 Fund	(7.57)%	—
T. Rowe Price Retirement 2050 Fund	(7.58)%	—
T. Rowe Price Retirement 2055 Fund	(7.62)%	—
T. Rowe Price Retirement 2060 Fund	(7.57)%	—
T. Rowe Price Stable Value Fund	2.14%	—
Vanguard Equity Income Investor Shares	(5.65)%	(5.65)%
Vanguard Institutional Index	(4.42)%	—
Vanguard Mid-Cap Index Admiral	(9.23)%	(9.23)%
Vanguard REIT Index Admiral	(5.95)%	—
Vanguard Small Cap Index Admiral	(9.31)%	(9.31)%
Vanguard Total International Stock Index Admiral	(14.43)%	(14.43)%
Vanguard Total Bond Index Admiral	(0.03)%	—
BlackRock Global Allocation Fund Investor A	—	(7.37)%
BlackRock Fed Fund Institutional	—	1.73%
Calamos Growth & Income Fund – Class A	—	(3.63)%
Cohen & Steers Real Estate Securities Fund	—	(4.21)%
Diamond Hill Large Cap Fund	—	(9.53)%
First Eagle Gold A	—	(15.69)%
Goldman Sachs Emerging Markets Equity Insights A	—	(16.09)%
Guggenheim Total Return Bond Fund	—	0.96%
J. Hancock Disciplined Value Mid Cap A Fund	—	(14.59)%
Janus Henderson Enterprise Fund	—	(1.05)%
Nuveen Small Corp Value Fund Class R6	—	(20.47)%
Oppenheimer Global Fund Class A	—	(13.21)%
PIMCO Income A Fund	—	0.63%
PIMCO Real Return Fund – Class A	—	(1.98)%
PIMCO International Bond Fund Class Small	—	2.63%
Schwab International Core Energy Equity Fund	—	(18.27)%
T. Rowe Price Institutional Large-Cap Growth	—	4.32%
T. Rowe Price Q M U.S. Small-Cap Growth Equity Fund –I Class	—	(6.72)%
Vanguard 500 Index FD Admiral	—	(4.43)%

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Potential Payments upon Termination and Change in Control

There are no employment agreements currently in effect between us and any of our NEOs. Our NEOs are not covered under any general severance plan. In the event any NEOs terminates employment, any severance benefits payable would be determined by the Compensation Committee in its discretion, unless termination occurred following a Change in Control, in which case severance may be payable pursuant to our Management CIC Plan.

Under the Management CIC Plan members of our Management Group, including our NEOs, may be entitled to receive certain payments and benefits if there is a Change in Control and a member of the Management Group is terminated other than for Cause or resigns for Good Reason (each an “Involuntary Termination” with individual terms defined below). These potential severance payments are considered “double-trigger” change in control arrangements, as a termination alone, or a Change in Control alone, will not result in severance payments becoming due; the termination of employment and the Change in Control event must occur together prior to amounts becoming due under the Management CIC Plan. Specifically under our Management CIC Plan, if a member of our Management Group leaves the Company as a result of an Involuntary Termination during the Protection Period, the participant will receive (a) a lump sum cash payment equal to (i) such person’s Benefit Multiple (which is set forth in the table below with respect to our NEOs) multiplied by (ii) the sum of (A) the participant’s Base Salary (as defined below) plus (B) the participant’s Bonus (collectively, the “Cash Payment”), and (b) for a period of years equal to the participant’s Benefit Multiple (but not beyond the end of the second calendar year following the year in which the Involuntary Termination occurred), continued participation in any medical, dental, life, disability or any other insurance arrangement for the benefit of the participant (and his/her spouse and eligible children, if applicable) in which such person(s) (iii) were participating immediately prior to (iv) the date of the participant’s Involuntary Termination, or, if greater, (v) the occurrence of the Change in Control (the “Continued Benefits”).

The Cash Payment will be paid as soon as practicable following a member of our Management Group’s termination, and in all events not later than March 15 of the year following the year of termination, unless payment is required to be delayed for six months from the date of termination to prevent additional tax under Section 409A of the Code. Further, the receipt of Continued Benefits is conditioned on the member of our Management Group paying to our Company the same premium amount for such benefits as such participant was required to pay prior to his termination, and the Continued Benefits will be limited and reduced to the extent that comparable coverage that does not result in greater out-of-pocket expenses to such participant is provided or available to such participant. Our Management CIC Plan does not provide for any Cash Payments or Continued Benefits in the event a member of our Management Group is terminated due to death or Disability (as defined below). A discussion of the Benefit Multiple selected for each of our NEOs can be found below.

Our Management CIC Plan also provides that, upon a Change in Control, all non-vested long-term equity incentive awards held by members of our Management Group, including our NEOs, will vest. In addition, any long-term equity-incentive awards that vest and that provide for exercise by the participant will remain exercisable following an Involuntary Termination or any termination due to death or Disability on or after a Change in Control for the lesser of (i) the remaining term of the award or (ii) one year following the latest to occur of (A) the participant’s termination of employment, (B) in the event of a termination of employment in anticipation of a Change in Control, the actual occurrence of or consummation of such Change in Control, or (C) in the event of a Change in Control as a result of approval by the stockholders of our Company of a reorganization, merger, consolidation or other disposition of all or substantially all of our assets or an acquisition of the assets or stock of another corporation, the consummation of such transaction. Following a termination of employment that is not an Involuntary Termination or a termination due to death or disability, other than a termination for Cause, any long-term equity-incentive award that vests and that provides for exercise by the participant will be exercisable for the lesser of (i) the remaining term of the award or (ii) 30 days following such termination of employment. Upon a termination of employment for Cause, any long-term equity-incentive awards will terminate and no longer be exercisable at the time of a final determination that Cause exists.

In connection with the delivery of the Cash Payments under our Management CIC Plan, each member of our Management Group is required to execute and deliver to us a release that generally releases and discharges our Company (and its related entities and agents) from any and all claims (with certain limited exceptions) existing at any time prior to execution of the release. Our Management CIC Plan also contains non-disparagement provisions pursuant to which each member of our Management Group and our Company have agreed not to disparage one another during the term of such person’s employment and thereafter. Violation of the non-disparagement provisions entitles the wronged party to complete relief including injunctive relief, damages, and/or termination or return of payments made under our Management CIC Plan.

As discussed above, the Management CIC Plan also provides for the payment of a tax-gross up to members of our Management Group, including our NEOs, in the event that Change in Control Payments would result in excess parachute payments under Section 280G of the Code. This tax gross-up has been eliminated for employees who become an officer of the Company after November 2014. Mr Scucchi and Mr. Degner were officers of the Company in 2014.

For purposes of our Management CIC Plan, the following terms have been assigned the meanings set forth below:

(i)	“Change in Control” means (A) a person or group of persons becomes the beneficial owner of 35% or more of the then outstanding shares of our common stock or the combined voting power of the outstanding securities of our Company that are eligible to vote in the election of our Board of Directors, (B) a majority of the members of our Board of Directors is replaced by directors who were not endorsed by a majority of the board members prior to their appointment, (C) the consummation of a reorganization, merger, consolidation, or other disposition of all or substantially all of our assets or an acquisition of the assets of another corporation, unless, immediately following the consummation of such transaction, (1) the Company’s stockholders immediately prior to such transaction own more than 50% of the company resulting from such transaction and exercise more than 50% of the resulting company’s combined voting power in substantially the same proportions as their ownership of the stock of the Company and the Company’s voting securities immediately prior to such a reorganization, merger, consolidation, or other disposition, (2) no person (other than certain entities related to the Company) or group of persons becomes the beneficial owner of 35% or more of either the outstanding shares of common stock of the company resulting from such a transaction or the resulting company’s combined voting power and (3) the individuals who were directors of the Company constitute at least a majority of the resulting company’s board of directors, or (D) a liquidation or dissolution of the Company. In the event a member of our Management Group is terminated without Cause or for Good Reason in anticipation of a Change in Control and a Change in Control actually occurs, a Change in Control shall be deemed to have occurred on the date immediately prior to such person’s termination;

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(ii)	“Cause” means (A) an act of dishonesty that constitutes a felony, or (B) an act that results or that is intended to result in gain to or personal enrichment of the member of our Management Group at our expense;

(iii)	“Good Reason” means, without a person’s consent, (A) material diminution of the duties, authority or responsibilities of the person, (B) material reduction of such person’s Base Salary; or, (C) a change in such person’s principal place of employment, without consent, to a location more than 30 miles from the principal place of employment prior to the Change in Control;

(iv)	“Protection Period” means, generally, the period beginning on the date of the occurrence of a Change in Control and ending on the last day of the twelfth full calendar month following the calendar month in which the Change in Control occurred;

(v)	“Base Salary” means the annual gross rate of pay, including vacation and holiday pay, sick leave compensation, and any amounts reduced and contributed to an employee benefit plan of our Company in effect immediately prior to the member’s termination date or the occurrence of the Change in Control, but does not include any bonus, incentive pay, overtime, auto or travel allowance, or any other benefits or special allowances;

(vi)	“Bonus” means the average of the annual bonus awards paid to the member of our Management Group for the three prior fiscal years immediately prior to (A) the member’s termination date or, if greater (B) the occurrence of the Change in Control; and

(vii)	“Disability” means a member of our Management Group (A) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of 12 months; or, (B) is, by reason of such a physical or mental impairment, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering our employees.

(viii)	Benefit Multiple. The Compensation Committee determined the “benefit multiple” applicable to the NEOs based on the payment multiples for comparable positions with the companies in the Peer Group. The three times multiple selected for our CEO is the dominant multiple used by members of the Peer Group for comparable positions. Similarly, the “benefit multiples” for our other corporate officers were set at two times.

(ix)	Tax Reimbursement. The Management CIC Plan as adopted included a tax gross up provision which provides for the payment to participants if amounts payable under the Management CIC Plan or payable pursuant to other arrangements between the participant and the Company (the “Change in Control Payments”) would result in excess parachute payments under Section 280G of the Code and entitles the participant to receive an amount equal to (i) any excise tax that would be imposed under Section 4999 of the Code (the “4999 Excise Tax”) with respect to the Change in Control Payments, (ii) federal, state, and local taxes applicable to payment of the 4999 Excise Tax and (iii) any additional 4999 Excise Tax amounts that are assessed by reason of payment of the tax payments. The Committee recognizes that tax gross ups are disfavored and, while the Management CIC Plan has not been revised since December 2008, the Committee re-evaluated whether to limit or eliminate the gross up provision. After consulting with A&M regarding the effect of the change to add performance-based shares as a substantial part of the equity awards to executives and the fact that the use of performance-based shares creates a potential for the senior executives to incur significant 4999 Excise Tax where prior to the use of performance –based shares there would have been no 4999 Excise Tax liability, the Committee determined to eliminate the rights under the gross up provision for any employees who become officers after the Committee’s action.

The following table reflects the estimated payments due to each of our NEOs as of December 31, 2018, assuming, as applicable, that a Change in Control occurred and each of our NEOs were terminated without Cause effective December 31, 2018. For these purposes, our common stock price was assumed to be $9.57 which was the closing price of our common stock on December 31, 2018. The amounts below have been calculated using assumptions that we believe are reasonable. For purposes of the Section 280G calculation, it is assumed that no amounts will be treated as attributable to reasonable compensation and no value will be attributed to our NEO executing a non-compete agreement. The amount of the 4999 Excise Tax gross-up, if any, will change based upon when the NEO’s employment with our Company is actually terminated because the amount of compensation subject to Section 280G of the Code will change. Any actual payments that may be made pursuant to the arrangements described above are dependent on various factors, which may or may not exist at the time a Change in Control actually occurs and any of our NEOs are actually terminated.

	Potential Change in Control Payments(5)
			Value of		Potential
	Benefit	Cash	Accelerated	Value of	Excise Tax
	Multiple	Payments(1)	Awards(2)	Benefits(3)	Gross Up(4)	Total
Jeffrey L. Ventura	3X	$6,377,457	$5,460,418	$119,531	N/A	$11,957,406
Mark S. Scucchi	2X	$1,090,667	$354,149	$62,696	N/A	$1,507,512
Dennis L. Degner	2X	$1,041,760	$658,372	$66,608	N/A	$1,766,740
David P. Poole	2X	$1,397,835	$1,266,606	$75,877	N/A	$2,740,318
Chad L. Stephens(5)	2X	$1,524,129	$1,571,421	$74,400	N/A	$3,169,950
(1)	Represents cash payments equal to Base Salary and Bonus, determined as of December 31, 2018, multiplied by the applicable Benefit Multiple. Such calculation averages the prior three bonuses paid as of December 31, 2018 which would be for the years 2015, 2016 and 2017.

(2)	Assumes no acceleration of vesting of awards for Mr. Ventura, Mr. Poole or Mr. Stephens even though they are retirement-eligible. Represents the value of unvested Time-Based Restricted Stock Awards and Matching Awards granted under any of our benefit plans vesting upon a Change in Control as of December 31, 2018, at the 2018 year end price of the common stock of $9.57. Performance shares based on TSR assumes payout of 0% of target for shares granted in 2016, and 20% of target for shares granted in 2017 and 100% of target for shares granted in 2018. Performance shares based on an internal metrics are assumed to pay out at 108% for shares granted in 2017 and 133% for shares granted in 2018.

(3)	Represents the value of the continuation of medical, dental, life, disability, and other insurance benefits for a period of one year multiplied by the applicable Benefit Multiple assuming a 5% increase per year terminating at the end of the second calendar year following the year of termination.

(4)	Represents the amount of the 4999 Excise Tax gross-up payment necessary to result in our NEOs receiving the total Change in Control Payments. No 4999 Excise Tax gross – up payment would have been required as of December 31, 2018.

(5)	Mr. Manny and Mr. Walker retired during 2018 and therefore have no termination values as of December 31, 2018. Mr. Stephens retired as of December 31, 2018.

RANGE RESOURCES CORPORATION - 2019 Proxy Statement    55

Our employees who are not covered in our Management CIC Plan (the “Employee Group”) may be entitled to receive certain change in control payments under the Range Resources Corporation Amended and Restated Employee Change in Control Severance Benefit Plan (the “Employee CIC Plan”) upon an involuntary termination of employment by us for other than Cause or if an employee resigns for Good Reason. If any employee in the Employee Group is terminated by us, other than for Cause or resigns for Good Reason, within the Protection Period, the employee will receive a lump sum payment (the “Employee Payment”) equal to one-half of the sum of his or her Base Salary and Bonus. The same definitions used in our Management CIC Plan are used in our Employee CIC Plan.

Our deferred compensation plans do provide for tax gross-up payments in certain limited circumstances. Specifically, a tax gross-up may be payable if all or a portion of a participant’s deferred compensation plan account is paid prior to the date the participant otherwise elected to receive such payment (without the consent of the participant or his or her beneficiary) as a result of (i) the participant’s termination of employment within 24 months of a Change in Control (as defined under Section 409A of the Code), (ii) the amendment of either of our deferred compensation plans in connection with a Change in Control, or (iii) the termination of either of our deferred compensation plans in connection with a Change in Control.

The participant will be entitled to a gross-up with respect to any portion of such payments that are subject to Section 409A of the Code. The balance of the accounts of our NEOs under the Deferred Compensation Plans as of December 31, 2018 is set forth in column (f) of the Non-Qualified Deferred Compensation Table. The calculation of the tax gross-ups assumes, pursuant to the terms of the Deferred Compensation Plans, a 21% federal income tax rate, a 2.35% Medicare tax rate, and 20% in additional taxes under Section 409A of the Code (with respect to amounts accelerated under the Active Deferred Compensation Plan). The potential tax gross-ups for our NEOs with respect to their Active Deferred Compensation Plan accounts (identified by an “A”) with respect to an accelerated distribution as of December 31, 2018, are as follows: Mr. Ventura — $5,159,488 (A); Mr. Scucchi — $440,724 (A); Mr. Degner — $1,064,021 (A); Mr. Poole — $918,784 (A).

Other Post-Employment Payments

Upon the death, Disability (which definition is the same as the definition under the Management CIC Plan) or retirement of a NEO or any other employee, certain unvested Time-Based Stock Awards and Performance-Based Stock Awards vest under the terms of the award grant. Upon Disability, all employees are covered under a group compensation continuation plan. The group disability coverage provides for compensation continuance of 60% of an employee’s salary and bonus up to a maximum of $180,000 per year until his or her 65th birthday. All of our NEOs are also covered under supplemental individual executive disability policies. Coverage under these policies would increase the disability coverage from the maximum of $180,000 per year under the group plan to the coverage amounts shown below for each NEO. The percent of coverage varies depending on when the policy was put in place for each NEO. The executive disability coverage premium is shown as a perquisite in the Summary Compensation Table in column (i) “All Other Compensation.” The following table summarizes the value of the compensation continuation which would be available to each NEO assuming that he became disabled as of December 31, 2018 under the policies currently in effect until he attained the age of 65 years old. The table also summarizes the value of the Time-Based Restricted Stock Awards, Matching Awards and Performance-Based Restricted Stock Awards which would vest upon the death, disability or retirement assuming that such events occurred on December 31, 2018 based on the value of the Company’s common stock on that date of $9.57. Retirement is defined as reaching the age of 65 years old. This calculation assumes no acceleration of equity awards.

		Benefit		Value of
		Continuance	Value of	Accelerated
		Under	Accelerated	Vesting of
		Executive	Vesting of Stock	Performance
	Annual Salary	Disability Plan	Awards	Awards
Jeffrey L. Ventura	$925,000	$1,546,200	$2,882,398	$2,578,020
Mark S. Scucchi	$415,000	$408,600	$238,695	$115,454
Dennis L. Degner	$350,000	$417,000	$315,207	$343,165
David P. Poole	$398,000	$486,000	$675,307	$591,299

RANGE RESOURCES CORPORATION - 2019 Proxy Statement    56

Equity Compensation Plan Information

The following table reflects information regarding equity compensation awards outstanding and available for future grants as of December 31, 2018 and March 22, 2019, segregated between equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders(1):

Number of
securities
remaining
		Number of		available for
		securities to	Weighted	future issuance
		be issued upon	average exercise	under equity
		exercise of	price of	compensation
		outstanding	outstanding	plans (excluding
		options/warrants	options/warrants	securities in
		and rights	and rights	column (a))
Plan Category	Date	(a)	(b)	(c)
Equity compensation plans approved by security holders	12/31/18	4,033,197(2)	$81.74(3)	3,315,025
	3/22/19	6,368,082(4)	$ —(5)	335,621
Equity compensation plans not approved by security holders(6)	12/31/18	N/A	N/A	N/A
	3/22/19	N/A	N/A	N/A
(1)	Includes shares reserved to be issued pursuant to restricted stock units and performance-based stock awards. Shares for performance-based stock awards are included assuming target payout, but may be paid out at more or lesser amounts, or not at all, according to achievement of performance goals.

(2)	Includes approximately 1,104 shares related to SARs, 2.4 million shares related to RSUs and 1.6 million shares representing the target number of performance units that may be earned, assuming the target payout level is achieved.

(3)	Weighted average exercise price of 1,104 SARs outstanding.

(4)	Includes approximately 4.2 million shares related to RSUs and 2.2 million shares representing the target number of performance units that may be earned, assuming the target payout level is achieved.

(5)	We no longer have any options outstanding.

(6)	There are no equity compensation plans, as defined by the NYSE, which have not been approved by our stockholders.

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PROPOSAL 3	APPROVAL OF OUR 2019 EQUITY BASED COMPENSATION PLAN

We are asking stockholders to approve a new equity plan. The new 2019 Equity Based Compensation Plan (the “2019 Equity Plan”) will provide 8,000,000 new shares of common stock for equity awards to our employees and directors.

Required Vote and Recommendation

The affirmative vote of a majority of the shares of our common stock represented at the meeting in person or by proxy and entitled to vote on the proposal at the meeting is required to approve of our 2019 Equity Based Compensation Plan.

The Board of Directors recommends a vote FOR Proposal 3

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Overview of the 2019 Equity Based Compensation Plan

The Board recommends that stockholders approve the 2019 Equity Plan in order to attract and retain our employees and directors and to continue to align the interests of our stockholders with management. The Board and Compensation Committee considered whether to adopt a new equity plan or to amend the 2005 Equity Based Compensation (the “2005 Equity Plan”) Plan which has approximately 336,000 shares remaining available for issuance. The Compensation Committee determined that creating a new equity Plan with 8,000,000 shares to meet future requirements would be preferable. After discussion, the Board and Compensation Committee believe that adopting a new plan, rather than amending the 2005 Equity Plan, would provide for a new framework that is aligned with the current status and outlook of the Company’s management and Board.

The most significant changes contained in the 2019 Equity Plan include:

•	Express prohibitions on repricing and cash buyouts of options;

•	No excise tax gross ups;

•	Minimum vesting of one year;

•	No share recycling for full value or appreciation awards; and

•	No discretion on treatment of grants if there is a change in control.

The 2019 Equity-Based Compensation Plan Includes Features to Protect Stockholder Interests

The 2019 Equity Plan includes a number of provisions that we believe promote best compensation and governance practices. These provisions include, but are not limited to, the following:

Reasonable Share Counting Provisions. In general, when awards granted under the 2019 Equity Plan are forfeited or canceled, the shares reserved for those awards would be returned to the share reserve and be available for future awards. However, shares of common stock that were withheld via the payment of tax withholding obligation in connection with any award, as well as shared covered by awards that are settled in cash rather than shares, would not be returned to the share reserve.

Minimum Vesting Requirements. Other than a change in control situation or the death or disability of a participant, the minimum vesting period over which awards under the 2019 Equity Plan shall vest is one year from the date the award is granted. Generally, no portion of any award may vest or become exercisable earlier than the first anniversary of the date such award is granted provided that, the Committee, may at its discretion provide for full or partial acceleration of the vesting provisions. The minimum vesting requirement shall not apply: (i) with respect to 5% of the Share Reserve (such 5% being the “Carve Out Exception”) or (ii) to the vesting of an Award that is accelerated as a result of a change in control or a participant’s death or disability.

No Evergreen Provision. There is no “evergreen” feature pursuant to which the shares for issuance under the 2019 Equity Plan could be automatically replenished.

Continued Broad-Based Eligibility for Equity Awards. The 2019 Equity Plan would continue to permit us to grant equity awards to all of our employees, as we have in the past. By doing so, we link employee interests with stockholder interests throughout the organization and motivate our employees to act as owners of the business.

No automatic grants. The 2019 Equity Plan would not provide for automatic grants to any participant.

No Tax Gross-ups. The 2019 Equity Plan would not provide for any tax gross-ups.

Clawback Policies. Unless otherwise determined by the Compensation Committee, all awards under the 2019 Equity Plan would be subject to any “clawback” or similar policies relating to the recovery of compensation that we may adopt from time to time, or that may be required by applicable law or stock exchange listing requirement.

Stockholder Approval for Material Amendments. All material amendments to the 2019 Equity Plan must be approved by our stockholders.

Administered by Independent Committee. The 2019 Equity Plan would be administered by our Compensation Committee, which is composed entirely of independent directors.

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Determination of the Number of Shares Reserved for Issuance Under the 2019 Equity Plan

The Compensation Committee has determined that 8,000,000 shares of common stock would be reserved for issuance under the 2019 Equity Plan and will be the maximum aggregate number of shares that may be issued pursuant to awards under the 2019 Equity Plan.

In assessing the number of shares to be authorized for issuance under the 2019 Equity Plan, the Compensation Committee considered, among other things, our compensation philosophy and practices, our anticipated compensation needs, our historic burn rate, overhang and dilution and the publicly-available position of certain stockholder advisory firms and institutional investors.

The Compensation Committee also considered the historical amounts of equity awards granted by Company in the past three years and our projections for the coming year based on approximately 248.0 million fully diluted shares outstanding. The Compensation Committee also considered the historical amounts of equity awards granted by Company in the past three years and our projections for the coming year based on the Company’s current employee headcount. In 2016, 2017 and 2018, the Company made equity awards, including a targeted number of shares performance-based unit awards, representing a total of 1.4 million, 1.5 million and 2.8 million, respectively. The Company’s burn rate was 2.21% in 2018 and 1.24% in 2017. The Compensation Committee also considered it has been eight years since the stockholders have voted on an increase to the number of shares available for the 2005 Equity Plan.

The Board believes that the dilutive effect of our equity compensation generally has been low, relative to our industry and peer group. We also believe our compensation practices are consistent with those in our industry.

Reasons for Adopting a New Plan and for Seeking Stockholder Approval

Equity Awards are a Key Part of our Compensation Program for Employees Generally

Our Compensation Committee believes that equity compensation has been and will continue to be a critical component of our compensation program because it develops a culture of ownership among our employees and aligns their interests with the interests of our stockholders. Unlike many organizations, we have a practice of granting equity-based awards throughout our organization, believing that we will succeed if our employees feel invested in us, our business and our future. We continue to believe that equity awards are central to our employment value proposition and is necessary for us to continue to compete for top talent.

Our Equity Program is Designed to Incentivize Performance

As noted above, our broad-based equity program generally provides for equity awards to all employees. Many of our equity grants are in the form of restricted stock units where additional value is created if our stock price increases from the grant date. Our equity grants are also in the form of performance share units. The units are two types with one type tied to stock performance based on the relative performance of our common stock against a peer group with no units vesting unless our stock is in at least the 50th percentile at the end of the performance period. The other type of performance unit is tied to internal metrics of reserve and production growth per share (debt adjusted). The performance units can expire unvested or vest in an amount up to 200% of the target number of units, depending on the company’s performance.

Summary of Material Terms of the 2019 Equity Plan

The purpose of the 2019 Equity Plan is to attract and retain employees, directors and consultants to provide an incentive for these individuals to achieve long-range performance goals. The following discussion summarizes the material terms of the 2019 Equity Plan. This discussion does not purport to be complete and is qualified in its entirety by reference to the 2019 Equity Plan, a copy of which is attached hereto as Exhibit A.

Administration

The 2019 Equity Plan would be administered by our Compensation Committee, which is composed entirely of non-employee directors within the meaning of Rule 16b-3. Subject to the provision of the 2019 Equity Plan, in its capacity as the 2019 Equity Plan’s administrator, the Compensation Committee would be authorized to do all things that it determines to be necessary or appropriate in connection with the administration of the 2019 Equity Plan. All decisions, determinations and interpretations by the Compensation Committee regarding the 2019 Equity Plan and awards granted under the 2019 Equity Plan would be final and binding on all participants and other person claiming rights under the 2019 Equity Plan or an award under the 2019 Equity Plan. The Compensation Committee may authorize a delegate to make grants under the 2019 Equity Plan to any participants other than insiders and covered employees. Furthermore, the Compensation Committee, as a condition to making any grant under the 2019 Equity Plan, shall have the right to require the employee or director to execute an agreement which makes the employee or director subject to non-competition provisions and other restrictive covenants or conditions which run in favor of the Company.

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Participants

Any person who is a current employee of our Company or of a subsidiary, parent or affiliate of our Company would be eligible to receive an award under the 2019 Equity Plan. In addition – non-employee directors would be eligible to receive an award under the 2019 Equity Plan. As of March 22, 2019, if the 2019 Equity Plan were in place, approximately 800 employees and seven non-employee directors would be eligible to participate in the 2019 Equity Plan.

Types of Awards

The 2019 Equity Plan provides for the following categories of awards:

•	Stock Options. The Compensation Committee may grant options to purchase shares of common stock that are incentive stock options (“ISO’s”), which are eligible for the special tax treatment described below, or nonstatutory stock options. No option may have an exercise price that is less than the fair market value of the common stock on the date of grant or a term of more than ten years. An ISO shall comply with the provisions of Section 422 of the Code.

•	Stock Appreciation Rights (“SARs”). SARs may be awarded in connection with or separate from an option. A SAR is the right to receive an amount equal to the excess of the fair market value of one share of stock on the date of exercise or settlement over the grant price of the SAR as determined by the Compensation Committee. SARs awarded in connection with an option will entitle the holder, upon exercise or settlement, to surrender the related option or portion thereof relating to the number of shares for which the SAR is exercised or settled. SARs granted independently of an option will be exercisable or settled as the Compensation Committee determines but the term of a SAR will not exceed ten years. SARs may be paid in cash, stock or combination of cash and stock, as the Compensation Committee provides in the award agreement governing the SAR.

•	Restricted Stock. A Restricted Stock Award is a grant of shares of stock subject to a risk of forfeiture, restrictions on transferability and any other restrictions imposed by the Compensation Committee in its discretion. Except to the extent restricted under the terms of the 2019 Equity Plan and any award agreement relating to the Restricted Stock, a participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends. The Committee may require or permit a participant to elect any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock.

•	Phantom Stock Award. Phantom Stock Awards grant the right to receive Stock, cash or a combination thereof at the end of a specified deferral period. The Compensation Committee may subject Phantom Stock rights to restrictions (which may include a risk of forfeiture) to be specified in the award agreement which may lapse at such times determined by the Compensation Committee. Phantom Stock may be satisfied by delivery of stock, cash equal to the fair market value of the specified number of shares of stock covered by the Phantom Stock or any combination thereof determined by the Compensation Committee at the date of grant or thereafter.

•	Bonus Stock and Awards in Lieu of Company Obligations. The Compensation Committee is authorized to grant stock as a bonus or to grant stock or other awards in lieu of obligations to pay cash or deliver other property under the 2019 Equity Plan or under other plan or compensatory arrangements, subject to any applicable provision under Section 16 of the Exchange Act. The Compensation Committee will determine any terms and conditions applicable to grants of stock or other awards, including performance criteria associated with an award.

•	Performance and Annual Incentive Awards. The Compensation Committee may designate that certain awards under the 2019 Equity Plan constitute “performance” awards or grant separate cash bonus Annual Incentive Awards as performance awards. A performance award is any award the grant, exercise or settlement of which is subject to one or more performance standards. Additionally, performance award also means an Annual Incentive Award granted to the chief executive officer or any other person designated by the Compensation Committee, at the time of grant of the performance award, as likely to be one of the next four highest paid officers of the Company (a “Covered Employee”). One or more business criteria may be used by the Compensation Committee, determined on an absolute or relative basis or as compared to the performance of a published or special index. The grant, exercise and/or settlement of Performance Awards may also be contingent upon individual performance goals established by the Committee.

•	Other Awards. Participants may be granted, subject to applicable legal limitations and the terms of the 2019 Equity Plan and its purposes, other awards related to stock. Such awards may include, but are not limited to, convertible or exchangeable debt securities, other rights convertible or exchangeable into stock, purchase rights for stock, awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee. The Committee shall determine the terms and condition of such awards.

Stock Dividends and Stock Splits

If our common stock is subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock thereafter deliverable upon the exercise of an outstanding option or upon issuance under another type of award shall be appropriately increased or decreased proportionately and appropriate adjustments shall be made in the per share purchase price and performance goals applicable to performance-based awards, if any, to reflect such subdivision, combination or stock dividend.

Other Dividends

Dividends (other than stock dividends as described above) may accrue but are not payable prior to the time and only to the extent that, the underlying shares have vested or restrictions or rights to reacquire shares subject to awards have lapsed.

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Corporate Transactions

Change in Control. Upon change in control, all awards outstanding as of the effective time of the Change in Control shall become immediately fully vested and/or exercisable and shall no longer be subject to substantial risk of forfeiture or restrictions on transferability, other than those imposed by applicable legislative or regulatory requirements; provided however, with respect to any such compensation that is subject to Section 409A of the Code, the payment of such award shall be accelerated only upon a “change of control event” as defined in Section 409A of the Code and the Treasury regulations thereunder. With respect to Performance Awards, in the event of a Change in Control, the number of Performance Awards that shall vest and shall no longer be subject to a substantial risk of forfeiture shall be determined as follows: the Committee shall (i) shorten the performance period to end on the date of Change in Control; (ii) adjust the applicable performance goals with respect to each such shortened performance period; and (iii) determine the Performance Awards that shall vest based on the extent to which the applicable performance goals with respect to each shortened performance period have been met. In addition, upon a Change in Control, the Compensation Committee may, in its discretion effect one or more of the following alternatives with respect to options (i) accelerate the exercisability of the options to be exercised before a specified date, after which unexercised options will terminate, (ii) require the mandatory surrender to and repurchase by the Company of all outstanding options, (iii) provide that the number and class of shares of stock covered by an award previously granted be adjusted so that such award will thereafter cover the number and class of shares of stock or other securities or property (including without limitation, cash) to which the holder would have been entitled pursuant to the terms of the transaction if the holder had held shares of stock subject to the award, or (iv) make such adjustments to the options deemed appropriate by the Compensation Committee (including no adjustment). The Compensation Committee will make such changes as it deems appropriate in the number and price of shares of stock or other consideration subject to other awards.

Amendment and Termination

The 2019 Equity Plan may be amended by our stockholders. It may also be amended by our Board of Directors without the consent of stockholders or Participants, except that any amendment or alteration to this plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the stock may then be listed or quoted.

Duration of the 2019 Equity Plan

The 2019 Equity Plan will become effective upon approval of the plan by vote of our stockholders, which is scheduled for May 15, 2019.

Federal Income Tax Consequences

Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an ISO, under the 2019 Plan. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss and (b) no deduction is allowed for the Company for federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above, referred to as a disqualifying disposition, then (a) the optionee realizes ordinary compensation income (subject to the withholding by the Company) in the year of disposition in an amount equal to the excess of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (a) the Company is entitled to deduct this amount. Any further gain realized is taxed as a capital gain, which will be long-term if the shares were held for more than one year following exercise and does not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

Restricted Stock. Awards of restricted stock that are non-transferable and subject to forfeiture are generally not taxable to the recipient until the shares vest. When the shares vest, the recipient realizes ordinary compensation income (subject to the withholding by the Company) equal to the difference between the amount paid for the shares and their fair market value at the time of vesting and we are entitled to a corresponding deduction. The tax is payable for the year in which the vesting occurs, regardless of whether the shares are sold at that time. Upon subsequent disposition of the shares, any appreciation or depreciation is treated as short-term or long-term capital gain or loss, depending on the length of time the recipient has held the shares after the date on which the shares vested.

SARs. Participants will not realize taxable income upon the grant of a SAR. Upon the exercise of the SAR, a participant will recognize ordinary compensation income (subject to the withholding by the Company) in an amount equal to the excess of (i) the amount of cash and fair market value of the stock received, over (ii) the exercise price (if any) paid. A participant will generally have a tax basis in any shares of stock received pursuant to the exercise of a SAR that equals the fair market value of such shares on the date of exercise.

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Internal Revenue Code Section 162(m) Limitation on Deductibility of Certain Equity Awards

After the enactment of the Tax Cuts and Jobs Act of 2017, United States tax law generally does not allow publicly-held companies to obtain tax deductions for compensation of more than $1.0 million paid in any year to any of the chief executive officer, the chief financial officer and the next three highest paid executive officers are treated as a covered employee under Section 162 (m) of the U.S. Internal Revenue Code of 1986, as amended, for any year beginning after December 31, 2016 (each, a “covered employee”). As a result, Range will not be entitled to a compensation deduction with respect to awards under the 2019 Equity Plan to a covered employee to the extent the aggregate amount payable results in total compensation in excess of the $1.0 million limit.

New Plan Benefits Table

The issuance of any awards under the 2019 Equity Plan will be at the discretion of our Compensation Committee. Therefore, it is not possible to determine the amount or form of any award that will be granted to any individual in the future.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plan as of March 22, 2019:

Number of
securities
remaining
		Number of		available for
		securities to	Weighted	future issuance
		be issued upon	average exercise	under equity
		exercise of	price of	compensation
		outstanding	outstanding	plans (excluding
		options/warrants	options/warrants	securities in
		and rights	and rights	column (a))
Plan Category	Date	(a)	(b)	(c)
Equity compensation plans approved by security holders	3/22/19	6,368,082(1)	$ —(2)	335,621
(1)	Includes shares reserved to be issued pursuant to restricted stock units and performance-based stock awards. Shares for performance-based stock awards are included assuming target payout, but may be paid out at more or lesser amounts, or not at all, according to achievement of performance goals. Includes approximately 4.2 million shares related to RSUs and 2.2 million shares representing the target number of performance units that may be earned, assuming the target payout level is achieved.

(2)	We no longer have any options outstanding.

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PROPOSAL 4	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has appointed Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements as of and for the fiscal year ending December 31, 2019 and our internal controls over financial reporting and our Board of Directors has ratified that selection. From fiscal years 2003 through 2018, Ernst & Young LLP has served as our independent registered public accounting firm and also provided certain tax and other services. Representatives of Ernst & Young LLP are expected to be present at the 2019 annual meeting and will have the opportunity to address the stockholders at the meeting if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

Required Vote and Recommendation

The affirmative vote of a majority of the shares of our common stock represented at the meeting in person or by proxy and entitled to vote on the proposal at the meeting is required for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019. Abstentions have the effect of negative votes on this proposal. If the appointment is not ratified, our Audit Committee will consider whether it should select another independent registered public accounting firm.

The Board of Directors recommends a vote FOR Proposal 4

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Report of the Audit Committee

The Audit Committee of our Board of Directors is responsible for engaging our independent registered public accountants and for monitoring the integrity of our consolidated financial statements, our system of internal controls and the independence and performance of our independent registered public accountants. The Audit Committee also reviews internal audit activities, the scope of the audit coverage, the annual financial statements and such other matters with respect to the accounting, auditing and financial reporting practices and procedures as it may find appropriate or as have been brought to its attention. The Audit Committee is composed of three non-employee directors. The Committee operates under a written charter adopted and approved by our Board of Directors. Our Board of Directors, in its business judgment, has determined that all members of the Audit Committee are “independent” as required by the NYSE. Ms. Cline was designated as the “audit committee financial expert” primarily, but not solely, due to her experience as a CFO and prior public accounting experience. In addition, each of the other members of the Audit Committee, namely Mr. Dub and Mr. Maxwell, all qualify as a “financial expert” under the applicate standards.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm for 2018, Ernst & Young LLP, is responsible for performing an audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Ernst & Young LLP has been retained as our external auditor since 2003.

The Audit Committee held 5 meetings during 2018 including two in person meetings at which the Committee met with internal audit and the independent auditor with and without management present. The meetings involved the discussion of the audited consolidated financial statements of the year ended December 31, 2017, discussion of our 2018 quarterly consolidated financial statements and various aspects of our internal controls and financial reporting. The meetings were also designed to facilitate and encourage communication and gain a better understanding of the issues involved in the preparation of the financial statements between the Audit Committee, management and Ernst & Young LLP. The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of its examinations and its evaluations of our internal controls. The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2018 with management and Ernst & Young LLP. The Audit Committee has also discussed with our independent registered public accounting firm matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by Auditing Standard No. 1301, “Communication with Audit Committees.” The independent registered public accounting firm provided to us the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee regarding independence, and the Audit Committee discussed with them its independence from our Company. When considering Ernst & Young LLP’s independence, the Audit Committee considered whether its provision of services to our Company beyond those rendered in connection with its audit and review of the consolidated financial statements was compatible with maintaining its independence. The Audit Committee also reviewed the amount of fees paid to Ernst & Young LLP for audit, audit-related, tax and non-audit services.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent accountants. In connection with this evaluation, the Audit Committee takes into consideration the following factors: management’s perception of expertise and past performance, external data relating to audit quality, independence and appropriateness of fees. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent external audit firm. The Audit Committee periodically reviews and evaluates the performance of the lead audit partner and ensures the audit partner rotation as required by law. In conjunction with the mandated rotation of the lead audit partner, the Audit Committee is directly involved in the selection of a new lead engagement partner. The Audit Committee reviews and pre-approves the fees of the independent auditor for audit, audit-related, tax and permissible non-audit services. Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities discussed in this report and in the Audit Committee Charter, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements for the year ended December 31, 2018 be included in our Annual Report on Form 10-K filed with the SEC.

We are seeking our stockholders’ ratification of the appointment of Ernst & Young LLP to audit our financial statements and effectiveness of internal control over financial reporting for 2019 at the Annual Meeting. The Audit Committee and the Board believe the appointment of Ernst & Young LLP as our independent auditor for 2019 is in our best interests and in the best interests of our stockholders.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of auditing or accounting, including in respect of independent registered public accounting firm independence. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards that the financial statements are presented in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that Ernst & Young LLP is, in fact, “independent.”

This report has been furnished by the members of the Audit Committee.

Brenda A. Cline, Chair

Anthony V. Dub

Greg G. Maxwell

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Independent Registered Public Accountants

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements as of and for the fiscal year ending December 31, 2019 and our internal controls over financial reporting. Our stockholders are being asked to ratify the appointment of Ernst & Young LLP at our annual meeting, pursuant to Proposal 4.

Representatives of Ernst & Young LLP are expected to be present at our annual meeting. Ernst & Young LLP representatives will have an opportunity to make a statement if they desire and are expected to be available to respond to any appropriate questions at our meeting.

Audit Fees

Our independent registered public accounting firm for 2018 and 2017 was Ernst & Young LLP. The fees billed to us by Ernst & Young LLP are shown in the table below.

	Year Ended December 31,
	2018	2017
Audit Fees	$2,885,245	$2,966,994
Audit Related Fees	2,165	2,160
Tax Fees	85,039	85,737
TOTAL	$2,972,449	$3,054,891

Audit fees consist of fees billed for professional services rendered for the audit of our annual financial statements and our internal controls over financial reporting, reviews of the financial statements included in our quarterly reports and services that are normally provided in connection with statutory and regulatory filings, including consents and other work associated with debt and equity offerings.

Tax Fees

Tax fees shown in the table above consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include tax assistance regarding federal and state compliance, tax audit defense, mergers and acquisitions.

Pre-Approval Policy and Procedures

The Audit Committee must give prior approval to any management request for any amount or type of service (audit, audit-related and tax services or to the extent permitted by law, non-audit services) our independent registered public accounting firm provides. All audit, audit-related and tax services rendered by Ernst & Young LLP in 2018 were approved by our Audit Committee before Ernst & Young LLP was engaged for such services. No services of any kind were approved pursuant to a waiver permitted pursuant to 17 CFR 210.2-01(c)(7)(i)(C). Consultation and approval of such services for 2018 occurred during the regularly scheduled meetings of the Audit Committee or by other means of communication between management and the Audit Committee.

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OTHER BUSINESS

The Company knows of no other business that will be presented for consideration at the meeting, but should any other matters be properly brought before the meeting, it is intended that the persons named in the accompanying proxy will vote such proxy at their discretion with regard to such matters.

STOCKHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

Any stockholder desiring to present a stockholder proposal at our 2020 annual meeting and to have the proposal included in our proxy statement must send it to our Corporate Secretary at 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102 so that it is received on or before December 7, 2019. All such proposals should be in compliance with the SEC regulations and our by-laws. We will only include in the proxy materials those stockholder proposals that we receive before the deadline and that are proper for stockholder action.

In addition, in accordance with our by-laws, any stockholder entitled to vote at our 2020 annual meeting of stockholders may propose business (other than proposals to be included in our proxy statement and proxy as discussed in the preceding paragraph) to be included on the agenda of, and properly presented for action at, the 2020 annual meeting only if written notice of such stockholder’s intent is given in accordance with the requirements of our by-laws. Such proposals must be submitted in writing and addressed to the attention of our Corporate Secretary at 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102, no later than February 13, 2020 and no earlier than January 14, 2020. Pursuant to Rule 14a-4(c) of the Exchange Act, our Board of Directors may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2020 annual meeting that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board of Directors intends to exercise its discretion to vote on such matter, unless we are notified of the proposal on or before February 13 2020, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of such matter after February 13, 2020, and the matter nonetheless is permitted to be presented at the 2020 annual meeting, our Board of Directors may exercise discretionary voting authority with respect to any such matter without including any discussion of the matter in the proxy statement for the 2020 annual meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

By Order of the Board of Directors

David P. Poole

Corporate Secretary

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FREQUENTLY ASKED QUESTIONS AND ANSWERS

Proxy Materials and Voting Information

1.	Why did I receive these proxy materials?

We are providing these materials in connection with the solicitation by Range’s Board of Directors of proxies to be voted at our 2019 Annual Meeting and at any adjournment or postponement of the Meeting.

The Meeting will take place on May 15, 2019, beginning at 8:00 a.m. Central Time, at The Worthington Renaissance Hotel, Bur Oak Room, 200 Main Street, Fort Worth, Texas 76102.

2.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with Range’s registrar and transfer agent, Computershare Investor Services LLC, you are a stockholder of record with respect to these shares. If, as is more typical, your shares are held in a brokerage account or by your bank, broker or other third party, you are the beneficial owner of these shares.

Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

3.	What shares are included on the proxy card?

If you are a stockholder of record, you will receive only one proxy card for all the shares you hold of record in certificate form and in book-entry form.

If you are a Range employee, you will receive a proxy or voting instruction card for all the shares you may hold in the Range 401(k) Plan. Your proxy card will serve as a voting instruction card for the Plan trustee. If you do not specify your voting instructions on the proxy card, the Plan trustee will vote your shares in the same proportion as it votes shares for which it did receive timely instructions. To allow sufficient time for voting by the trustee, your voting instructions must be received no later than 11:59 p.m. Eastern Time on May 12, 2019.

4.	What different methods can I use to vote?

Voting In Person. Shares held in your name as the stockholder of record may be voted in person at the Meeting. Shares held beneficially in street name may be voted in person only if you obtain a proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Meeting, we recommend that you also submit your proxy or voting instructions so that your vote will be counted if you later decide not to attend the Meeting.

By Written Proxy. All stockholders of record can vote by written proxy card. If you are a stockholder of record and receive a notice regarding the availability of proxy materials, you may request a written proxy card by following the instructions included in the notice. If you are a beneficial owner, you may request a written proxy card or a voting instruction form from your bank, broker or other nominee.

By Telephone or Internet. All stockholders of record can vote by calling the toll-free telephone number on the proxy card. Please have your proxy card when you call. Voice prompts will direct you on how to vote your shares and will confirm that your voting instructions have been recorded properly.

Stockholders of record may also vote by accessing the website noted on the proxy card. Please have your proxy card when you go to the website.

Beneficial owners may vote by telephone or Internet if their bank, broker or other nominee makes those methods available, in which case the bank, broker or other nominee will include the instructions with the proxy materials.

Default Voting. A proxy that is properly completed and returned will be voted at the Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy but do not indicate any voting instructions, your shares will be voted in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Meeting. If we propose to adjourn the Meeting, proxy holders will vote all shares for which they have voting authority in favor of adjournment. Our Board knows of no matters other than those stated in the Notice of Annual Meeting of Stockholders and described in the Proxy Statement to be presented for consideration at the Meeting.

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5.	What are my voting choices for each of the proposals to be voted at the 2019 Annual Meeting of Stockholders and what are the voting standards?

Proposal		Voting Choices and Board Recommendation		Voting Standard
Proposal 1.	Election of Directors	•	vote in favor of all nominees;	Majority of votes cast (as defined in our by-laws)
		•	vote in favor of specific nominees;
		•	vote against all nominees;
		•	vote against specific nominees;
		•	abstain from voting with respect to all nominees; or
		•	abstain from voting with respect to specific nominees.
The Board recommends a vote FOR each of the nominees.
Proposal 2.	Advisory Vote Concerning Executive Compensation	•	vote in favor of the advisory proposal;	Majority of shares present and entitled to vote
		•	vote against the advisory proposal; or
		•	abstain from voting on the advisory proposal.
The Board recommends a vote FOR the advisory proposal to approve executive compensation.
Proposal 3.	To Consider and Vote on the 2019 Equity Based Compensation Plan	•	vote in favor of the proposal;	Majority of shares present and entitled to vote
		•	vote against the proposal; or
		•	abstain from voting.
The Board Recommends a vote FOR the proposal.
Proposal 4.	Ratification of the Appointment of Ernst & Young LLP	•	vote in favor of the ratification;	Majority of shares present and entitled to vote
		•	vote against the ratification; or
		•	abstain from voting on the ratification.
The Board recommends a vote FOR the ratification.

6.	What if I am a beneficial owner and do not give voting instructions to my broker?

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. If you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered to vote.

Non-Discretionary Items. The election of directors, the advisory vote concerning executive compensation and the 2019 Equity Plan proposal, are non-discretionary items and may not be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners.

Discretionary Items. The ratification of the appointment of Ernst & Young LLP as Independent Auditors is a discretionary item. Generally, banks, brokers and other nominees that do not receive voting instructions from beneficial owners may vote on the proposal at their discretion.

7.	How are abstentions and broker non-votes counted?

Proposal 1. Election of Directors. If you abstain from voting in the election of directors, you have not cast a vote and the abstention will not be counted in determining the outcome of the election. Broker non-votes are not considered a vote cast under our by-laws and will have no effect on the outcome of the election of directors.

Proposal 2. Advisory Vote to Approve Executive Compensation. If you abstain from voting on the advisory vote to approve executive compensation, you are considered present and entitled to vote, and your shares are considered in the calculation of whether Proposal 2 received the affirmative vote of a majority of shares present and entitled to vote. The effect of an abstention is a vote against Proposal 2. Broker non-votes will have no effect on the outcome of Proposal 2 because broker non-votes are not entitled to vote and are not considered in the calculation of a majority of shares present and entitled to vote.

Proposal 3. Approval of our 2019 Equity Based Compensation Plan. If you abstain from voting, you are considered present and entitled to vote and your shares are considered in the calculation of whether Proposal 3 received the affirmative vote of a majority to vote. The effect of an abstention is a vote against Proposal 3. Broker non-votes will have no effect on the the outcome of Proposal 3 because broker non-votes are not entitled to vote and are not considered in the calculation of a majority of shares present and entitled to vote.

Proposal 4. Ratification of Appointment of Ernst & Young LLP as Independent Auditors. If you abstain from voting on the ratification of Ernst & Young LLP as Range’s independent auditors, you are considered present and entitled to vote, and your shares are considered in the calculation of whether Proposal 4 received the affirmative vote of a majority of shares present and entitled to vote. The effect of an abstention is a vote against Proposal 4. Because Proposal 4 is a routine matter on which a broker has discretionary authority, no broker non-votes likely will result from this Proposal.

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8.	What can I do if I change my mind after I vote my shares?

You may revoke your proxy prior to the completion of voting by:

•	Giving written notice to Range’s Corporate Secretary;

•	Delivering a valid, later-dated proxy or a later-dated vote by telephone or on the Internet in a timely manner; or

•	Voting by ballot at the annual meeting after written notice of revocation has been delivered to our Corporate Secretary.

If you hold your shares in a brokerage account or by other nominee and deliver voting instructions to the record holder of those shares, you may only revoke the voting of those shares in accordance with your instruction if the record holder revokes the original proxy as directed above and either resubmits a proxy reflecting your voting instructions or delivers to you a legal proxy giving you the right to vote the shares.

9.	Can I access the proxy materials on the Internet? How can I sign up for the electronic proxy delivery service?

We are distributing our proxy materials to certain stockholders via the Internet under the “notice and access” approach permitted by the Securities and Exchange Commission (the “SEC”). On or about April 5, 2019, we will mail to certain of our stockholders a notice of Internet availability of proxy materials with instructions explaining how to access our proxy statement and annual report and how to vote online. If you receive a notice of Internet availability by mail, you will not receive a printed copy of the proxy materials in the mail unless you request them by following the instructions for requesting such materials included in the notice of Internet availability.

Even if you do not participate in “notice and access,” the Notice of Annual Meeting and Proxy Statement are available on the Internet at www. proxyvote.com.

10.	Who counts the votes?

The individuals named as proxies will tabulate the votes and act as inspector of election.

11.	When will Range announce the voting results?

We will announce the preliminary voting results at the Annual Meeting of Stockholders. Range will report the final results in a Current Report on Form 8-K filed with the SEC within a few days after the meeting.

12.	How are proxies solicited, and what is the cost?

We bear all expenses incurred in connection with the solicitation of proxies. We hired MacKenzie Partners, Inc. to assist with the solicitation of proxies for an estimated fee of $15,000.00 plus expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock.

Our directors, officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

13.	What is householding?

As permitted by the Exchange Act, only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless the stockholders have notified Range of their desires to receive multiple copies of the Proxy Statement. This is known as “householding.”

Upon oral or written request, we will promptly deliver a separate copy of the Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Direct requests for additional copies for the current year or future years to our Corporate Secretary, 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102 or our Investor Relations team at (817) 869-4267.

Stockholders of record residing at the same address and currently receiving multiple copies of the Proxy Statement may contact our registrar and transfer agent, Computershare, to request a single copy be mailed in the future.

Beneficial owners should contact their broker or bank.

14.	How can I vote at the meeting if I am a beneficial owner?

If you are a beneficial owner and want to vote your shares at the Meeting, you will need to ask your bank, broker or other nominee to furnish you with a legal proxy, bring the legal proxy with you to the Meeting and hand it in with a signed ballot that will be provided to you at the Meeting. You will not be able to vote your shares at the Meeting without a legal proxy. If you do not have a legal proxy, you can still attend the Meeting.

We encourage you to vote your shares in advance, even if you intend to attend the Meeting. Please note that if you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the Meeting and vote in person or legally appoint another proxy to vote on your behalf.

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Company Documents, Communications and Stockholder Proposals

1.	How can I view copies of Range’s corporate documents and SEC filings?

Our Corporate Governance Guidelines, Board Committee Charters, By-laws and Code of Business Conduct and Code of Ethics are available under the Corporate Governance section of our website at www.rangeresources.com and are available in printed form upon request by any stockholder. Our SEC filings are also posted on our website and, upon request, we will mail free of charge a copy of the Form 10-K to any stockholder. Direct such requests to our Investor Relations team at (817) 869-4267.

2.	How can I communicate with Range’s Board of Directors or Individual Directors?

Range’s Board of Directors welcomes contact from stockholders or others with an interest in the Company. Interested parties may communicate with the Chairman of our Board of Directors by submitting correspondence to the Corporate Secretary at Range Resources Corporation, 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102, Attention: Chairman of the Board. Any confidential matters intended only for the Chairman may be submitted in a separately enclosed envelope marked “confidential.” Similarly, any correspondence to individual Board members or the Board as a whole can be submitted to the same address and such correspondence will be forwarded to the Board member(s) to whom the correspondence is addressed.

3.	How do I submit a proposal for action at the 2020 Annual Meeting of Stockholders?

A proposal to be acted upon at the 2020 Annual Meeting of Stockholders will only be acted upon:

•	If the proposal is to be included in the proxy statement, pursuant to Rule 14a-8 under the Exchange Act, the proposal is received by our Corporate Secretary on or before December 7, 2019 and the proposal meets the requirements of the applicable rules of the SEC and the requirements of our by-laws.

•	If the proposal is not to be included in the proxy statement according to our by-laws, the proposal is submitted in writing to our Corporate Secretary no earlier than January 14, 2020 and no later than February 13, 2020, and such proposal is, under Delaware General Corporation Law, an appropriate subject for stockholder action, and the notice relating to such proposal meets the requirement of our by-laws.

4.	How do I submit a candidate for election to the Board under the Company’s Proxy Access by-law?

In response to a stockholder proposal submitted to a vote of the Company’s stockholders in May 2015, the Company’s Board of Directors adopted new provisions of the Company’s by-laws to allow a stockholder or group of stockholders that meet certain criteria and requirements to nominate candidates for election to the Board and have such persons included in the Company’s proxy statement. If you wish to do so, you must submit the required information to the Company not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the first anniversary of the date that the Company first distributed its proxy statement to stockholders for the previous year’s Annual Meeting (i.e. April 5 for this proxy statement). Copies of the Company’s by-laws are available on the Company’s website at www.rangeresources.com or upon request addressed to the Company’s Corporate Secretary.

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RANGE RESOURCES CORPORATION
2019 EQUITY-BASED COMPENSATION PLAN

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2019 EQUITY-BASED COMPENSATION PLAN

1.	Purpose

The purpose of the Range Resources Corporation 2019 Equity-Based Compensation Plan (the “Plan”) is to provide a means through which Range Resources Corporation, a Delaware corporation (the “Company”), and its subsidiaries may attract and retain able persons as employees, directors and consultants of the Company and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, or awards the value of which is tied to the performance of the Company’s stock, thereby strengthening their concern for the welfare of the Company and their desire to remain in its employ. A further purpose of this Plan is to provide such employees and directors with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, this Plan primarily provides for granting Incentive Stock Options, options which do not constitute Incentive Stock Options, Restricted Stock Awards, Restricted Stock Units, Stock Appreciation Rights, Phantom Stock Awards, Performance Awards, or any other equity-based award or combination of equity-based awards, as is best suited to the circumstances of the particular individual as provided herein.

2.	Definitions

For purposes of this Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

(a)	“Acquiring Person” means (i) any Person other than the Company, any Subsidiary, any employee benefit plan of the Company or any Subsidiary or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, and (ii) all members of a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934) of which any Person described in clause (i) is a member with respect to the Company’s securities.

(b)	“Annual Incentive Award” means a conditional right granted to a Participant under Section 8(b) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

(c)	“Award” means any Option, SAR (including Limited SAR), Restricted Stock Award, Phantom Stock Award, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under this Plan.

(d)	“Beneficiary” means one or more persons, trusts or other entities which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under this Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(a) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the persons, trusts or other entities entitled by will or the laws of descent and distribution to receive such benefits.

(e)	“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(f)	“Board” means the Company’s Board of Directors.

(g)	“Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions in the state of Texas are authorized or obligated by law or executive order to close.

(h)	“Change in Control” means the occurrence of any of the following events:

(i)	Change in Board Composition. Persons who constitute the members of the Board as of the date hereof (the “Incumbent Directors”), cease for any reason to constitute at least a majority of members of the Board; provided that any Person becoming a director of the Company subsequent to the date hereof shall be considered an Incumbent Director if such Person’s appointment, election or nomination was approved by a vote of at least 50% of the Incumbent Directors; but provided, further, that any such Person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director;

(ii)	Business Combination. Consummation of (x) a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company, whether in one or a series of related transactions, or (y) the acquisition of assets or stock of another entity by the Company (either, a “Business Combination”), excluding, however, any Business Combination pursuant to which:

(A)	Persons who were the beneficial owners, respectively, of the then outstanding shares of common stock, par value $0.01 per share, of the Company (the “Outstanding Stock”) and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company (the “Outstanding Company

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Voting Securities”) immediately prior to such Business Combination beneficially own, upon consummation of such Business Combination, directly or indirectly, more than 50% of the then outstanding shares of common stock (or similar securities or interests in the case of an entity other than a corporation) and more than 50% of the combined voting power of the then outstanding securities (or interests) entitled to vote generally in the election of directors (or in the selection of any other similar governing body in the case of an entity other than a corporation) of the Surviving Corporation (as defined below) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination;

(B)	no Person (other than the Company, any Subsidiary, any employee benefit plan of the Company or any Subsidiary or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company) or group (within the meaning of Rule 13d-5 promulgated under the Exchange Act) (“Group”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (“Beneficial Owner”) of 35% or more of either (x) the then outstanding shares of common stock (or similar securities or interests in the case of an entity other than a corporation) of the Surviving Corporation, or (y) the combined voting power of the then outstanding securities (or interests) entitled to vote generally in the election of directors (or in the selection of any other similar governing body in the case of an entity other than a corporation) of the Surviving Corporation; and

(C)	individuals who were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination constitute at least a majority of the members of the board of directors (or of any similar governing body in the case of an entity other than a corporation) of the Surviving Corporation; where, for purposes of this clause (ii), the term “Surviving Corporation” means the entity resulting from a Business Combination or, if such entity is a direct or indirect Subsidiary of another entity, the entity that is the ultimate parent of the entity resulting from such Business Combination.

(iii)	Stock Acquisition. Any Person (other than the Company, any Subsidiary, any employee benefit plan of the Company or any Subsidiary or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company) or Group becomes the Beneficial Owner of 35% or more of either (x) the Outstanding Stock or (y) the Outstanding Company Voting Securities; provided, however, that for purposes of this Section 2(h)(iii), no Change in Control shall be deemed to have occurred as a result of the following acquisitions: (A) any acquisition directly from the Company; or (B) any acquisition by a Person pursuant to a Business Combination which complies with clauses (A), (B) and (C) of Section 2(h)(ii); or

(iv)	Liquidation. Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company (or, if no such approval is required, the consummation of such a liquidation or dissolution).

(i)	“Change in Control Price” means the amount determined in clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the per share price offered to holders of the same class of Stock of the Company in any merger or consolidation, (ii) the per share value of the Stock immediately before the Change in Control (without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets) in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of the same class of Stock of the Company in any tender offer or exchange offer whereby a Change in Control takes place, or (v) if such Change in Control occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in the foregoing sentence or Section 9(c) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(j)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(k)	“Committee” means a committee of two or more directors designated by the Board to administer this Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act.

(l)	“Dividend Equivalent” means a right, granted to a Participant, either as a component of another Award or as a separate Award, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents granted as a component of another Award shall be subject to restrictions and a risk of forfeiture to the same extent as the other Award.

(m)	“Effective Date” means May 15, 2019.

(n)	“Eligible Person” means all officers and employees of the Company or of any Subsidiary, and other persons who provide services to the Company or any of its Subsidiaries, including directors of the Company. An employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in this Plan.

(o)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(p)	“Executive Officer” means an executive officer of the Company as defined under the Exchange Act.

(q)	“Fair Market Value” means, for a particular day:

(i)	if shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, then the last reported sale price, regular way, on the composite tape of that exchange on that business day or, if no such sale takes place on that business day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to unlisted trading privileges on that securities exchange or, if no such closing prices are available for that day, the last reported sale price,

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regular way, on the composite tape of that exchange on the last business day before the date in question; or

(ii)	if shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and if sales prices for shares of Stock of the same class in the over-the-counter market are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. (“NASDAQ”) National Market System as of the date of determining the Fair Market Value, then the last reported sales price so reported on that business day or, if no such sale takes place on that business day, the average of the high bid and low asked prices so reported or, if no such prices are available for that day, the last reported sale price so reported on the last business day before the date in question; or

(iii)	if shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and sales prices for shares of Stock of the same class are not reported by the NASDAQ National Market System (or a similar system then in use) as provided in subparagraph (ii), and if bid and asked prices for shares of Stock of the same class in the over-the-counter market are reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) as of the date of determining the Fair Market Value, then the average of the high bid and low asked prices on that business day or, if no such prices are available for that day, the average of the high bid and low asked prices on the last business day before the date in question; or

(iv)	if shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and sales prices or bid and asked prices therefor are not reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in subparagraph (ii) or subparagraph (iii) as of the date of determining the Fair Market Value, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes; or

(v)	if shares of Stock of the same class are listed or admitted to unlisted trading privileges as provided in subparagraph (i) or sales prices or bid and asked prices therefor are reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in subparagraph (ii) or subparagraph (iii) as of the date of determining the Fair Market Value, but the volume of trading is so low that the Board of Directors determines in good faith that such prices are not indicative of the fair value of the Stock, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes notwithstanding the provisions of subparagraphs (i), (ii) or (iii).

For purposes of valuing Incentive Stock Options, the Fair Market Value of Stock shall be determined without regard to any restriction other than one that, by its terms, will never lapse. Notwithstanding the foregoing, in the case of an Award that is a Limited SAR, the “Fair Market Value” shall equal the Change in Control Price.

(r)	“Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code or any successor provision thereto.

(s)	“Limited SAR” means a right granted to a Participant under Section 6(c) hereof that may only be exercised or settled in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with Section 6(c), as the Committee may determine.

(t)	“Option” means a right, granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(u)	“Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h) hereof.

(v)	“Participant” means a person who has been granted an Award under this Plan which remains outstanding, including a person who is no longer an Eligible Person.

(w)	“Performance Award” means a right, granted to a Participant under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

(x)	“Person” shall mean any individual, group, partnership, limited liability company, corporation, association, trust, or other entity or organization.

(y)	“Phantom Stock” means a right, granted to a Participant under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

(z)	“Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3).

(aa)	“Restricted Stock” means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(bb)	“Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act, as from time to time in effect and applicable to this Plan and Participants.

(cc)	“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

(dd)	“Stock” means the Company’s Common Stock, par value $.01 per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 9.

(ee)	“Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c) hereof.

(ff)	“Subsidiary” means any corporation or other entity of which a majority of the combined voting power of the outstanding Voting Securities is owned, directly or indirectly, by the Company.

(gg)	“Voting Securities” means with respect to any Person any securities or interests that vote generally in the election of directors, in the admission of general partners or members, or in the selection of any other similar governing body of such Person.

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3.	Administration

(a)	Authority of the Committee. This Plan shall be administered by the Committee except to the extent the Board elects, in order to comply with Rule 16b-3 or for any other reason, to administer this Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan and Rule 16b-3, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the Eligible Persons to whom, and the time or times at which, Awards shall be granted; (iii) determine the amount of cash and the number of shares of Stock, Stock Appreciation Rights, Phantom Stock Rights, or Restricted Stock Awards, or any combination thereof, that shall be the subject of each Award; (iv) determine the terms and provisions of each Award agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of the Options, (B) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted, (C) the effect of termination of employment of a Participant on the Award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) subject to the provisions of Section 5(b), accelerate the time of exercisability of any Option that has been granted; (vi) construe the respective Award agreements and the Plan; (vii) make determinations of the Fair Market Value of the Stock pursuant to the Plan; (viii) delegate its duties under the Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties with respect to making Awards to, or otherwise with respect to Awards granted to, Eligible Persons who are subject to section 16(b) of the Exchange Act; (ix) subject to ratification by the Board, terminate, modify, or amend the Plan; and (x) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. In no event may the Board or the Committee: (i) reprice underwater Options by canceling and regranting Options or by lowering the exercise price, except for adjustments pursuant to Section 9 hereof; (ii) conduct a cash buyout of any underwater Options; (iii) replace an underwater Option with another Award; or (iv) take any other action that would be treated as a repricing under generally accepted accounting principles. The determinations of the Committee on the matters referred to in this Section 3(a) shall be final and conclusive.

(b)	Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to section 16 of the Exchange Act in respect of the Company may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, stockholders, Participants, Beneficiaries, and transferees under Section 10(a) hereof or other persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to section 16 of the Exchange Act in respect of the Company. The Committee may appoint agents to assist it in administering this Plan.

(c)	Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or a Subsidiary, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

4.	Stock Subject to Plan

(a)	Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for delivery in connection with Awards under this Plan shall not exceed the sum of 8,000,000. The maximum number of shares of Stock that may be subject to Incentive Stock Option treatment is 8,000,000.

(b)	Application of Limitation to Grants of Awards. No Award may be granted if (i)(A) the number of shares of Stock to be delivered in connection with such Award or, (B) in the case of an Award relating to shares of Stock but settleable only in cash (such as cash-only SARs), the number of shares to which such Award relates exceeds (ii) the number of shares of Stock remaining available under this Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

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(c)	Availability of Shares Not Delivered under Awards. Shares of Stock subject to an Award under this Plan that expire or are canceled, forfeited or otherwise terminated without a delivery of shares to the Participant will again be available for Awards under this Plan, provided that shares of Stock subject to an Award shall not be again made available for issuance or delivery under this Plan if such shares are (i) tendered or withheld in payment of any exercise or purchase price of an Award or taxes relating to any Award, or (ii) covered by an Award that is settled in cash or in a manner such that some or all of the shares of Stock by the Award are not issued.

(d)	Stock Offered. The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market, in each situation as the Board or the Committee may determine from time to time at its sole option.

5.	Limitations

(a)	Minimum Vesting Requirement. All Awards that are designated to be settled in shares of Stock shall be subject to a minimum vesting requirement of at least one year from the date the Award was granted, and no portion of any such Award may vest or become exercisable earlier than the first anniversary of the date such Award was granted; provided, that the Committee may, in its discretion, provide for full or partial acceleration of the vesting provisions of any Award based on circumstances the Committee deems to be necessary or appropriate. The foregoing minimum vesting requirement shall not apply: (i) with respect to 400,000 shares of stock as a “Carve-Out Exception” (i.e., 5% of 8 million shares), or (ii) to the vesting of an Award that is accelerated as a result of a Change in Control or a Participant’s death or disability.

6.	Specific Terms of Awards

(a)	General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(c)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. subject to the provisions of Section 5(b), The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under this Plan. Except in cases in which the Committee is authorized to require other forms of consideration under this Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b)	Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)	Exercise Price. Each Option agreement shall state the exercise price per share of Stock (the “Exercise Price”); provided, however, that the Exercise Price per share of Stock subject to an Option shall not be less than 100% of the Fair Market Value per share of the Stock on the date of grant of the Option; provided, however, with respect to an Incentive Stock Option, in the case of an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or its parent or any Subsidiary, the Exercise Price shall not be less than 110% of the Fair Market Value per share of the Stock on the date of grant.

(ii)	Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including without limitation cash, Stock, other Awards or awards granted under other plans of the Company or any Subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock subject to Section 6(d). In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued as of the date of exercise.

(iii)	ISOs. The terms of any ISO granted under this Plan shall comply in all respects with the provisions of section 422 of the Code. Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any ISO under section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of this Plan or the approval of this Plan by the Company’s stockholders. Notwithstanding the foregoing, the Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or Subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) subject to any other incentive stock option (within the meaning of section 422 of the Code)) of the Company or a parent or Subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the incentive stock options is granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

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(iv)	No Reload Options. No Option granted under this Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(c)	Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)	Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise or settlement thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise or settlement over (B) the grant price of the SAR as determined by the Committee.

(ii)	Rights Related to Options. A Stock Appreciation Right granted pursuant to an Option shall entitle a Participant, upon exercise or settlement, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Subsection 6(c)(ii)(B). That Option shall then cease to be exercisable or settleable to the extent surrendered. Stock Appreciation Rights granted in connection with an Option shall be subject to the terms of the Award agreement governing the Option, which shall comply with the following provisions in addition to those applicable to Options:

(A)	A Stock Appreciation Right granted in connection with an Option shall be exercisable or settleable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable.

(B)	Upon the exercise or settlement of a Stock Appreciation Right related to an Option, a Participant shall be entitled to receive payment from the Company of an amount determined by multiplying:

(1)	the difference obtained by subtracting the exercise price of a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise or settlement of the Stock Appreciation Right, by

(2)	the number of shares as to which that Stock Appreciation Right has been exercised or settled.

(iii)	Right Without Option. A Stock Appreciation Right granted independent of an Option shall be exercisable or settleable as determined by the Committee and set forth in the Award agreement governing the Stock Appreciation Right, which Award agreement shall comply with the following provisions:

(A)	Each Award agreement shall state the total number of shares of Stock to which the Stock Appreciation Right relates.

(B)	Each Award agreement shall state the time the Stock Appreciation Right will be settled or the time or periods in which the right to exercise the Stock Appreciation Right or a portion thereof shall vest and the number of shares of Stock for which the right to exercise the Stock Appreciation Right shall vest at each such time or period.

(C)	Each Award agreement shall state the date at which the Stock Appreciation Rights shall expire if not previously exercised or settled.

(D)	Each Stock Appreciation Right shall entitle a participant, upon exercise or settlement thereof, to receive payment of an amount determined by multiplying:

(1)	the difference obtained by subtracting the Fair Market Value of a share of Stock on the date of grant of the Stock Appreciation Right from the Fair Market Value of a share of Stock on the date of exercise or settlement of that Stock Appreciation Right, by

(2)	the number of shares as to which the Stock Appreciation Right has been exercised or settled.

(iv)	Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised or settled in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. SARs and Limited SARs may be either freestanding or in tandem with other Awards.

(v)	No Reload SARs. No SAR granted under this Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.

(d)	Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)	Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of this Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)	Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii)	Certificates for Stock. Restricted Stock granted under this Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical

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possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)	Dividends and Splits. Any dividend payments or distributions declared or paid on Restricted Stock shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such dividend payment or distribution has been made. The Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under this Plan, which shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock.

(e)	Phantom Stock. The Committee is authorized to grant Phantom Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

(i)	Award and Restrictions. Satisfaction of an Award of Phantom Stock shall occur upon expiration of the deferral period specified for such Phantom Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Phantom Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Phantom Stock may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Phantom Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii)	Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Phantom Stock), all Phantom Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Phantom Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Phantom Stock.

(iii)	Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Phantom Stock shall be deferred with respect to such Phantom Stock and the amount or value thereof automatically deemed reinvested in additional Phantom Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

(f)	Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Stock to an officer of the Company or a Subsidiary in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee. Notwithstanding anything in this Section 6(f) to the contrary, the number of shares of Stock granted as a bonus, when aggregated with the number of shares of Stock delivered pursuant to other Awards granted pursuant to Section 6(h), may not exceed 10% of the aggregate number of shares of Stock authorized under Section 4(a) for Awards under the Plan.

(g)	Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h)	Other Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under this Plan, may also be granted pursuant to this Section 6(h). In addition, the Committee may grant Performance Awards and Annual Incentive Awards pursuant to Section 8 hereof that are not necessarily denominated, payable, or valued in or otherwise related to Stock. Notwithstanding anything in this Section 6(h) to the contrary, the number of shares of Stock that may be delivered pursuant to Awards granted pursuant to this Section 6(h), when aggregated with the number of shares of Stock granted as a bonus pursuant to Section 6(f), may not exceed 10% of the aggregate number of shares of Stock authorized under Section 4(a) for Awards under the Plan.

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7.	Certain Provisions Applicable to Awards

(a)	Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under this Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary; provided, however, the Committee shall not grant Options with reload features. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Phantom Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price “discounted” by the amount of the cash compensation surrendered).

(b)	Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under section 422 of the Code).

(c)	Form and Timing of Payment under Awards; Deferrals. Subject to the terms of this Plan and any applicable Award agreement, payments to be made by the Company or a Subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including without limitation cash, Stock, other Awards or other property, and may be made in a single payment or transfer, or, with respect to an Award that is not an Option or SAR, in installments or on a deferred basis. The settlement of any Award under this Plan may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control), except to the extent such acceleration would trigger the additional tax under Section 409A of the Code. Installment or deferred payments with respect to Awards other than Options or SARs may be required by the Committee (subject to Section 10(c) of this Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. However, any installment and deferred payment, whether required by the Committee or elected by a Participant, that is not a “short-term deferral,” for purposes of Section 409A of the Code, shall be allowed only as is provided in a separate deferred compensation plan adopted by the Company that complies with Section 409A of the Code. Payment obligations with respect to such installment or deferred payment shall be transferred to such separate deferred compensation plan and thereafter shall be subject to the terms of such deferred compensation plan. This Plan shall not be operated in a manner that results in it constituting an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(d)	Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to section 16 of the Exchange Act shall be exempt from section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under section 16(b).

(e)	Non-Competition Agreement. Each Participant to whom an Award is granted under this Plan may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in competition with the Company or any of its subsidiaries for a period after the termination of such Participant’s employment with the Company and its subsidiaries as determined by the Committee.

8.	Performance and Annual Incentive Awards

(a)	Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and individual performance criteria as set forth in Section 8(a)(i) and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.

(i)	Business and Individual Performance Criteria.

(A)	Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), may be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) increase in revenues; (3) increase in cash flow; (4) increase in cash flow return; (5) return on net assets, return on assets, return on investment, return on capital, or return on equity; (6) economic value added; (7) operating margin or contribution margin; (8) net income; net income per share; pretax earnings; pretax earnings before interest, depreciation and amortization and exploration expense; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; or operating income; (9) total stockholder return; (10) debt reduction; (11) finding and development costs; (12) production growth; or production growth per share; (13) cash flow; or cash flow per share; (14) reserve replacement; or reserves per share growth; and (15) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.

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(B)	Individual Performance Criteria. The grant, exercise and/or settlement of Performance Awards may also be contingent upon individual performance goals established by the Committee.

(ii)	Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee.

(iii)	Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool may be based upon the achievement of a performance goal or goals based on one or more of the criteria set forth in Section 8(a)(i) hereof during the given performance period, as specified by the Committee. The Committee may specify the amount of the Performance Award pool as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.

(iv)	Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall determine the amount, if any, of (A) the Performance Award pool, and the maximum amount of potential Performance Award payable to each Participant in the Performance Award pool, or (B) the amount of potential Performance Award otherwise payable to each Participant. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce or increase the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(b)	Annual Incentive Awards Granted to Designated Covered Employees. The Committee may grant an Annual Incentive Award to any Eligible Person. The grant, exercise and/or settlement of such Annual Incentive Award may be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

(i)	Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(a)(i) hereof during the given performance period. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(ii)	Potential Annual Incentive Awards. The Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established under Section 8(b)(i) hereof or as individual Annual Incentive Awards. The amount potentially payable shall be based on such criteria as shall be established by the Committee.

(iii)	Payout of Annual Incentive Awards. After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

9.	Recapitalization or Reorganization

(a)	Existence of Plans and Awards. The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b)	Subdivision or Consolidation of Shares. The terms of an Award and the number of shares of Stock authorized pursuant to Section 4 for issuance under the Plan shall be subject to adjustment from time to time, in accordance with the following provisions:

(i)	If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then (A) the maximum number of shares of Stock available for the Plan as provided in Section 4 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award shall be increased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii)	If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (A) the maximum number of shares of Stock available for the Plan as provided in Section 4 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award shall

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be decreased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii)	Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Section 9(b), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall promptly give each Participant such a notice.

(iv)	Adjustments under Subsections 9(b)(i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

(c)	Corporate Restructuring. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Option and the share limitations provided in Section 4 shall be adjusted in a manner consistent with the recapitalization. Upon a Change in Control, all Awards outstanding as of the effective time of the Change in Control, other than Performance Awards, shall become immediately fully vested and/or exercisable and shall no longer be subject to a substantial risk of forfeiture or restrictions on transferability, other than those imposed by applicable legislative or regulatory requirements. With respect to Performance Awards, in the event of a Change in Control, the number of Performance Awards that shall vest and shall no longer be subject to a substantial risk of forfeiture or restrictions on transferability, other than those imposed by applicable legislative or regulatory requirements shall be determined as follows: the Committee shall (i) shorten the performance period to end on the date of the Change in Control, (ii) adjust the applicable performance goals as appropriate based on the shortened performance period, and (iii) determine the Performance Awards that shall vest based on the extent to which the applicable performance goals with respect to each such shortened performance period have been met. Notwithstanding the foregoing, with respect to any such compensation that is subject to Section 409A of the Code, the payment of such Award shall be accelerated only upon a “change of control event,” as defined in Section 409A of the Code and the Treasury regulations thereunder.

In addition, upon a Change in Control, the Committee, acting in its sole discretion without the consent or approval of any holder, may effect one or more of the following alternatives, which may vary among individual holders and which may vary among Options held by any individual holder: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised Options and all rights of holders thereunder shall terminate, (2) require the mandatory surrender to the Company by selected holders of some or all of the outstanding Options held by such holders (irrespective of whether such Options are then exercisable under the provisions of this Plan) as of a date, before or after such Change in Control, specified by the Committee, in which event the Committee shall thereupon cancel such Options and pay to each holder an amount of cash per share equal to the excess, if any, of the Change in Control Price subject to such Option over the exercise price(s) under such Options for such shares, (3) provide that the number and class of shares of Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of Stock or other securities or property (including, without limitation, cash) to which the holder would have been entitled pursuant to the terms of the agreement of merger, consolidation, sale of assets, or dissolution, if the holder had been the holder of record of the number of shares of Stock covered by the Award, or (4) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Change in Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding).

(d)	Non-Option Awards. In the event of changes in the outstanding Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 9, any outstanding Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Stock or other consideration subject to such Awards. In the event of any such change in the outstanding Stock, the aggregate number of shares available under this Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(e)	Additional Issuances. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

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10.	General Provisions

(a)	Transferability.

(i)	Permitted Transferees. The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Option, Stock Appreciation Right, Phantom Stock Award or Restricted Stock Award (if such Restricted Stock Award does not require the transfer of consideration by the Participant or the holder other than usual and customary service) after the Company’s initial registration of the Stock under section 12(b) or 12(g) of the Exchange Act, or authorize all or a portion of such Awards to be granted to an Eligible Person to be on terms which permit transfer by such Participant; provided that, in either case the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, any person sharing the Participant’s household (other than a tenant or employee of the Company), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (collectively, “Permitted Transferees”); provided further that, (X) there may be no consideration for any such transfer and (Y) subsequent transfers of Awards transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Award and transfers to other Permitted Transferees of the original holder. Agreements evidencing Awards with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Subsection 10(a)(i).

(ii)	Qualified Domestic Relations Orders. An Option, Stock Appreciation Right, Phantom Stock Award or Restricted Stock Award (if such Restricted Stock Award does not require the transfer of consideration by the Participant or the holder other than usual and customary service) after the Company’s initial registration of the Stock under section 12(b) or 12(g) of the Exchange Act, may be transferred, to a Permitted Transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

(iii)	Other Transfers. Except as expressly permitted by Subsections 10(a)(i) and 10(a)(ii), Awards shall not be transferable other than by will or the laws of descent and distribution except that in the Committee’s discretion a Stock Appreciation Right, Phantom Stock Award (if such Stock Appreciation Right or Phantom Stock Award is not exercisable for Stock and not subject to the Participant’s or holder’s discretion as to the timing or method of payment) or Restricted Stock Award (if such Restricted Stock Award does not require the transfer of consideration by the Participant or the holder other than usual and customary service) may be transferable, however, not for consideration. Notwithstanding anything to the contrary in this Section 10, an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution.

(iv)	Effect of Transfer. Following the transfer of any Award as contemplated by Subsections 10(a)(i), 10(a)(ii) and 10(a)(iii), (A) such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Participant” shall be deemed to refer to the Permitted Transferee, the recipient under a qualified domestic relations order, the estate or heirs of a deceased Participant, or other transferee, as applicable, to the extent appropriate to enable the Participant to exercise the transferred Award in accordance with the terms of this Plan and applicable law and (B) the provisions of the Award relating to exercisability hereof shall continue to be applied with respect to the original Participant and, following the occurrence of any such events described therein the Awards shall be exercisable by the Permitted Transferee, the recipient under a qualified domestic relations order, the estate or heirs of a deceased Participant, or other transferee, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

(v)	Procedures and Restrictions. Any Participant desiring to transfer an Award as permitted under Subsections 10(a)(i), 10(a)(ii) or 10(a)(iii) shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (A) it would give rise to short-swing liability under section 16(b) of the Exchange Act or (B) it may not be made in compliance with all applicable federal, state and foreign securities laws.

(vi)	Registration. To the extent the issuance to any Permitted Transferee of any shares of Stock issuable pursuant to Awards transferred as permitted in this Section 10(a) is not registered pursuant to the effective registration statement of the Company generally covering the shares to be issued pursuant to this Plan to initial holders of Awards, the Company shall not have any obligation to register the issuance of any such shares of Stock to any such transferee.

(b)	Taxes. The Company and any Subsidiary is authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(c)	Changes to this Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of stockholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant

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under any previously granted and outstanding Award. Subject to the provisions of Section 5(b), the Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in this Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.

(d)	Limitation on Rights Conferred Under Plan. Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Subsidiary, (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(e)	Unfunded Status of Awards. This Plan is intended to constitute an “unfunded” plan for certain incentive awards.

(f)	Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable. Nothing contained in this Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

(g)	Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration to the Company in exchange for such Award, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h)	Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of this Plan or any Award agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to section 16(b) of the Exchange Act) or section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed an Option not subject to section 422 of the Code for all purposes of the Plan.

(i)	Governing Law. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Texas, without giving effect to any conflict of law provisions thereof, except to the extent Texas law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

(j)	Conditions to Delivery of Stock. Nothing herein or in any Award granted hereunder or any Award agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of a Restricted Stock Award, the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or vesting of any Restricted Stock Award, require from the Participant (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. No Option or Stock Appreciation Right shall be exercisable and no restriction on any Restricted Stock Award shall lapse with respect to a Participant unless and until the holder thereof shall have paid cash or property to, or performed services for, the Company or any of its Subsidiaries that the Committee believes is equal to or greater in value than the par value of the Stock subject to such Award.

(k)	Plan Effective Date and Stockholder Approval. This Plan was adopted by the Board on May 15, 2019 and became effective upon approval by the stockholders of the Company at the annual meeting occurring May 15, 2019.

IN WITNESS WHEREOF, the Company has caused this Range Resources Corporation 2019 Equity-Based Compensation Plan to be executed May 15, 2019.

RANGE RESOURCES CORPORATION

By:

Name:
Title:

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RANGE RESOURCES

100 THROCKMORTON STREET
SUITE 1200
FORT WORTH, TX 76102

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/14/2019 for shares held directly and by 11:59 P.M. ET on 05/12/2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/14/2019 for shares held directly and by 11:59 P.M. ET on 05/12/2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Brenda A. Cline	☐	☐	☐
1b. Anthony V. Dub	☐	☐	☐
1c. James M. Funk	☐	☐	☐
1d. Steve D. Gray	☐	☐	☐
1e. Christopher A. Helms	☐	☐	☐
1f. Greg G. Maxwell	☐	☐	☐
1g. Steffen E. Palko	☐	☐	☐
1h. Jeffrey L. Ventura	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, LLC or partnership, please sign in full corporate, company or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000410738_1 R1.0.1.18

RANGE RESOURCES CORPORATION
Annual Meeting of Stockholders
May 15, 2019
Proxy Solicited on Behalf of the Board of Directors

The undersigned appoints David P. Poole and David S. Goldberg, and each of them, his/her/its true and lawful agents and proxies with full power of substitution and revocation, solely to vote, as designated on the reverse side hereof, all the Common Stock of Range Resources Corporation which the undersigned has power to vote, with all powers which the undersigned possesses if personally present, at the Annual Meeting of Stockholders of Range Resources Corporation to be held on May 15, 2019, and at any adjournments thereof.

Please mark the appropriate boxes, SEE REVERSE SIDE. Any unmarked box will be voted in accordance with the Board of Directors' recommendations. The shares cannot be voted unless the card is signed and returned.

This proxy is governed by Delaware law and is to be executed for the sole purpose of appointing proxies for the Range Resources Corporation 2019 Annual Meeting.

0000410738_2 R1.0.1.18

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED